Exhibit 99.3

PRO FORMA VALUATION REPORT
MUTUAL HOLDING COMPANY
STOCK OFFERING

Bogota Financial Corp. | Teaneck, New Jersey

HOLDING COMPANY FOR:
Bogota Savings Bank | Teaneck, New Jersey

Dated as of August 23, 2019

4250 North Fairfax Drive, Suite 600

Arlington, Virginia 22203

703.528.1700

rpfinancial.com

August 23, 2019

Board of Directors

Bogota Savings Bank

819 Teaneck Road

Teaneck, New Jersey 07666

Members of the Board of Directors:

At your request, we have completed and hereby provide an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be issued in connection with the stock issuance transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) as originally issued by the Office of Thrift Supervision (“OTS”) and accepted by the Federal Deposit Insurance Corporation (the “FDIC”), the New Jersey State Department of Banking and Insurance (the “Department”), and applicable regulatory interpretations thereof.

Description of Plan of Reorganization and Minority Stock Issuance

The Board of Directors of Bogota Savings Bank (“Bogota” or the “Bank”) adopted the Plan of Reorganization and Minority Stock Issuance (the “Plan”). Pursuant to the Plan, Bogota will reorganize into the “two-tier” mutual holding company form of organization. In connection with the Plan, Bogota has organized a new Maryland stock holding company named Bogota Financial Corp. (“Bogota Financial” or the “Company”), which will issue a majority of its common stock to a newly-formed mutual holding company, named Bogota Financial, MHC (the “MHC”) and sell a minority of its common stock to the public. When the reorganization and minority stock offering are completed, all of the outstanding capital stock of Bogota will be owned by Bogota Financial. The MHC will own a controlling interest in the Company of 55% and the Company will a subsidiary of the MHC.

Bogota Financial will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Plans, Supplemental Eligible Account Holders and Other Depositors as such terms are defined for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated or firm commitment offering.

4250 North Fairfax Drive, Suite 600	Telephone: (703) 528-1700
Arlington, VA 22203	Fax No.: (703) 528-1788
www.rpfinancial.com	Toll-Free No.: (866) 723-0594
E-Mail: mail@rpfinancial.com

Board of Directors

August 23, 2019

At this time, no other activities are contemplated for the Company other than 100% ownership of its subsidiary, the Bank, investment of the net cash proceeds retained at the holding company level and extending a loan to the employee stock ownership plan (the “ESOP”). In the future, Bogota Financial may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for the establishment of a new charitable foundation, the Bogota Savings Bank Charitable Foundation (the “Foundation”). The Foundation’s contribution will be funded with 2.0% of the number of shares of the Company’s common stock to be outstanding at completion of the offering and $250,000 of cash funded by the net proceeds retained by the Company. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Bogota operates and to enable those communities to share in the Company’s long-term growth. The Foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which the Company operates.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for the Appraisal, we are independent of the Bank and the other parties engaged by Bogota to assist in the minority stock offering process.

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, the Bank and the MHC, including the prospectus as filed with the FRB, the FDIC, the Department and the Securities and Exchange Commission (“SEC”). We have conducted a financial analysis of Bogota that has included a review of audited financial information for the years ended 2014 through 2018 and unaudited financial statements as of and for the six months ended June 30, 2019, a review of various unaudited information and internal financial reports through June 30, 2019, and due diligence related discussions with the Bank’s management; Crowe LLP, the Bank’s independent auditor; Luse Gorman, PC, the Bank’s counsel for the stock issuance and Sandler O’Neill & Partners, L.P., the Bank’s marketing advisor in connection with the stock offering. All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which Bogota operates and have assessed Bogota’s relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on Bogota and the industry as a whole. We have analyzed the potential effects of the stock offering on Bogota’s operating characteristics and financial performance as they relate to the pro forma market value of Bogota Financial. We have reviewed the economic and demographic

Board of Directors

August 23, 2019

characteristics of the Bank’s primary market area. We have compared Bogota’s financial performance and condition with selected publicly-traded thrifts in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed the current conditions in the securities markets in general and the market for thrift stocks in particular, including the market for existing thrift issues and initial public offerings by thrifts and thrift holding companies. We have excluded from such analyzes thrifts subject to announced or rumored acquisitions, and/or institutions that exhibit other unusual characteristics.

The Appraisal is based on Bogota’s representation that the information contained in the regulatory applications and additional information furnished to us by Bogota and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by Bogota, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of Bogota. The valuation considers Bogota only as a going concern and should not be considered as an indication of Bogota’s liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for Bogota and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of Bogota Financial’s stock alone. It is our understanding that there are no current plans for selling control of Bogota Financial following completion of the stock offering. To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which Bogota Financial’s common stock, immediately upon completion of the stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of August 23, 2019, the estimated aggregate pro forma market value of the shares to be issued immediately following the minority stock offering, both shares issued publicly as well as to the MHC, equaled $99,489,790 at the midpoint, equal to 9,948,979 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $84,566,320 and a maximum value of $114,413,260. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 8,456,632 at the minimum and 11,441,326 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $131,575,250 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 13,157,525. The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 43.0% ownership interest excluding the issuance of shares to the Foundation. Accordingly, the offering to the public of the minority stock will equal $36,363,510 at the minimum, $42,780,600 at the midpoint, $49,197,700 at the maximum and $56,577,350 at the super maximum of the valuation range. Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 2.0% of the shares issued in the stock issuance, the public ownership of shares will represent 45.0% of the shares issued throughout the valuation range.

Board of Directors

August 23, 2019

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. The appraisal reflects only a valuation range as of this date for the pro forma market value of Bogota Financial immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the stock offering.

RP Financial’s valuation was based on the financial condition and operations of Bogota as of June 30, 2019, the date of the financial data included in the prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

Board of Directors

August 23, 2019

This valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the financial performance and condition of Bogota, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update. The valuation will also be updated at the completion of Bogota Financial’s stock offering.

Respectfully submitted,
RP® FINANCIAL, LC.

Marcus Faust Managing Director
James J. Oren Director

RP® Financial, LC.	TABLE OF CONTENTS i

TABLE OF CONTENTS

Bogota Financial Corp

Teaneck, New Jersey

DESCRIPTION	PAGE NUMBER

CHAPTER ONE OVERVIEW AND FINANCIAL ANALYSIS

Introduction	I.1
Plan of Reorganization	I.1
Strategic Overview	I.2
Balance Sheet Trends	I.4
Income and Expense Trends	I.8
Interest Rate Risk Management	I.11
Lending Activities and Strategy	I.12
Loan Originations, Purchases and Sales	I.17
Asset Quality	I.18
Funding Composition and Strategy	I.18
Subsidiary Operations	I.19
Legal Proceedings	I.19

CHAPTER TWO MARKET AREA

Introduction	II.1
National Economic Factors	II.1
Interest Rate Environment	II.4
Demographic and Economic Trends	II.5
Local Economy	II.7
Market Area Largest Employers	II.8
Market Area Unemployment Data	II.8
Deposit Trends	II.9
Competition	II.10

CHAPTER THREE PEER GROUP ANALYSIS

Peer Group Selection	III.1
Basis of Comparison	III.2
Bogota’s Peer Group	III.3
Financial Condition	III.6
Income and Expense Components	III.8
Loan Composition	III.11
Credit Risk	III.13
Interest Rate Risk	III.13
Summary	III.16

RP® Financial, LC.	TABLE OF CONTENTS ii

TABLE OF CONTENTS

Bogota Financial Corp.

Teaneck, New Jersey

(continued)

DESCRIPTION	PAGE NUMBER

CHAPTER FOUR VALUATION ANALYSIS

Introduction	IV.1
Appraisal Guidelines	IV.1
RP Financial Approach to the Valuation	IV.1
Valuation Analysis	IV.2
1. Financial Condition	IV.3
2. Profitability, Growth and Viability of Earnings	IV.4
3. Asset Growth	IV.6
4. Primary Market Area	IV.6
5. Dividends	IV.7
6. Liquidity of the Shares	IV.9
7. Marketing of the Issue	IV.9
A. The Public Market	IV.9
B. The New Issue Market	IV.14
C. The Acquisition Market	IV.15
8. Management	IV.17
9. Effect of Government Regulation and Regulatory Reform	IV.18
Summary of Adjustments	IV.18
Valuation Approaches: Fully-Converted Basis	IV.18
Basis of Valuation- Fully-Converted/Non Fully-Converted Pricing Ratios	IV.20
1. Price-to-Earnings (“P/E”)	IV.20
2. Price-to-Book (“P/B”)	IV.22
3. Price-to-Assets (“P/A”)	IV.24
Comparison to Recent Offerings	IV.24
Valuation Conclusion	IV.25

RP® Financial, LC.	LIST OF TABLES iii

LIST OF TABLES

Bogota Financial Corp.

Teaneck, New Jersey

TABLE NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheets	I.5
1.2	Historical Income Statements	I.9

2.1	Summary Demographic Data	II.6
2.2	Primary Market Area Employment Sectors	II.7
2.3	Largest Private Employers	II.8
2.4	Unemployment Trends	II.9
2.5	Deposit Summary	II.10
2.6	Market Area Deposit Competitors – As of June 30, 2018	II.11

3.1	Peer Group of Publicly-Traded Thrifts	III.5
3.2	Balance Sheet Composition and Growth Rates	III.7
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.9
3.4	Loan Portfolio Composition and Related Information	III.12
3.5	Credit Risk Measures and Related Information	III.14
3.6	Interest Rate Risk Measures and Net Interest Income Volatility	III.15

4.1	Peer Group Market Area Unemployment Rates	IV.8
4.2	Pricing Characteristics and After-Market Trends	IV.16
4.3	Valuation Adjustments	IV.18
4.4	Public Market Pricing (Fully-Conversion Basis) Versus Peer Group	IV.21
4.5	Public Market Pricing (MHC Basis) Versus Peer Group	IV.23

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.1

I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction

Bogota is a New Jersey-chartered mutual savings bank originally organized in 1893. The Bank is headquartered in Township of Teaneck, Bergen County, New Jersey, in northeastern New Jersey across the Hudson River from New York City. The Bank operates a community banking business through its headquarters office, a limited service facility in a senior living center and an operations office, all of which are located in Teaneck, and a full-service branch office in Bogota Borough, Bergen County. The Bank’s office locations are relatively close together in Bergen County, resulting in a deposit base concentrated in Bergen County. The Bank’s primary market area coverage for lending operations expands beyond Bergen County to other counties in northern and central New Jersey, with concentrations of loans in Essex, Hudson, Monmouth, Morris, Ocean and Passaic Counties. These counties plus Bergen County account for the location of 84% of the Bank’s total loan portfolio. A map of the Bank’s offices is provided in Exhibit I-1. The Bank is a member of the Federal Home Loan Bank (“FHLB”) system, and its deposits are insured up to the regulatory maximums by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”). Bogota is subject to regulatory oversight and examination by the New Jersey Department of Banking and Insurance as its chartering agency and by the FDIC for deposit insurance purposes. At June 30, 2019, Bogota reported $664.0 million in assets, $504.1 million in deposits and equity of $73.5 million, equal to 11.07% of assets. Bogota’s audited financial statements are included by reference as Exhibit I-2.

Plan of Reorganization

The Board of Directors of Bogota Savings Bank (“Bogota” or the “Bank”) adopted the Plan of Reorganization and Minority Stock Issuance (the “Plan”). Pursuant to the Plan, Bogota will reorganize into the “two-tier” mutual holding company form of organization. In connection with the Plan, Bogota has organized a new Maryland stock holding company named Bogota Financial Corp. (“Bogota Financial” or the “Company”), which will issue a majority of its common stock to a newly-formed mutual holding company, named Bogota Financial, MHC (the “MHC”) and sell a minority of its common stock to the public. When the reorganization and minority stock offering are completed, all of the outstanding capital stock of Bogota will be owned by Bogota Financial. Concurrent with the completion of the public stock offering, Bogota will receive at least 50% of the net stock proceeds and the balance will be retained by the Company, after providing funds to

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.2

capitalize the MHC, fund the loan to the employee stock ownership plan and fund the cash contribution to the charitable foundation. The MHC will own a controlling interest in the Company of 55% and the Company will a subsidiary of the MHC. For purposes of this document, the consolidated entity will hereinafter be referred to as Bogota or the Company.

Bogota Financial will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Plans, Supplemental Eligible Account Holders and Other Depositors as such terms are defined for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and further, if appropriate, a syndicated or firm commitment offering.

At this time, no other activities are contemplated for the Company other than full ownership of its subsidiary, the Bank, investment of the net cash proceeds retained at the holding company level and extending a loan to the newly-formed employee stock ownership plan (the “ESOP”). In the future, Bogota Financial may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for the establishment of a new charitable foundation, the Bogota Savings Bank Charitable Foundation (the “Foundation”). The Foundation’s contribution will be funded with 2.0% of the number of shares of the Company’s common stock to be outstanding at completion of the offering and $250,000 of cash funded by the net proceeds retained by the Company. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Bogota operates and to enable those communities to share in the Company’s long-term growth. The Foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which the Company operates.

Strategic Overview

Bogota has been serving Bergen County and northern New Jersey marketplace as a locally-owned and operated financial institution since its founding in 1893. For many years Bogota operated as a traditional thrift institution, originating for portfolio long-term fixed rate residential loans funded with certificates of deposit. In recent years, the Bank has strived to diversify the

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.3

loan portfolio into commercial real estate and multi-family real estate loans, along with a much more modest level of commercial and industrial and construction/land loans. The Bank’s products and services are focused on the lending and investment needs of the local retail and commercial customer base as well as households in the market area. Based on the operating history and growth of the Bank since its founding, the Bank has established, to certain degree, its name recognition and overall reputation in the area. In addition, the Bank views itself as an integral part of the local communities served, and thus has historically strongly supported the retail customer base through providing residential loan products.

The Bank’s conservative credit activities were evident in the national recession of 2007-2009, as conservative lending practices resulted in no lending losses, and Bogota remained profitable over the course of the recession and the eventual economic recovery. Since the end of the great recession, the economic condition of Bergen County, the surrounding region and Bogota’s customer base, have improved such that the local market area economy is currently expanding in terms of population. The current management team has been in place for a number of years, directing the operations of the Bank.

The equity from the stock offering will increase the Bank’s liquidity, leverage and growth capacity and the overall financial strength. Bogota’s higher equity position resulting from the infusion of stock proceeds is anticipated to reduce interest rate risk through enhancing the interest-earning assets to interest-bearing liabilities (“IEA/IBL”) ratio. The increased equity is expected to reduce overall funding costs for the asset base. The Bank will be better positioned to pursue growth and revenue diversification. The projected use of proceeds is highlighted below.

•

The Company. The Company will retain a portion of the net conversion proceeds. At present, the net funds retained at the holding company level are expected to be initially invested primarily into short-term liquid investments, after providing funds to capitalize the MHC, fund the loan to the employee stock ownership plan and fund the cash contribution to the charitable foundation. Over time, the funds may be utilized for various other corporate purposes.

•

The Bank. 50% of the net conversion proceeds will be infused into the Bank as cash and equity. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are expected to be deposited as an interest-earning deposit, providing additional funds for reinvestment in earning assets.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.4

With the Bank’s enhanced equity position, following the completion of the offering, Bogota intends to continue to pursue the following strategies in order to operate as a well-capitalized and profitable community bank focused on meeting the needs of individuals, small businesses, and community organizations in Bergen County and the related regional market area:

•	Continue to focus on residential real estate lending, both first and second position security;

•	Emphasize commercial real estate/multi-family lending;

•	Increase core deposits, with an emphasis on low cost demand deposits;

•	Expand market area coverage through branch or whole-bank acquisitions or fee-based businesses;

•	Continue to emphasize operating efficiencies and cost controls, including use of technology;

•	Manage credit risk to maintain a low level of nonperforming assets through a strict and disciplined credit culture.

Balance Sheet Trends

Table 1.1 presents the Bank’s historical balance sheet data for the most recent five fiscal years and as of June 30, 2019 reflects data for Bogota as a mutual savings bank. Over this period, Bogota’s total assets have increased at a 4.6% annual rate, with loans receivable, representing the majority of the asset base, increasing at a 5.0% annual rate, a slightly higher rate than assets over the same time period.

Assets have steadily increased since fiscal 2014 as a result of efforts and strategies put into place by directors and management. Funding for such growth consisted of deposits, while borrowings have declined over the past four and one-half years. Newly added funds were directed to various categories within the asset base, including the loan portfolio, which has been maintained at approximately 80% of assets over the time period shown in Table 1.1. Cash and investments have been maintained at sufficient levels for liquidity purposes, while some funds have been placed into bank owned life insurance (“BOLI”). Equity reached $73.5 million at June 30, 2019 or 11.07% of assets. A summary of Bogota’s key operating ratios for the past five years is presented in Exhibit I-3.

A key long-term business strategy of Bogota is to maintain a significant investment in whole loans receivable. As such, the Bank’s loan portfolio totaled $538.1 million, or 81.0% of assets at June 30, 2019, an increase from $431.9 million, or 79.6% of assets as of December 31, 2014. From fiscal 2014 through June 30, 2019, the increase in the loan balance was enabled

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.5

Table 1.1

Bogota Savings Bank

Historical Balance Sheets

													12/31/14- 6/30/2019 Annualized Growth Rate

	As of December 31,										As of June 30,
	2014		2015		2016		2017		2018		2019

	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$542,379	100.00%	$563,848	100.00%	$623,301	100.00%	$641,142	100.00%	$665,009	100.00%	$663,951	100.00%	4.60%
Cash and equivalents	17,432	3.21%	21,009	3.73%	41,492	6.66%	22,558	3.52%	24,518	3.69%	25,139	3.79%	8.48%
Investment Securities AFS	22,173	4.09%	12,647	2.24%	15,009	2.41%	11,800	1.84%	13,600	2.05%	13,340	2.01%	-10.68%
Investment Securities HTM	51,286	9.46%	50,603	8.97%	48,593	7.80%	63,761	9.94%	70,049	10.53%	57,322	8.63%	2.50%
Loans receivable (net)	431,911	79.63%	456,614	80.98%	488,587	78.39%	513,590	80.11%	526,670	79.20%	538,052	81.04%	5.00%
Bank owned life insurance	5,026	0.93%	7,724	1.37%	16,068	2.58%	16,548	2.58%	17,004	2.56%	17,206	2.59%	31.45%
Premises and equipment (net)	4,861	0.90%	4,698	0.83%	4,670	0.75%	4,446	0.69%	4,657	0.70%	4,212	0.63%	-3.13%
FHLB Stock	6,372	1.17%	6,841	1.21%	4,856	0.78%	5,403	0.84%	4,684	0.70%	4,818	0.73%	-6.02%
Other Assets	3,318	0.61%	3,712	0.66%	4,026	0.65%	3,036	0.47%	3,827	0.58%	3,862	0.58%	3.43%
Deposits	$362,088	66.76%	$373,843	66.30%	$477,698	76.64%	$476,456	74.31%	$510,293	76.73%	$504,109	75.93%	7.63%
Borrowings	117,254	21.62%	122,689	21.76%	74,570	11.96%	89,231	13.92%	74,639	11.22%	78,365	11.80%	-8.57%
Other Liabilities	6,472	1.19%	6,741	1.20%	6,690	1.07%	7,147	1.11%	7,599	1.14%	7,988	1.20%	4.79%
Equity	$56,565	10.43%	$60,575	10.74%	$64,343	10.32%	$68,308	10.65%	$72,478	10.90%	$73,489	11.07%	5.99%
MEMO: AFS Adjustment	($259)	-0.05%	($374)	-0.07%	($414)	-0.07%	($350)	-0.05%	($317)	-0.05%	($276)	-0.04%
Loans/deposits	119.28%		122.14%		102.28%		107.79%		103.21%		106.73%
Offices open	2		2		2		2		2		2

(1)	Ratios are as a percent of ending assets.

Source: Bogota SB’s audit reports, preliminary prospectus.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.6

though the overall increase in balance sheet funding. The combination of the increase in loans receivable as a percent of assets and the additional use of deposits to fund assets resulted in the loan/deposit ratio decreasing from 119.3% at December 31, 2014 to 106.7% at June 30, 2017.

Bogota‘s investment in loans reflects the Bank’s historical concentration in traditional long-term fixed rate 1-4 family residential loans, along with a level of diversity into commercial real estate and multi-family lending. The 1-4 family residential loan portfolio comprised approximately 72% of total loans as of June 30, 2019. In recent years, the Bank has pursued additional lending in the areas of commercial real estate, construction/land and commercial and industrial loans, resulting in a decline in the 1-4 family residential portfolio as a portion of the loan portfolio. 1-4 family residential loans (1st and 2nd position) were $365.3 million, or 84.6% of loans at December 31, 2014, increasing to $413.5 million or 76.8% of loans at June 30, 2019. The commercial real estate/multifamily lending activities represent a primary part of the Bank’s business strategy to maximize revenue (in terms of yield on portfolio loans) and provide benefits in areas such as interest rate risk. Further, Bogota has recently begun originating construction/land loans (in 2015) and commercial and industrial loans (in 2018) although such loans comprised less than 1% of total loans as of June 30, 2019. Similarly, consumer loans have historically been limited to small amounts of personal loans to consumers.

The intent of the Bank’s cash and investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting Bogota’s cash operating needs and credit and interest rate risk objectives. Historically, the level of cash and equivalents has remained in the range of 3% to 4% of assets, which has been sufficient for daily operational needs. The ratio equaled 3.79% as of June 30, 2019.

Regarding the investment securities portfolio, as of June 30, 2019 the Bank held investments both as available for sale (“AFS”) and as held to maturity (“HTM”), and the portfolio is managed in concert with the overall asset/liability management policy guidance and to maximize revenue. As of June 30, 2019, securities classified as AFS and HTM equaled 18.9% and 81.1% of total investments, respectively. The investment portfolio consisted of a variety of investment types, including U.S. government agency securities, mortgage backed securities, municipal bonds and corporate bonds, with the AFS portion of the portfolio consisting of mortgage backed securities and corporate bonds. The only other investment security consisted of the required equity investment of FHLB of New York of $4.8 million. The level of cash and investments is anticipated to increase initially following the stock offering, pending gradual redeployment into higher yielding loans. The practice of holding a majority of the investment security portfolio as HTM reflects the Bank’s intent to hold securities until maturity. Details of the Bank’s investment securities portfolio are presented in Exhibit I-4.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.7

Bogota owns the corporate office/full service office in Teaneck and the original main office in Bogota. The limited service facility in a senior living center and an operations office, both of which are located in Teaneck, are leased and have minimal investment in fixed assets. The corporate office building accounts for most of the fixed assets investment on the balance sheet. This office, along with investment in the Bogota branch office and the two leased offices (including land, buildings, and furniture, fixtures and equipment), totaled $4.2 million, or 0.6% of assets as of June 30, 2019. The investment in fixed assets has declined somewhat since fiscal 2014 as the existing offices have depreciated in carrying value and there have been no significant investments made in fixed assets.

Reflecting favorable asset quality, Bogota has not recorded a balance of other real estate owned (“OREO”) over the period from 2014 to 2019. Bogota maintains an investment in bank-owned life insurance (“BOLI”) policies, as a source of funding for employee benefit expenses and to provide tax-advantaged income. As of June 30, 2019, the cash surrender value of the Bank’s BOLI equaled $17.2 million or 2.59% of assets.

Since December 31, 2014, Bogota’s funding needs have been provided by retail deposits, borrowings and retained earnings. In contrast to the modest but relatively steady increase in assets, the balance of the Bank’s deposits has increased at a higher pace since 2014, recording an annualized growth rate of 7.6%. As a result of the relative growth in assets, the proportion of assets funded with deposits has increased from 66.8% to 75.9% since fiscal 2014. The Bank maintains a concentration of deposits in certificates of deposit (reflective of the traditional thrift operations), which comprised 80.6% of deposits at June 30, 2019, with this ratio increasing from 67.7% as of December 31, 2016.

Offsetting the faster growth in deposits, the use of borrowings as a funding source has declined over the time period shown in Table 1.1. Borrowings use is generally based on the indicated cost of these funds in comparison to deposits, and the respective term for interest rate risk management purposes, along with the ability to obtain such funds in a timely manner to support the lending and overall growth objectives. As indicated in Table 1.1, borrowings have declined since fiscal 2014 at an annual rate of 8.6%, and totaled $78.5 million, or 11.8% of assets as of June 30, 2019.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.8

The balance of equity increased between fiscal 2014 and June 30, 2019 as Bogota recorded consistent profitable operations. Reflecting the combination of this increase in equity and the increase in assets over that time period, the equity-to-assets ratio has remained in the range of 10% to 11% of assets over that time period, and equaled 11.07% at June 30, 2017. All of the Bank’s equity is tangible, and the Bank maintained surpluses relative to all of its regulatory capital requirements at June 30, 2019. The pro forma return on equity (“ROE”) is expected to initially decline given the increased equity position.

Income and Expense Trends

Table 1.2 presents the Bank’s income and expense trends over the past five fiscal years and for the 12 months ended June 30, 2019. The table reveals the Bank has recorded consistently profitable operations over the time period, and profitability has averaged 0.65% of average assets since fiscal 2014. Non-operating items have been substantially limited and consistent only of gains on the sale of investment securities and expenses related to a data processing system conversion in the most recent period. Net interest income and operating expenses represent the primary components of the Bank’s income statement. Other revenues for the Bank largely are derived from customer service fees and charges on the deposit base and lending operations, along with a modest amount of gains on the sale of loans through fiscal 2016. The level of loan loss provisions has remained low reflecting favorable asset quality trends since fiscal 2014.

Bogota’s net interest income to average assets ratio has reflected the impact of market interest rate trends and internal lending strategies over the time period shown in Table 1.2. Net interest income as a percent of average assets has decreased from a high of 2.58% during fiscal 2014 to 1.81% for the most recent 12-month period. The net interest income ratio is impacted by several factors, including: (1) the high proportion of loans on the balance sheet as a percent of assets; (2) the relatively significant fixed rate residential loan portfolio and increasing diversification into higher yielding commercial real estate, construction and non-real estate loans; (3) through 2016, the prevailing low interest rate environment, which kept deposit funding costs low and the increasing interest rate environment since early 2017; and (4) the relatively modest level of non-accruing loans, which would act to reduce the level of interest income recognized. Interest income as a percent of average assets has remained relatively stable in the range of 3.20% to 3.40% since fiscal 2014, with such ratio equaling 3.43% for the 12 months ended June

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.9

Table 1.2

Bogota Savings Bank

Historical Income Statements

	For the Fiscal Year Ended December 31,										12 Months Ended,
	2014		2015		2016		2017		2018		June 30, 2019
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)
Interest income	$17,747	3.40%	$18,179	3.30%	$19,043	3.20%	$20,435	3.30%	$21,986	3.35%	$22,527	3.43%
Interest expense	(4,308)	-0.83%	(4,844)	-0.88%	(6,058)	-1.02%	(6,525)	-1.05%	(8,757)	-1.33%	(10,645)	-1.62%

Net interest income	13,439	2.58%	13,335	2.42%	12,985	2.18%	13,910	2.25%	13,229	2.02%	11,882	1.81%
Provisions for loan losses	(100)	-0.02%	(75)	-0.01%	(100)	-0.02%	(100)	-0.02%	0	0.00%	0	0.00%

Net interest income after provisions	13,339	2.56%	13,260	2.41%	12,885	2.17%	13,810	2.23%	13,229	2.02%	11,882	1.81%
Non-interest income	163	0.03%	323	0.06%	476	0.08%	615	0.10%	614	0.09%	564	0.09%
Gain on sale of loans	92	0.02%	106	0.02%	159	0.03%	0	0.00%	0	0.00%	0	0.00%
Non-interest expense	(6,647)	-1.27%	(7,160)	-1.30%	(7,483)	-1.26%	(7,893)	-1.27%	(8,316)	-1.27%	(8,445)	-1.29%

Net operating income	6,947	1.33%	6,529	1.19%	6,036	1.01%	6,532	1.05%	5,527	0.84%	4,001	0.61%
Non-operating income/exp.
Gains on sale of securities	45	0.01%	140	0.03%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Data processsing contract termination costs	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	(368)	-0.06%
Income before taxes	6,992	1.34%	6,669	1.21%	6,036	1.01%	6,532	1.05%	5,527	0.84%	3,633	0.55%
Provision for taxes	(2,769)	-0.53%	(2,543)	-0.46%	(2,229)	-0.37%	(2,630)	-0.42%	(1,391)	-0.21%	(876)	-0.13%

Net income (loss)	$4,223	0.81%	$4,126	0.75%	$3,807	0.64%	$3,902	0.63%	$4,136	0.63%	$2,757	0.42%
Memo:
Expense Coverage Ratio (%)	202.18%		186.24%		173.53%		176.23%		159.08%		140.70%
Efficiency Ratio (%)	48.54%		52.02%		54.95%		54.34%		60.07%		67.85%
Return on Average Equity (%)	4.03%		7.01%		6.06%		5.85%		5.85%		3.82%
Effective Tax Rate (%)	39.60%		38.13%		36.93%		40.26%		25.17%		24.11%

(1)	Ratios are as a percent of average assets.
(2)	The Tax Cuts and Jobs Act (“Tax Act”) enacted December 22, 2017, reduced the Federal corporate tax rate from 34% to 21%, effective January 1, 2018

Source:	Bogota SB’s audit reports, preliminary prospectus.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.10

30, 2019. Interest expense as a percent of average assets has increased steadily since fiscal 2014, rising from 0.83% for fiscal 2014 to 1.62% for the most recent 12-month period, reflecting in part the impact of increases in market interest rates since late 2016 by the Federal Reserve. Further, Bogota’s deposit base has a significant proportion in certificates of deposit (“CDs”), which generally carry a higher rate than core deposits. In addition, the use of borrowed funds by Bogota since fiscal 2014 also tends to increase funding costs, as borrowings are in general higher costing funds. The Bank’s interest rate spreads and yields and costs for the past three and one-half years are set forth in Exhibits I-3 and I-5.

Non-interest operating income has historically been a modest contributor to the Bank’s income statement and averaged 0.08% of average assets for fiscal years and 12 months ended 2014 through June 30, 2019 and equaled 0.09% of average assets for the most recent 12-month period. Bogota does not recognize notable levels of fee income from typical sources such as deposit account fees given the concentration of CDs in the deposit portfolio, and the recent increase in non-interest income is from in part the BOLI investment income. For the 12 months ended June 30, 2019, non-interest income totaled $564,000, or 0.09% of average assets.

In fiscal years 2014 through 2016 the Bank had followed a strategy of selling long-term fixed rate residential loans into the secondary market, all on a servicing retained basis. Thus, the Bank recorded income on gains on sale of loans sold. Since fiscal 2017, the Bank has not sold loans, and as of June 30, 2019, the Bank maintained a loans serviced for others portfolio of $15.1 million and a corresponding capitalized mortgage servicing rights of $31,000.

Operating expenses represent the other major component of the Bank’s income statement, and as shown in Table 1.2, such expenses have remained relatively stable as a percent of average assets and have increased in dollar amount since 2014. Total operating expenses equaled $8.4 million, or 1.29% of average assets during the 12 months ended June 30, 2019. The Bank benefits from the operation of only two full-service offices, which minimizes personnel and other operating costs, particularly in relation to the overall asset size of the Bank. The increase in the dollar amount of operating expenses since 2014 reflects general inflation costs, the overall costs of operations and increases in compensation/benefits for employees to staff the various operating departments of the Bank, including the lending operations, along with higher data processing costs. Additional pressure on increasing operating expenses may include higher data processing and marketing costs as the Bank attempts to continue to grow the balance sheet and loan portfolio. Upward pressure will be placed on the Bank’s expense ratio following the stock offering, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans, auditing and legal costs.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.11

The trends in the net interest income and operating expense ratios since fiscal 2014 have caused the expense coverage ratio (net interest income divided by operating expenses) to decrease gradually from a high of 202.2% in fiscal 2014 to 140.7% for the period ending June 30, 2019 as the operating expense ratio has remained relatively stable while the net interest income ratio has declined. Also reflecting a similar trend, Bogota’s efficiency ratio (operating expenses as a percent of the sum of net interest income and other operating income, including mortgage banking income) has increased from 48.5% for fiscal 2014 to 67.9% for the 12 months ended June 30, 2019.

As noted earlier, loan loss provisions have had a modest impact on the income statement as Bogota has maintained favorable asset quality ratios and recorded limited asset charge offs. Loan loss provisions have averaged $62,500 over the time period in Table 1.2, and there were zero loan loss provisions booked for the 12 months ended June 30, 2019. As of June 30, 2019, the ALLL equaled 164.17% of non-performing loans and 0.38% of total loans receivable. Exhibit I-6 sets forth the Bank’s allowance for loan loss activity during the past five and one-half years.

Non-operating items have had a minimal impact on the Bank’s income statement since fiscal 2014 and have consisted of gains on the sale of investment securities in 2014 through 2016, and expenses related to a data processing system conversion in the most recent period.

Bogota’s effective tax rate was in the range of 35% to 40% through fiscal 2017, reflecting the marginal federal and state tax rates and offset for certain items, including the tax-advantaged income from the BOLI investment. For fiscal 2018 and the most recent 12 months, the Bank recorded tax rates of approximately 25%. In 2018, the Bank’s marginal effective statutory federal tax declined to 21% pursuant to federal tax law changes and the overall marginal effective tax rate is currently 26.50%, and this is the rate utilized to calculate the net reinvestment benefit from the offering proceeds.

Interest Rate Risk Management

Bogota’s balance sheet is liability-sensitive in the shorter-term and, thus, the net interest margin will typically be unfavorably affected during periods of rising and higher interest rates. Bogota measures its interest rate risk exposure by use of the net portfolio value of equity (“NPV”) methodology, which provides an analysis of estimated changes in the Bank’s NPV under the assumed instantaneous changes in the U.S. treasury yield curve. Utilizing figures as of June 30, 2019, based on a 2.0% instantaneous and sustained increase in interest rates, the NPV model indicates that the Bank’s NPV would decrease by 23.0% (see Exhibit I-7).

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.12

The Bank pursues strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities. The Bank manages interest rate risk from the asset side of the balance sheet through diversifying into other types of lending beyond 1-4 family permanent fixed rate mortgage loans such as originating commercial real estate, commercial business and construction/land loans, all of which have shorter terms to repricing or maturity, and carry higher interest rates. On the liability side of the balance sheet, management of interest rate risk has been pursued through attempting to retain the balance of deposits in lower cost and less interest rate sensitive transaction and savings accounts and attempting to lengthen the term-to-maturity of the CD portfolio. The Bank has also lengthened the term-to-maturity of the borrowings portfolio, to the extent possible. Core deposits, which consist of transaction and savings accounts, comprised 19.4% of the Bank’s deposits at June 30, 2019. As of December 31, 2017, of the Bank’s total loans due after December 31, 2018, ARM loans comprised 13.9% of those loans (see Exhibit I-8). In addition, the Bank maintains a notable balance of cash and cash equivalents, which provide for short-term to maturity funds on the balance sheet. Finally, the Bank maintains an equity position of over 11% of assets, representing interest-free funds that can be used to fund earning assets. The infusion of stock proceeds will serve to further limit the Bank’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Bank’s equity will lessen the proportion of interest rate sensitive liabilities funding assets.

There are numerous limitations inherent in interest rate risk analyses such as the credit risk of Bank’s loans pursuant to changing interest rates. Additionally, such analyses do not measure the impact of changing spread relationships, as interest rates among various asset and liability accounts rarely move in tandem, as the shape of the yield curve for various types of assets and liabilities is constantly changing in response to investor perceptions and economic events and circumstances.

Lending Activities and Strategy

Bogota operates two principal lending activities: (1) the origination of 1-4 family residential first and second position mortgage loans, originated for retention in portfolio; and, (2) commercial real estate and multifamily lending as part of a commercial lending focus. In recent periods,

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.13

Bogota has also begun originating commercial and industrial and construction/land loans in an effort to diversify its overall loan portfolio, shorten the term-to-maturity or repricing, and increase the overall yield earned on loans. Details of the Bank’s loan portfolio composition are shown in Exhibit I-9, while Exhibit I-10 provides details of the Bank’s loan portfolio by contractual maturity date.

Residential Real Estate Lending

Bogota’s historical lending focus has been the origination of first position fixed-rate 1-4 family residential real estate loans. Loans are originated for portfolio as the Bank has not sold loans in the last several years. As of June 30, 2019, residential first position mortgage loans equaled $386.2 million, or 71.5% of total loans, with adjustable rate loans totaling approximately 19% of total residential first mortgage loans. As shown in Exhibit I-9, while the balance of first position residential mortgage loans has increased since December 31, 2014, other loan types have grown in balance at a higher rate, given the higher focus on other lending activities.

Bogota’s first mortgage loans are generally underwritten to Freddie Mac and Fannie Mae origination guidelines and thus are deemed to be “conforming” loans. Most of the 1-4 family mortgage loans are secured by residences in the Bergen Country market surrounding the office locations, along with contiguous counties and other counties in northern and central New Jersey. Loan-to-value ratios (“LTV”) of mortgage loans are generally limited to 80% LTV or the purchase price, whichever is lower, or a ratio of 90% if the loans carry private mortgage insurance. LTV ratios for condominiums or townhouses are limited to 75%. Fixed rate 1-4 family residential real estate loans typically have terms of up to 30 years, while adjustable rate loans have an initial fixed interest rate period of one to ten years, followed by annual adjustments to the interest rate, with a 2% period cap on changes in interest rates and a 5% lifetime interest rate cap. Interest rates are generally based on U.S. Treasury rates of a similar term. Bogota does not offer “interest only” “negative amortization”, subprime or Alt-A loans, which have higher risk underwriting characteristics.

Commercial Real Estate/Multi-Family Lending

As of June 30, 2019, commercial real estate/multi-family loans totaled $120.8 million, or 22.4% of the total loan portfolio, versus $68.4 million, or 15.8% of loans as of December 31, 2014. The balances of these loans have been trending upward in recent years due to the Bank’s focus to diversify its loan portfolio and increase yield. These types of loans are attractive credits given the higher yields, larger balances, shorter duration and prospective relationship potential.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.14

Commercial real estate loans (“CRE”) totaled $64.8 million as of June 30, 2019, with 43% of such loans secured by owner-occupied property. The Bank generally originates CRE loans with maximum terms of 10 years based on a 25-year amortization schedule, and loan-to-value ratios of up to 70% of the appraised value of the property for loans that are originated in-house and 60% of the appraised value of the property for loans received from brokers. A number of loan brokers are used as loan sources for CRE loans. Such loans typically have fixed rates or an adjustable rate which generally adjusts every three, five, seven and ten years that is indexed to the Federal Home Loan Bank advance rate, plus a margin, subject to an interest rate floor. All CRE loans are subject to underwriting procedures and guidelines, including requesting borrowers to have three months of operating expenses and loan payment reserves in a liquid account.

These loans are generally priced at a higher rate of interest, have larger balances and involve a greater risk profile than 1-4 residential mortgage loans. Often the payments on commercial real estate loans are dependent on successful operations and management of the property. When originating commercial real estate loans, the Bank evaluates the qualifications and financial condition of the borrower, as well as the value and condition of the property securing the loan. The Bank will also generally require and obtain personal guarantees from the principals. The commercial real estate loans are generally secured by office buildings, industrial facilities, retail facilities and other types of commercial property, and 1-4 family owner-occupied and non-owner occupied investment properties in the primary market area.

Multi-family loans, which totaled $58.6 million as of June 30, 2019, are typically secured by properties consisting of five or more rental units, with the properties within the lending primary market area. Multi-family residential real estate loans are generally balloon loans, either carrying a fixed rate of interest, or with adjustable rates with terms and amortization periods of up to 25 years. The maximum loan-to-value ratio of multi-family property loans is generally 75% for loans originated in-house and 60% for loans received from brokers. As with CRE loans, when originating multi-family loans, the Bank evaluates the qualifications and financial condition of the borrower, as well as the value and condition of the property securing the loan. The Bank may also require and obtain personal guarantees from the principals, and generally requires a debt service coverage ratio of at least 125%.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.15

Construction Loans

Construction loans representing an area of lending diversification for Bogota, begun in fiscal 2015, and such loans totaled $3.3 million, or 0.6% of loans as of June 30, 2019. Construction loans are made both to individuals and builders to finance the construction of 1-4 family residential properties and commercial and multi-family properties located within the general lending market area. The Bank does not originate speculative construction loans, and the Bank did not have any such loans outstanding as of June 30, 2019. Residential construction-to-permanent loans generally are interest-only, with up to a one-year term and are adjustable rate. Upon completion of construction, these loans convert to fixed rate permanent loans. LTV ratios on 1-4 family residential property generally will not exceed 80% of appraised value on completed basis. The Bank originates residential land acquisition loans, structured as two-year interest only balloon loans, with a fixed rate plus a margin. LTV ratios on these loans does not exceed 50% of the value of the land for an unimproved lot and 75% of the value of the land for an improved lot.

Bogota originates commercial construction loans or land acquisition loans which typically involve local developers. Commercial construction loans are interest-only loans that provide for the payment of interest during the construction phase, which is usually up to 24 months. The interest rate is generally a variable rate based on an index rate, typically the prime rate, LIBOR or Treasury rate, plus a margin. At the end of the construction phase, the loan generally converts to a permanent commercial real estate mortgage loan, but in some cases it may be payable in full. Construction loans for the construction of one- to four-family residential developments do not convert to permanent residential real estate loans. Loans can be made with a maximum loan-to-value ratio of 75% of the appraised market value upon completion of the project or a maximum loan-to-value ratio of 50% for raw land.

Construction loans generally involve greater credit risk than improved owner-occupied real estate lending. Bogota reviews and inspects each property before disbursement of loan funds, and also requires detailed cost estimates to complete the construction project and an appraisal of the property.

Commercial Business Loans

As part of the strategy of diversifying the loan portfolio, Bogota originates commercial business loans and lines of credit on non-real estate commercial business assets. The Bank originates commercial business loans to small businesses, professionals and sole proprietorships located in its market area. Such lending began in fiscal 2018, and as of June 30, 2019, the Bank had $2.5 million of commercial business loans in portfolio, equal to 0.5% of total loans. Bogota encourages the borrowers to maintain their primary deposit accounts with the Bank.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.16

Commercial business loans include term loans and lines of credit and are originated with a maximum amount of $500,000 and secured by accounts receivable, inventory or other business assets. Lines of credit typically carry variable interest rates tied to the prime rate of interest that adjust annually or are tied to an index. Term loans are usually fixed rate loans for equipment and have terms of up to seven years tied to a comparable FHLB of New York advance rate plus a margin and a maximum LTV ratio of 70%. Commercial business loans have greater credit risk compared to 1-4 family residential real estate loans, because the availability of funds for the repayment of commercial business loans are dependent on the success of the business and the general economic environment of the Bank’s market area. The Bank generally considers the financial statements, debt service capabilities, cash flows and the Bank’s history of the borrower, and generally required a debt service coverage ratio of at least 125%.

Consumer Lending (including Home Equity/HELOCs)

To a minor extent, Bogota originates personal consumer loans to individuals who reside or work in the Bank’s market area, including loans secured by second mortgage loans, home equity lines of credit and personal consumer loans. As of June 30, 2019, personal consumer loans totaled $559,000. The Bank offers such loans as a convenience to customers and does not emphasize such loans. These loans help to expand and create stronger customer relationships and opportunities for cross-marketing. Consumer loans have greater risk compared to mortgage loans, due to their dependence on the borrower’s continuing financial stability.

Home equity loans and lines of credit are multi-purpose loans used to finance various home or personal needs, where a one- to four-family primary or secondary residence serves as collateral. The Bank generally originate home equity loans and lines of credit of up to $500,000 with a maximum loan-to-value ratio of 70% (75% if Bogota holds the first lien position) and $300,000, with a maximum loan-to-value ratio of 80% and terms of up to 30 years. Home equity lines of credit have adjustable rates of interest that are based on the prime interest rate published in The Wall Street Journal, plus a margin, and reset monthly. Home equity lines of credit are secured by residential real estate in a first or second lien position.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.17

Loan Originations, Purchases and Sales

All lending activities are conducted by bank personnel located at the office locations, underwritten pursuant to bank policies and procedures. Loan sources typically include loan officers, marketing efforts, the existing customer base, walk-in customers and referrals from real estate brokers, builders and attorneys.

As a supplement to the in-house loan originations of one- to four-family residential real estate loans, beginning in 2013, the Bank entered into agreements with unaffiliated mortgage banking companies as a source for additional loans. Bogota currently has five such broker relationships. Loans provided by the brokers are funded by the mortgage broker and then sold to Bogota after completion of an internal underwriting analysis. The Bank uses the same parameters in evaluating these loans as is done for in-hose originations of one- to four-family residential real estate loans.

For each purchased loan, the Bank generally pays a fixed aggregate fee as a percentage of the loan balance. For the six months ended June 30, 2019 and for the years ended December 31, 2018 and 2017, Bogota purchased for portfolio $10.0 million, $26.5 million and $11.1 million, respectively, of loans from mortgage brokers. As part of purchasing the loans, the Bank acquires the servicing rights to the loans to best assist the customer relationship. The purchased loans are acquired from these mortgage brokers without recourse or any right against the mortgage banking company to require the loans to be repurchased from us. The fee paid to acquire the loan and servicing rights is deferred as part of the loan balance and amortized over the contractual life of the loan under the interest method. The Bank purchases for portfolio both fixed- and adjustable-rate one- to four-family real estate loans, with maturities up to 30 years with a per loan limit of $1.0 million.

Bogota has historically purchased whole loan packages in the past, including the one- to four-family residential real estate loans described above. However, the Bank purchases participation interests in primarily commercial real estate and multi-family loans. Such loans are underwritten according to the Bank’s underwriting criteria and procedures. At June 30, 2019, the outstanding balances of loan participations where Bogota is not the lead lender totaled $22.1 million, all of which were commercial or multi-family real estate loans.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.18

Asset Quality

Bogota’s lending operations include originations of commercial real estate/multi-family, commercial business, construction/land and consumer loans for portfolio, all of which carry a higher risk profile than traditional 1-4 family mortgage lending. Since fiscal 2014 the Bank has recorded a general declining level of non-performing assets (“NPAs”), consisting of non-accruing loans, accruing loans more than 90 days delinquent and performing troubled debt restructured loans (“TDRs”). NPAs have ranged from a high of $4.1 million as of December 31, 2014 to a low of $230,000 at December 31, 2018. At June 30, 2019, non-accruing loans totaled $541,000 and accruing troubled debt restructured loans equaled $687,000, resulting in total NPAs of $1,228,000. The non-accruing loans were comprised of 1-4 family first and second position loans (96%) and consumer loans (4%), while all of the performing TDRs were secured by residential property. Exhibit I-11 presents a history of NPAs for the Bank since 2014.

To track the Bank’s asset quality and the adequacy of valuation allowances, Bogota has established detailed asset classification policies and procedures which are consistent with regulatory guidelines. Detailed asset classifications are reviewed quarterly by senior management and the Board. Pursuant to these procedures, when needed, the Bank establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets. As of June 30, 2019, the Bank maintained an allowance for loan losses of $2,016,000, equal to 0.38% of total loans receivable and 373% of non-accruing loans.

Funding Composition and Strategy

Bogota has traditionally utilized both deposits and borrowings as funding sources. At June 30, 2019, deposits equaled $504.1 million. Exhibit I-12 sets forth the Bank’s deposit composition since December 31, 2016 and Exhibit I-13 provides the maturity composition of the certificate of deposit (“CD”) portfolio at June 30, 2019 for all CDs in excess of $100,000 in balance. CDs constitute the largest portion of the Bank’s deposit base, totaling 80.6% of deposits at June 30, 2019 versus 67.7% of deposits as of December 31, 2016. Checking and savings accounts equaled $65.0 million, or 12.9% of total deposits as of June 30, 2019, versus $95.3 million, or 20.0% of total deposits at December 31, 2016.

Bogota’s current CD composition reflects a concentration of short-term CDs (maturities of one year or less). As of June 30, 2019, the CD portfolio totaled $406.3 million, including $268.6 million of CDs with balances in excess of $100,000. Of the CDs with balances greater than $100,000, 73.6% of the CDs were scheduled to mature in one year or less.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.19

The Bank utilizes wholesale funds in the form of municipal deposits and brokered deposits as part of the funding base. As of June 30, 2019, brokered deposits totaled $51.0 million, or 10.1% of deposits, while municipal deposits equaled $37.6 million, or 7.5% of total deposits.

Bogota has historically utilized borrowed funds as a funding source, and such borrowings totaled $78.4 million as of June 30, 2019 with the funds used to support lending activities and liquidity. Additional detail of the borrowings portfolio is presented in Exhibit I-14. These borrowings consisted of FHLB of New York advances with a weighted average rate of 2.51%. The existing borrowings mature over a ladder time frame which is done for interest rate risk purposes.

Subsidiary Operations

Bogota Securities Corp. is a New Jersey investment corporation subsidiary formed in 2014 to buy and hold investment securities. The income earned on Bogota Securities Corp.’s investment securities is subject to a lower New Jersey state tax than that assessed on income earned on investment securities maintained at Bogota.

In 1999, Bogota established Bogota Properties, a New Jersey-chartered limited liability company to secure, manage and hold foreclosed assets. Bogota Properties, LLC was inactive at June 30, 2019.

Upon completion of the reorganization, Bogota will become the wholly-owned subsidiary of the Company.

Legal Proceedings

Bogota is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Bank.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA Page II.1

II. OPERATING ENVIRONMENT AND MARKET AREA

Introduction

Bogota is headquartered in the Township of Teaneck, Bergen County, New Jersey, in northeastern New Jersey across the Hudson River from New York City. The Bank operates a community banking business through its headquarters office, a limited service facility in a senior living center and an operations office, all of which are located in Teaneck, and a full-service branch office in Bogota Borough, Bergen County. A map of the Bank’s office locations is included as Exhibit I-1 and Exhibit II-1 contains details regarding the office properties.

The Bank focuses on providing personal service while meeting the needs of its retail and business customer base, emphasizes personalized banking services to retail customers and offers an array of deposit services including demand deposits, regular savings accounts, money market deposits, certificates of deposit and individual retirement accounts. The Bank’s office locations are relatively close together in Bergen County, resulting in a deposit base concentrated in Bergen County. The Bank’s primary market area coverage for lending operations expands beyond Bergen County to other counties in northern and central New Jersey, with concentrations of loans in Monmouth, Hudson, Essex, Morris, Ocean and Passaic Counties. These counties plus Bergen County account for 84% of the Bank’s total loan portfolio.

Future business and growth opportunities for the Bank depend on the future growth trends of the local and regional economy, demographic growth trends and the nature and intensity of the competitive environment. These factors have been briefly examined to help determine the growth potential that exists for the Bank, the relative economic health of the Bank’s market area, and the resultant impact on value.

National Economic Factors

The business potential of a financial institution is partially dependent on the future operating environment and growth opportunities for the financial services industry and the economy as a whole. In recent years, economic growth in terms of gross domestic product growth (“GDP”) has ranged from a low of 1.6% in calendar year 2011 to a high of 2.97% in calendar year 2018. Annualized GDP growth was 2.9% for calendar year 2018 and 3.2% for Q1 of 2019, indicating continued steady growth for the US economy. The federal tax law changes that went into effect in late 2017 have been cited as one of the reasons for the stronger economic growth

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA Page II.2

in 2018. The economy has recorded steady job growth in recent years, with an average of 2.5 million jobs added annually over the 2015-2018 time period, indicating a steady and notable growth period. For the six months ended June 30, 2019, a total of 970,000 jobs were added in the United States, reflecting an annualized rate of 1.9 million jobs.

For the six months ended June 2019, the annualized national inflation rate was 1.6%, compared to 2.44% for calendar year 2018 and the 2.13% inflation rate for calendar year 2017, indicating inflation has been kept under control, which is a focus of the Federal Reserve policy. Economists have been focused in recent periods on the national unemployment rate, which has been at levels considered to be “full employment” for approximately one year. The unemployment rate equaled 3.6% as of June 2019, equal to the May 2019 low of 3.6%. Unemployment averaged 3.9% for all of 2018, compared to an average of 4.4% for the 12 months ended December 2017. Longer term impacts on job growth are expected to include the aging of the employment base, further loss of the working age population base as baby boomers begin to retire, an overall slower rate of population growth compared to prior generations, as previously noted, the economy is generally considered to be at full employment level nationally. The Federal Reserve has raised interest rates nine times since late 2015 and based on the most recent economic and other data, the Federal Reserve reduced its key interest rate by 25bps on July 31, 2019. Limiting market interest rates is expected to remain a focus in order to support continued strength of the economy in general and the housing sector specifically.

In 2018, the major stock exchange indices experienced their first down year since 2015, as the stock markets reacted in part to actions taken by the federal government in terms of international relations, tariffs, and other actions that were thought to negatively impact the national economy. Additional concern was evident about the continued increases in market interest rates by the Federal Reserve and the potential impact on economic growth. Finally, the government’s partial shutdown in late 2018 added to the uncertainty of the national economy. The general equity markets have recovered notably during the first half of 2019, as the expectations for market interest rates have changed to an expected reduction in rates at some point in 2019. Further, there has been little fallout from international trade issues in terms of economic performance, and all indications are that GDP growth in 2019 will remain relatively similar to prior periods. As a result, the general stock markets have recorded strong increases for year-to-date 2019. As an indication of the changes in the nation’s stock markets, on August 23, 2019, the DJIA closed at 25,628.9, an increase of 9.87% since December 31, 2018. On August 23, 2019, the NASDAQ Composite Index closed at 7,751.8, an increase of 16.8% since December 31, 2018. Finally, the S&P 500 index was 2,847.1 at August 23, 2019, an increase of 13.6% year to date.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA Page II.3

Such market trends were also evident in banking industry-related stock indices. For the year ended December 31, 2018, the SNL US Thrift index declined by 17.7%, and then increased by 7.7% through August 23, 2019, while the SNL US Bank index declined by 18.6% in 2018 and increased by 4.9% through June 28, 2019. These indexes consist of all banks or thrifts that are listed on major exchanges (NASDAQ, NYSE, NYSE American) that are covered by S&P Global Market Intelligence, with the component companies weighted by market capitalization. The expected reductions in market interest rates by the Federal Reserve are expected to reduce pressure on funding costs and therefore improve profit measures.

Regarding factors that most directly impact the banking and financial services industries, the residential real estate industry has been relatively healthy in recent periods, as new and previously-owned home sales have increased, and residential housing prices have continued to trend upward in most metropolitan areas of the country. Homebuilders continue to report positive trends for new home construction with residential housing starts projected to increase by almost 0.5% in 2019 compared to 2018 and in the range of 3% to 4% in 2020. National home price indices have reached new all-time highs, with the national median home price reaching $277,700 in May 2019 versus a generational low of $169,000 in March 2009.

Based on the consensus outlook of economists surveyed by The Wall Street Journal in July 2019, GDP growth was projected to decrease to 2.2% in 2019. The unemployment rate was forecasted to 3.6% in December 2019 and to 3.7% in June 2020. On average, the economists forecasted a decrease in the federal funds rate to 2.15% in December 2019 and to 2.04% in June 2020. On average, the economists forecasted that the 10-year Treasury yield would decrease to 2.38% in December 2019 and increase to 2.46% in June 2020. The surveyed economists also forecasted home prices would rise 4.2% in 2019 and housing starts were forecasted to continue to trend slightly higher in 2019.

The June 2019 mortgage finance forecast from the Mortgage Bankers Association (the “MBA”) was for 2019 existing home sales to increase by 1.0% from 2018 sales and new home sales were forecasted to increase by 7.8% in 2019 compared to 2018 sales. The 2019 median sale price for existing homes was forecasted to increase by 2.0% while new homes was forecasted to decrease by 1.2%. Total mortgage production was forecasted to increase in 2019 to $1.737 trillion, compared to $1.643 trillion in 2018. The forecasted increase in 2019 originations

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA Page II.4

was based on a 5.8% increase in purchase volume and a 5.5% increase in refinancing volume. Purchase mortgage originations were forecasted to total $1.254 trillion in 2019, versus refinancing volume totaling $483 billion. Housing starts for 2019 were projected to decrease by 1.5% to total 1.231 million. As a result, uncertainty remains about the near term future, particularly in terms of the speed at which the economy will recover, the impact of the housing crisis on longer term economic growth, and the near-term future performance of the real estate industry, including both residential and CRE prices, all of which have the potential to impact future economic growth. The current and projected size of government spending and deficits also has the ability to impact the longer-term economic performance of the country.

Interest Rate Environment

The Federal Reserve manages interest rates in order to promote economic growth and to avoid inflationary periods. Through 2015, a relatively low interest rate environment had been maintained since the great recession of 2007-2009 as part of a strategy to stimulate the economy by keeping both personal and business borrowing costs as low as possible. In more recent periods, the Federal Reserve has acted to increase interest rates somewhat as a reaction to an improving rate of economic growth, a more full-employment situation, and certain indications of increased wages and overall inflation. The increases in interest rates also provides the Federal Reserve with a level of opportunity to impact the economy if needed by having the ability to lower interest rates. Since late 2015, the Federal Reserve has increased its baseline interest rate nine times by a total of 2.25%. On July 31, 2019, the Federal Reserve reduced its key interest rate by 25bps, based on recent economic data and trends. There are indications additional rate reductions may be implemented by the Federal Reserve in the coming months.

As of August 23, 2019, the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 1.73% and 1.52%, respectively, versus 2.63% and 2.69% at December 31, 2018. The inverted yield curve increases the impact on yield-cost spreads for financial institutions, based on the lower yields on longer term assets and the higher costs of shorter-term funding sources. While in many cases asset yields remain under pressure from competitive factors, the recent and numerous increases in market interest rates has caused liability costs to increase as institutions seek funds for lending activities. Institutions who originate substantial volumes of prime-based loans have benefited from the rise in rates as the prime rate has increased from 3.25% in late 2015 to the current 5.25% as of August 23, 2019. Exhibit II-2 presents certain historical interest rate trends for key market rates.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA Page II.5

Demographic and Economic Trends

Table 2.1 presents information regarding the demographic and economic trends for the Bank’s market area from 2010 to 2019 and projected through 2024, with additional detail shown in Exhibit II-3. Data for the nation and the State of New Jersey are included for comparative purposes. The size and scope of the market area is evidenced by the demographic data, which shows as of 2019 the Bergen County population was 957,000, as Bergen County is the most populous county in New Jersey. The data also indicates the growth characteristics of the market area, as the State of New Jersey recorded annual population growth of 0.3% over the last nine years, lower than the national growth rate of 0.7%. Bergen County recorded a population growth rate slightly lower than the national rate and twice the state rate, indicating a relatively positive environment in terms of demographic trends. This population growth supports growth potential for financial institutions, given the implied growth of the potential customer base and resulting higher demand for housing and other related products and services. Over the next projected five years, the state and Bergen County are expected to continue these trends, indicating a favorable operating environment for financial institutions.

Changes in the number of households in the market area have generally paralleled trends with respect to population, although at slightly more favorable rates of change. This reflects a national trend towards smaller average household sizes. These growth trends in households also increases business opportunities for community financial institutions such as Bogota.

Table 2.1 provides certain median age distribution figures for the market area, the state of New Jersey and the nation. The data reveals the state and Bergen County contained somewhat older population bases than the nation as a whole, with Bergen County reporting the oldest population base of all comparative data. The population growth indicated above may provide for the addition of a level of younger residents.

Table 2.1 contains data concerning household and per capita income levels, which are important indicators of a market area’s health and attractiveness in terms of housing and economic activity. The 2019 median household income for Bergen County was $109,596, which was notably higher than the state and national averages. The New Jersey state average median

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA Page II.6

Table 2.1

Bogota Savings Bank

Summary Demographic Data

	Year			Growth Rate (Annualized)

	2010	2019	2024	2010-2019	2019-2024
				(%)	(%)
Population (000)
USA	308,746	329,236	340,950	0.7%	0.7%
New Jersey	8,792	9,043	9,196	0.3%	0.3%
Bergen, NJ	905	957	983	0.6%	0.5%
Households (000)
USA	116,716	125,019	129,684	0.8%	0.7%
New Jersey	3,214	3,313	3,371	0.3%	0.4%
Bergen, NJ	336	353	362	0.6%	0.5%
Median Household Income ($)
USA	NA	63,174	68,744	NA	1.7%
New Jersey	NA	82,517	90,362	NA	1.8%
Bergen, NJ	NA	100,667	109,596	NA	1.7%
Per Capita Income ($)
USA	NA	34,902	38,568	NA	2.0%
New Jersey	NA	44,235	48,532	NA	1.9%
Bergen, NJ	NA	53,099	57,519	NA	1.6%

2019 Age Distribution (%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.
USA	18.6	26.9	25.3	18.5	10.7
New Jersey	17.9	25.6	26.4	19.2	10.9
Bergen, NJ	16.8	23.9	27.4	20.0	11.8

2019 HH Income Dist. (%)	Less Than 25,000	$25,000 to 50,000	$50,000 to 100,000	$100,000+
USA	19.6	21.5	29.2	29.7
New Jersey	15.4	16.7	26.2	41.7
Bergen, NJ	12.1	13.5	24.1	50.3

Source: S&P Global Market Intelligence.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA Page II.7

household income was substantially higher than the national average, given the location of New Jersey along the MidAtlantic region of United States in the New York/New Jersey major metropolitan area, while Bergen County’s higher income levels reflected the location adjacent to the New York City area. Projected annual income growth over the next five years is similar for the comparative areas shown in Table 2.1. Per capita incomes generally tracked the household income data, with Bergen County recording the highest per capita income of all comparative areas. Household income distribution patterns shown in Table 2.1 also provide support for earlier statements regarding the nature of Bogota’s market as approximately 74% of Bergen County households had income levels in excess of $50,000 annually in 2019 while the ratio was 67% for New Jersey and 59% for the national average.

Local Economy

Containing a population base of almost 1.0 million residents, and a location directly across the Hudson River from Manhattan, Bergen County contains a diverse economy with significant economic activity across all economic sectors. As an extension of Manhattan easily reached via the George Washington Bridge, Bergen County has a diverse population base containing many

Table 2.2

Bogota Savings Bank

Primary Market Area Employment Sectors

(Percent of Labor Force)

Employment Sector	New Jersey	Bergen, NJ
	(%)	(%)
Services	26.3%	23.1%
Education, Healthcare, Soc. Serv.	23.7%	24.0%
Government	4.0%	3.8%
Wholesale/Retail Trade	14.7%	14.5%
Finance/Insurance/Real Estate	8.5%	6.4%
Manufacturing	8.1%	15.8%
Construction	5.8%	5.1%
Information	2.8%	1.7%
Transportation/Utility	5.8%	4.9%
Agriculture	0.3%	0.8%

	100.0%	100.0%

Source: S&P Global Market Intelligence

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA Page II.8

nationalities. As shown in Table 2.2, the Bank’s primary market area has an employment base concentrated in services, education/healthcare/social services, manufacturing and wholesale/retail trade. The distribution of employment exhibited in the primary market area is indicative of a relatively diverse economic environment with a level of dependence on manufacturing, which typically has higher overall wages compared to other economic sectors.

Market Area Largest Employers

The significance of the healthcare sector to the local economy is also reflected in Table 2.3, as health care employment accounts for the five largest employers in Bergen County, along with other representation in sectors such as professional services.

Market Area Unemployment Data

Recent comparative unemployment rates for the geographic areas examined are shown in Table 2.4. The unemployment data reveals that the Bergen County unemployment rate is lower than respective statewide and national averages, indicating a relatively strong job market. The low unemployment rate in Bergen County is notable given the population growth recorded, which tends to increase the available labor supply. However, as noted above, a portion of Bergen County residents commute to jobs in New York City or elsewhere, providing additional sources of employment for residents beyond Bergen County.

Table 2.3

Bogota Savings Bank

Largest Private Employers

Company/Institution	Industry
Bergen County
Hackensack University Medical Center	Medical Center
Valley Health System, Inc.	Healthcare
Bio-Reference Laboratories, Inc.	Healthcare Services
Express Scripts	Healthcare
Quest Diagnostics, Inc.	Healthcare Services
KPMG LLP	Accounting
Englewood Hospital and Medical Center	Medical Center
Englewood Hospital Home Health Care Serv.	Healthcare
Unilever Best Foods	Food Production
Stryker	Medical Devices

Source: ChooseNJ.com

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA Page II.9

Table 2.4

Bogota Savings Bank

Unemployment Trends

	Unemployment Rate(1)		Net
Region	June 2018	June 2019	Change
USA	4.2%	3.8%	-0.4%
New Jersey	4.4%	3.0%	-1.4%

Counties
Bergen, NJ	3.8%	2.5%	-1.3%

(1)	Not seasonally adjusted.

Source: S&P Global Market Intelligence.

Deposit Trends

The competitive environment for financial institution products and services on a national, regional and local level can be expected to become even more competitive going into the future. Consolidation among the bank and thrift industries provides economies of scale to larger institutions, while the heightened availability of investment options provides consumers with attractive alternatives to the deposit products offered by financial institutions. The Bank’s market area for deposits includes primarily other local and regional commercial banks and credit unions.

Table 2.5 displays deposit market trends and deposit market share, respectively, for commercial banks and savings institutions for the state of New Jersey and for Bergen County from June 30, 2014 to June 30, 2018. Deposit growth trends serve as indicators of a market area’s current and future prospects for growth and attractiveness for financial institutions. New Jersey state deposits grew at a rate of 3.9% over the four-year time period shown in Table 2.5. Commercial banks increased deposits at an annual rate of 6.5% in New Jersey, while savings institutions saw their deposits decline at a rate of 5.5%, due in part to acquisitions of savings institutions by commercial banks or charter conversions to commercial banks. Commercial banks continue to dominate the deposit market in New Jersey, with an aggregate market share equal to 83.4% of total bank and thrift deposits in market.

Deposits within Bergen County grew over the four-year period at an annual rate of 6.4%, exceeding the statewide rate. Consistent with statewide trends, savings institutions continue to experience declining deposits in Bergen County. Savings institutions held a similar market share position in Bergen County of 18% as of June 30, 2018.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA Page II.10

Table 2.5

Bogota Savings Bank

Deposit Summary

	As of June 30,
	2014			2018			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2014-2018
	(Dollars in Thousands)						(%)
New Jersey	$286,334,000	100.0%	3,171	$333,967,000	100.0%	2,886	3.9%
Commercial Banks	216,778,000	75.7%	2,420	278,464,000	83.4%	2,293	6.5%
Savings Institutions	69,556,000	24.3%	751	55,503,000	16.6%	593	-5.5%
Bergen County	$43,060,429	100.0%	475	$55,239,476	100.0%	442	6.4%
Commercial Banks	31,112,419	72.3%	353	45,336,591	82.1%	341	9.9%
Savings Institutions	11,948,010	27.7%	122	9,902,885	17.9%	101	-4.6%
Bogota Savings Bank	358,525	0.8%	4	524,859	1.0%	4	10.0%

Source: FDIC.

As of June 30, 2018, the Bank maintained a deposit market share of 1.0% in Bergen County, a low market share indicative of the large deposit base within the county. Future deposit gains and market share gains may be likely given the Bank’s low market penetration. Since June 30, 2014, the Bank has increased deposits at an annualized rate of 10.0%. The Bank’s deposit growth rate has exceeded the corresponding county and statewide growth rate, which indicates Bogota has been successful in expanding its deposit market share position.

Competition

Competition among financial institutions in the market area is significant. Among the Bank’s competitors are much larger and more diversified institutions, which have greater resources and offer more products and services than maintained by the Bank. Financial institution competitors in the Bank’s market area include primarily commercial banks, including banks with a national and regional presence. There are also a number of smaller community-based banks and credit unions that pursue similar operating strategies as the Bank. From a competitive standpoint, the Bank benefits from its status of a locally-owned financial institution, longstanding customer relationships, and continued efforts to offer competitive products and services. However, competitive pressures will also likely continue to build as the financial services industry continues to consolidate and as additional non-bank investment options for consumers become available. A total of 50 banking institutions operate in Bergen County.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA Page II.11

Table 2.6 lists the Bank’s largest competitors in the Bergen County market, based on deposit market share as noted. Going forward, it will be important to maintain the market share in Bergen County through continuing the strong ties to the community and operational planning to continue deposit and loan growth. Additionally, there is room to expand regionally in the market area based on the relatively positive economic and demographic environment and the current deposit market share maintained.

Table 2.6

Bogota Savings Bank

Market Area Deposit Competitors—As of June 30, 2018

Location	Name	Market Share	Rank
		(%)
Bergen, NJ	Bank of America, N.A.	15.39
	TD Bank, N.A.	13.76
	JPMorgan Chase Bank, N.A.	10.98
	Wells Fargo Bank, N.A.	5.15
	Valley National Bank	4.96
	Citibank, N.A.	4.79
	Oritani Bank	4.74
	Manufacturers and Traders Trust Co.	4.57
	ConnectOne Bank	4.48
	PNC Bank, N.A.	3.85
	Columbia Bank	3.53
	Bogota Savings Bank	0.95	19 out of 50

Source: S&P Global Market Intelligence.

RP® Financial, LC.	PEER GROUP ANALYSIS III.1

III. PEER GROUP ANALYSIS

This chapter presents an analysis of Bogota’s operations versus a group of comparable banks (the “Peer Group”) selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of Bogota is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to Bogota, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The mutual holding company form of ownership has been in existence in its present form since 1991. As of the date of this appraisal, there are 15 exchange-listed (NASDAQ or NYSE) institutions operating as subsidiaries of MHCs. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower after market liquidity in the MHC shares since less than 50% of the shares are available for trading; (2) guaranteed minority ownership interest, with no opportunity of exercising voting control of the institution in the MHC form of organization; (3) the potential impact of “second-step” conversions on the pricing of public MHC institutions; (4) the regulatory policies regarding the dividend waiver by MHC institutions; and (5) most MHCs have formed mid-tier holding companies, facilitating the ability for stock repurchases, thus improving the liquidity of the stock on an interim basis. We believe each of these factors has an impact on the pricing of the shares of MHC institutions, and that such factors are not reflected in the pricing of fully-converted public companies.

Given the unique characteristics of the MHC form of ownership, RP Financial concluded the appropriate Peer Group for Bogota’s valuation should be comprised of subsidiary institutions of mutual holding companies. The selection of publicly-traded mutual holding companies for the Bank’s Peer Group is consistent with the regulatory guidelines and other recently completed MHC transactions. Further, the Peer Group should be comprised of only those MHC institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-exchange

RP® Financial, LC.	PEER GROUP ANALYSIS III.2

listed MHC institutions are inappropriate for the Peer Group, since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group those public MHC institutions that are currently pursuing a “second-step” conversion and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. MHCs which have recently completed a minority stock offering have been excluded as well, due to the lack of a seasoned trading history and insufficient quarterly financial data that includes the impact of the offering proceeds. The universe of all publicly-traded savings institutions is included as Exhibit III-1.

Basis of Comparison

This appraisal includes two sets of financial data and ratios for the Peer Group institutions. The first set of financial data reflects the actual book value, earnings, assets and operating results reported by the Peer Group institutions in its public filings inclusive of the minority ownership interest outstanding to the public. The second set of financial data, discussed at length in the following chapter, places the Peer Group institutions on equal footing by restating their financial data and pricing ratios on a “fully-converted” basis through assuming the sale of the majority shares held by the MHCs in public offerings based on their current trading prices and standard assumptions for a thrift conversion offering. Throughout the appraisal, the adjusted figures will be specifically identified as being on a “fully-converted” basis. Unless so noted, the figures referred to in the appraisal will be actual financial data reported by the Peer Group institutions.

Both sets of financial data have their specific use and applicability to the appraisal. The actual financial data, as reported by the Peer Group companies and reflective of the minority interest outstanding, will be used in Chapter III to make financial comparisons between the Peer Group and the Bank. The differences between the Peer Group’s reported financial data and the financial data of Bogota are not significant enough to distort the conclusions of the comparison (in fact, such differences are greater in a standard conversion appraisal). The adjusted financial data (fully-converted basis) will be more fully described and quantified in the pricing analysis discussed in Chapter IV. The fully-converted pricing ratios are considered critical to the valuation analysis in Chapter IV, because they place each Peer Group institution on a fully-converted basis (making their pricing ratios comparable to the pro forma valuation conclusion reached herein), eliminate distortion in pricing ratios between Peer Group institutions that have sold different percentage ownership interests to the public, and reflect the implied pricing ratios being placed on the Peer Group institutions in the market today to reflect the unique trading characteristics of publicly-traded MHC institutions.

RP® Financial, LC.	PEER GROUP ANALYSIS III.3

Bogota’s Peer Group

Under ideal circumstances, the Peer Group would be comprised of ten publicly-traded New Jersey-based MHC institutions with capital, earnings, credit quality and interest rate risk comparable to Bogota. However, given the limited number of publicly-traded institutions in the MHC form of ownership, the selection criteria was necessarily broad-based and not confined to a particular geographic market area. Of the 15 publicly-traded MHC institutions, four of such companies have completed their MHC first step conversion offerings within the last 12 months, and thus are not considered to be “seasoned” stocks for use in a peer group. Further, one of the remaining MHC institutions have announced it will be completing a second step reorganization to the full stock ownership. Thus, this institution is also not eligible to be used in a peer group. Thus, given the preference for using MHC institutions in the peer group, we have determined it appropriate to utilize the remaining 10 publicly traded MHC institutions in our peer group. The universe of all exchange listed MHC institutions, inclusive of institutions that are recent conversions or have announced second-step conversions, is included as Exhibit III-2 and Exhibit III-3 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies.

Unlike the universe of fully-converted publicly-traded thrifts, which consists of 52 companies, the universe of public MHC institutions is small, potentially limiting the comparability of the Peer Group companies to the Bank. Nonetheless, because the trading characteristics of public MHC institution shares are significantly different from those of fully-converted companies, public MHC institutions were the most appropriate group to consider as Peer Group candidates for this valuation. Relying solely on full stock public companies for the Peer Group would not capture to the same extent the difference in current market pricing for public MHC institutions and thus could lead to distorted valuation conclusions. The federal regulatory agencies have previously concurred with this selection procedure of the Peer Group for MHC valuations. To account for differences between Bogota and the MHC Peer Group in reaching a valuation conclusion, it will be necessary to make certain valuation adjustments. The following discussion addresses financial similarities and differences between Bogota and the Peer Group which form the basis of the valuation adjustment in the valuation section to follow.

RP® Financial, LC.	PEER GROUP ANALYSIS III.4

Table 3.1 on the following page summarizes the general characteristics of the Peer Group companies. Although there are differences among several of the Peer Group members, by and large they are well-capitalized and profitable institutions and their decision to reorganize in MHC form suggests a commonality of operating philosophy. Importantly, the trading prices of the Peer Group companies reflect the unique operating and other characteristics of public MHC institutions. While the Peer Group is not exactly comparable to Bogota, we believe such companies form a good basis for the valuation of Bogota, subject to certain valuation adjustments.

In aggregate, the Peer Group companies maintain a higher level of equity relative to the universe of all public thrifts (14.37% of assets versus 10.71% for the all public average), generate lower earnings on a return on average assets basis (0.52% ROAA versus 0.81% for the all public average), and generate a lower return on equity (4.56% ROE versus 6.83% for the all public average). The summary table below underscores the similarities as well as the key differences between all public companies and the Peer Group, particularly in the average pricing ratios between full stock and MHC institutions (both as reported and on a fully-converted basis).

	All Fully Conv. Publicly-Traded		Peer Group Reported Basis		Fully Converted Basis (Pro Forma)
Financial Characteristics (Medians)
Assets ($Mil)	$1,258		$605		$644
Tang. Equity/Assets (%)	10.87%		14.37%		23.59
Return on Assets (%)	0.81		0.52		0.61
Return on Equity (%)	6.83		4.56		2.39
Pricing Ratios (Averages)(1)
Price/Earnings (x)	14.09	x	24.06	x	34.15	x
Price/Tang. Book (%)	116.86%		138.82%		79.94%
Price/Assets (%)	13.79		23.60		21.45

(1)	Based on market prices as of August 23, 2019.

The following sections present a comparison of Bogota’s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the figures reported by the Peer Group. Figures referenced for the Peer Group are on a median basis unless otherwise noted. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

RP® Financial, LC.	PEER GROUP ANALYSIS III.5

Table 3.1

Peer Group of Publicly-Traded Banks & Thrifts

As of June 30, 2019 or the Most Recent Date Available.

										As of August 23, 2019
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets		Offices	Fiscal Mth End	Stock Price	Market Value
						($Mil)				($)	($Mil)
CLBK	Columbia Financial, Inc, (MHC)	NASDAQ	MA	Fair Lawn	NJ	6,981		51	Dec	14.88	1,655
CFBI	Community First Bancshares, Inc. (MHC)	NASDAQ	SE	Covington	GA	308	(1)	2	Dec	10.01	76
FFBW	FFBW, Inc. (MHC)	NASDAQ	MW	Brookfield	WI	258		4	Dec	9.55	61
GCBC	Greene County Bancorp, Inc. (MHC)	NASDAQ	MA	Catskill	NY	1,269		17	Jun	26.80	229
KFFB	Kentucky First Federal Bancorp (MHC)	NASDAQ	MW	Frankfort	KY	319	(1)	7	Jun	7.69	64
LSBK	Lake Shore Bancorp, Inc. (MHC)	NASDAQ	MA	Dunkirk	NY	578		12	Dec	14.90	87
MGYR	Magyar Bancorp, Inc. (MHC)	NASDAQ	MA	New Brunswick	NJ	633		7	Sep	11.81	69
OFED	Oconee Federal Financial Corp. (MHC)	NASDAQ	SE	Seneca	SC	512	(1)	7	Jun	22.76	129
PDLB	PDL Community Bancorp (MHC)	NASDAQ	MA	Bronx	NY	1,056		14	Dec	13.86	239
TFSL	TFS Financial Corporation (MHC)	NASDAQ	MW	Cleveland	OH	14,372		37	Sep	17.56	4,837

(1)	As of March 31, 2019 or the most recent date available.

Source: S&P Global Market Intelligence

RP® Financial, LC.	PEER GROUP ANALYSIS III.6

Financial Condition

Table 3.2 shows comparative balance sheet measures for Bogota and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Bank’s and Peer Group ratios reflect balances as of June 30, 2019 or the latest date available. Bogota’s equity-to-assets ratio of 11.07% was lower than the Peer Group’s average equity ratio of 15.04%. The Bank’s pro forma equity position will increase with the addition of stock proceeds, with such ratio within the range of the Peer Group’s ratio. Tangible equity-to-assets ratios for the Bank and the Peer Group equaled 11.07% and 15.00%, respectively. The increase in Bogota’s pro forma equity ratio will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. At the same time, the Bank’s higher pro forma equity ratio will depress return on equity. Both Bogota’s and the Peer Group’s equity ratios reflected surpluses with respect to the regulatory capital requirements, with the Bank’s ratios currently lower than the Peer Group’s ratios. On a pro forma basis, the Bank’s regulatory surpluses will be in-line with the Peer Group averages.

The interest-earning asset compositions for the Bank and the Peer Group were similar, with loans constituting the bulk of interest-earning assets for both. The Bank’s loans-to-assets ratio of 81.04% was higher than the comparable Peer Group median ratio of 76.15%. Comparatively, the Bank’s cash/equivalents-to-assets ratio of 3.79% was also higher than the median ratio for the Peer Group of 2.77%. Bogota reported a lower total investment in securities and BOLI of 13.23% compared to a combined median ratio of 14.11% for the Peer Group. Overall, Bogota’s earning assets amounted to 98.06% of assets, which was higher than the comparable Peer Group ratio of 93.03%.

Bogota’s funding liabilities reflected a funding strategy that relied on a similar level of deposits as the Peer Group’s funding composition. The Bank’s deposits equaled 75.93% of assets, which was slightly above the Peer Group’s ratio of 74.83%. Comparatively, the Bank maintained a notably higher level of borrowings, reflecting Bogota’s lower equity position.

Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 87.73% and 82.35%, respectively. Following the increase in equity provided by the net proceeds of the stock offering, the Bank’s ratio of interest-bearing liabilities as a percent of assets will decline, and likely be similar to the Peer Group’s ratio. A key

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of June 30, 2019 or the Most Recent Date Available.

				Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
				Cash & Equivalents	MBS & Invest	BOLI	Net Loans (1)	Deposits	Borrowed Funds	Sub. Debt	Total Equity	Goodwill & Intang	Tangible Equity	Assets	MBS, Cash & Investments	Loans	Deposits	Borrow s. & Sub debt	Total Equity	Tangible Equity	Tier 1 Leverage	Tier 1 Risk-Based	Risk-Based Capital
Bogota SB
December 31, 2018				3.79%	10.64%	2.59%	81.04%	75.93%	11.80%	0.00%	11.07%	0.00%	11.07%	2.36%	5.88%	3.15%	3.83%	-8.29%	4.99%	4.99%	11.14%	17.50%	17.98%
Comparable Group
Averages				3.50%	13.58%	1.72%	77.20%	73.56%	9.76%	0.00%	15.98%	0.53%	15.45%	5.39%	2.75%	7.90%	6.15%	7.00%	3.77%	3.76%	14.42%	21.74%	22.75%
Medians				2.77%	12.17%	1.94%	76.15%	74.83%	7.52%	0.00%	15.04%	0.02%	15.00%	6.04%	4.69%	8.68%	6.17%	13.21%	2.95%	3.09%	13.52%	18.67%	19.55%
Comparable Group
CLBK	Columbia Financial, Inc. (MHC)		NJ	0.78%	20.91%	2.68%	72.38%	66.88%	16.66%	0.00%	14.44%	0.08%	14.36%	11.20%	16.57%	8.68%	8.70%	25.00%	7.08%	7.12%	12.38%	17.11%	18.36%
CFBI	Community First Bancshares, Inc. (MHC)	(2)	GA	9.96%	7.28%	2.37%	76.41%	73.68%	0.00%	0.00%	24.78%	0.00%	24.78%	6.06%	NA	3.90%	12.41%	-100.00%	0.89%	0.89%	20.11%	27.73%	28.99%
FFBW	FFBW, Inc. (MHC)		WI	2.09%	17.07%	2.75%	75.47%	68.73%	6.10%	0.00%	23.68%	0.03%	23.65%	-2.85%	-15.59%	0.98%	6.74%	-58.55%	3.18%	3.21%	19.05%	24.49%	25.60%
GCBC	Greene County Bancorp, Inc. (MHC)		NY	2.55%	33.79%	0.00%	61.90%	88.27%	1.70%	0.00%	8.85%	0.00%	8.85%	10.25%	8.30%	11.54%	9.30%	19.01%	16.82%	16.82%	8.69%	14.53%	15.79%
KFFB	Kentucky First Federal Bancorp (MHC)	(2)	KY	4.74%	2.45%	0.78%	NA	61.12%	17.54%	0.00%	20.82%	4.54%	16.28%	2.07%	NA	NA	0.77%	13.21%	-1.48%	-1.89%	22.25%	38.45%	39.59%
LSBK	Lake Shore Bancorp, Inc. (MHC)		NY	3.77%	NA	NA	76.15%	79.14%	NA	0.00%	14.13%	0.00%	14.13%	6.39%	NA	15.13%	5.82%	NA	3.99%	3.99%	13.38%	17.45%	18.34%
MGYR	Magyar Bancorp, Inc. (MHC)		NJ	1.25%	NA	NA	83.20%	82.21%	7.97%	0.00%	8.57%	0.00%	8.57%	2.67%	NA	5.51%	2.37%	3.33%	7.29%	7.29%	8.67%	11.69%	12.67%
OFED	Oconee Federal Financial Corp. (MHC)	(2)	SC	2.99%	20.01%	3.70%	70.20%	78.98%	3.71%	0.00%	16.99%	0.57%	16.41%	6.02%	NA	12.71%	5.19%	46.15%	2.73%	2.97%	15.46%	28.56%	29.03%
PDLB	PDL Community Bancorp (MHC)		NY	5.02%	2.53%	0.00%	88.46%	75.98%	7.52%	0.00%	15.64%	0.00%	15.64%	9.01%	-0.21%	9.86%	6.53%	110.20%	-0.83%	-0.83%	13.65%	18.29%	19.54%
TFSL	TFS Financial Corporation (MHC)		OH	1.89%	4.62%	1.50%	90.67%	60.64%	26.67%	0.00%	11.90%	0.07%	11.83%	3.12%	4.69%	2.83%	3.64%	4.61%	-1.99%	-2.01%	10.54%	19.05%	19.55%

(1)	Includes loans held for sale.
(2)	As of March 31, 2019 or the latest date available.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS III.8

measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Bank’s IEA/IBL ratio is lower than the Peer Group’s ratio, based on IEA/IBL ratios of 111.77% and 112.97%, respectively. The additional equity realized from stock proceeds will serve to strengthen Bogota’s IEA/IBL ratio in comparison to the Peer Group ratio, as the increase in equity provided by the infusion of stock proceeds will lower the level of interest-bearing liabilities funding assets and will be primarily deployed into interest-earning assets.

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items, with growth rates for Bogota based on the 18 months ended June 30, 2019, and the Peer Group numbers based on annual growth rates for the 12 months ended June 30, 2019 or the latest date available for the Peer Group companies. Bogota recorded annualized asset growth of 2.36%, lower than the Peer Group’s asset growth of 6.04%. The Bank’s cash and investments increased by an annualized 5.88% over the past 18 months, while the Bank’s loans increased at a rate of 3.15%. The asset growth for the Peer Group was also evident in the higher loan growth, with a corresponding lower increase in cash/investments. Funding of Bogota’s growth was obtained from growth in deposits, offset in part by a decrease in borrowings. The Peer Group recorded higher increases in both deposits and borrowings compared to Bogota.

Reflecting the recent levels of net income, Bogota’s equity increased at a 4.99% annual rate, versus a lower median increase for the Peer Group. The increase in equity realized from stock proceeds will likely depress the Bank’s equity growth rate initially following the stock offering. Dividend payments and stock repurchases, pursuant to regulatory limitations and guidelines could also potentially slow the Bank’s equity growth rate in the longer term following the stock offering.

Income and Expense Components

Table 3.3 displays statements of operations for the Bank and the Peer Group, with the income ratios based on earnings for the 12 months ended June 30, 2019 for the Bank and the Peer Group, or latest 12-month period available.

Bogota reported net income of 0.42% of average assets for the 12 months ended June 30, 2019 somewhat lower than the average net income of 0.52% of average assets for the Peer Group. A lower level of net interest income and non-interest income primarily accounted

RP® Financial, LC.	PEER GROUP ANALYSIS
III.9

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended June 30, 2019 or the Most Recent 12 Months Available

					Net Interest Income					Non-Interest Income			Non-Op. Items			Yields, Costs, and Spreads
				Net Income	Income	Expense	NII	Loss Provis. on IEA	NII After Provis.	Gain on Sale of Loans	Other Non-Int Income	Total Non-Int Expense	Net Gains/ Losses (1)	Extrao. Items	Provision for Taxes	Yield On IEA	Cost Of IBL	Yld-Cost Spread	MEMO: Assets/ FTE Emp.	MEMO: Effective Tax Rate
				(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Bogota SB
12 Mths. Ended June 30, 2019				0.42%	3.43%	1.62%	1.81%	0.00%	1.81%	0.00%	0.09%	1.29%	-0.06%	0.00%	0.13%	3.57%	1.88%	1.69%	$14,127	-24.11%
Comparable Group
Averages				0.60%	4.07%	0.92%	3.15%	0.08%	3.07%	0.04%	0.29%	2.66%	-0.01%	0.00%	0.16%	4.63%	1.39%	3.24%	$7,021	20.92%
Medians				0.52%	4.03%	0.97%	3.19%	0.10%	3.07%	0.01%	0.24%	2.72%	0.00%	0.00%	0.16%	4.55%	1.32%	3.33%	$6,242	21.42%
Comparable Group
CLBK	Columbia Financial, Inc. (MHC)		NJ	0.79%	3.69%	1.17%	2.51%	0.04%	2.47%	0.01%	0.34%	1.78%	0.00%	0.00%	0.26%	6.70%	2.85%	3.85%	$5,638	24.65%
CFBI	Community First Bancshares, Inc. (MHC)	(2)	GA	0.45%	4.91%	0.63%	4.27%	0.17%	4.11%	NA	NA	4.23%	0.00%	0.00%	0.04%	5.06%	1.11%	3.95%	$3,565	8.65%
FFBW	FFBW, Inc. (MHC)		WI	0.46%	4.20%	1.01%	3.20%	0.14%	3.06%	0.13%	0.22%	2.72%	-0.08%	0.00%	0.14%	4.77%	1.46%	3.31%	$6,460	23.91%
GCBC	Greene County Bancorp, Inc. (MHC)		NY	1.45%	3.85%	0.52%	3.33%	0.14%	3.19%	0.00%	0.70%	2.13%	NA	0.00%	0.29%	3.98%	0.63%	3.35%	$7,494	16.85%
KFFB	Kentucky First Federal Bancorp (MHC)	(2)	KY	0.16%	3.91%	0.93%	2.98%	0.03%	2.95%	0.01%	0.09%	2.86%	0.00%	0.00%	0.03%	4.10%	1.27%	2.83%	$9,579	13.82%
LSBK	Lake Shore Bancorp, Inc. (MHC)		NY	0.68%	4.14%	0.79%	3.35%	0.11%	3.23%	NA	NA	2.88%	NA	0.00%	0.10%	4.46%	1.10%	3.36%	$5,165	12.74%
MGYR	Magyar Bancorp, Inc. (MHC)		NJ	0.45%	4.18%	1.00%	3.19%	0.11%	3.08%	NA	NA	2.73%	NA	0.00%	0.21%	4.65%	1.37%	3.28%	$6,024	31.72%
OFED	Oconee Federal Financial Corp. (MHC)	(2)	SC	0.74%	3.66%	0.61%	3.05%	0.05%	3.00%	0.06%	0.27%	2.43%	0.01%	0.00%	0.17%	4.11%	0.93%	3.18%	$6,870	18.94%
PDLB	PDL Community Bancorp (MHC)		NY	0.26%	4.82%	1.10%	3.71%	0.10%	3.62%	NA	NA	3.52%	NA	0.00%	0.13%	4.97%	1.52%	3.45%	$5,763	33.97%
TFSL	TFS Financial Corporation (MHC)		OH	0.57%	3.36%	1.45%	1.91%	-0.07%	1.98%	0.01%	0.13%	1.37%	NA	0.00%	0.18%	3.48%	1.68%	1.80%	$13,653	23.95%

(1)	Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.
(2)	For the 12 months ended March 31, 2019 or the latest date available.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS III.10

for the Bank’s less favorable reported results, despite of the Bank’s lower operating expense ratio.

Bogota’s net interest income ratio was lower than the Peer Group’s ratio, due to both lower interest income and lower interest expense. The Bank’s interest income is limited by the concentration in 1-4 family residential mortgage loans in portfolio, with more limited diversification into other loan types. Interest expense for the Bank is elevated due to a concentration in generally higher cost CDs, and greater relative use of borrowings. Bogota’s overall yield earned on interest-earning assets, 3.57%, was lower than the 4.55% ratio for the Peer Group. Alternatively, the Bank’s cost of funds was relatively much higher than the Peer Group (1.88% versus 1.32% for the Peer Group). Overall, Bogota reported a lower net interest income to average assets ratio than the Peer Group, at 1.81% and 3.19%, respectively.

In a key area of core earnings strength, Bogota reported a much lower ratio of operating expenses, 1.29% of average assets versus the Peer Group (2.72% of average assets). In connection with the operating expense ratios, Bogota maintained a comparatively lower number of employees relative to its asset size. Assets per full time equivalent employee equaled $14.1 million for the Bank versus a comparable measure of $6.2 million for the Peer Group. On a post-offering basis, the Bank’s operating expenses can be expected to further increase with the addition of the ESOP and certain expenses that result from being a publicly-traded savings institution, with such expenses already impacting the Peer Group’s operating expenses. At the same time, Bogota’s capacity to leverage operating expenses will be enhanced following the increase in capital realized from the infusion of net stock proceeds.

When viewed together, net interest income and operating expenses provide considerable insight into a bank’s earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Bank’s earnings were more favorable than the Peer Group’s, based on respective expense coverage ratios of 1.40x for Bogota and 1.17x for the Peer Group. A ratio less than 1.00x indicates that an institution depends on non-interest operating income to achieve profitable operations.

RP® Financial, LC.	PEER GROUP ANALYSIS III.11

Offsetting Bogota’s advantage in lower operating expenses is the Bank’s lower contribution to earnings from non-interest operating income compared to the Peer Group. Non-interest operating income equaled 0.09% and 0.25% of Bogota’s and the Peer Group’s average assets, respectively. These figures include the impact of gains on the sale of loans, which are assumed to be recurring income. Taking non-interest operating income into account in comparing the Bank’s and the Peer Group’s earnings, Bogota’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 67.9% was more favorable than the Peer Group’s efficiency ratio of 79.1%.

Loan loss provisions had a modest, but larger impact on the Peer Group’s earnings, with loan loss provisions established by the Bank and the Peer Group equaling 0.00% and 0.10% of average assets, respectively. The impact of loan loss provisions on the Bank’s and the Peer Group’s earnings, particularly when taking into consideration the prevailing credit market environment for mortgage-based lenders, were indicative of the asset quality position of the Bank and Peer Group.

For the 12 months ended June 30, 2019, the Bank reported non-operating expense of 0.06% of average assets, from a data processing conversion, while the Peer Group reported zero net non-operating gains or losses. Typically, gains and losses generated from non-operating items are viewed as non-recurring in nature, particularly to the extent such gains and losses result from the sale of investments or other assets are not considered to be part of an institution’s core operations. Extraordinary items were not a factor in either the Bank’s or the Peer Group’s earnings.

On average, the Peer Group reported an average effective tax rate of 21.42%, while Bogota reported an effective tax rate of 24.11%. As indicated in the prospectus, the Bank’s effective marginal tax rate is assumed to equal 26.5% (inclusive of both federal and state corporate taxes) when calculating the after-tax return on conversion proceeds.

Loan Composition

Table 3.4 presents data related to the Bank’s and the Peer Group’s loan portfolio compositions (including any investment in MBS). The Bank’s loan portfolio composition reflected a higher concentration of investment in 1-4 family property secured assets (permanent mortgage loans and MBS) than maintained by the Peer Group (68.99% of assets versus 43.59% for the Peer Group). Both the Bank and the Peer Group reported a similar level of

RP® Financial, LC.	PEER GROUP ANALYSIS III.12

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of June 30, 2019 or the Most Recent Date Available.

		Portfolio Composition as a Percent of Assets
		MBS	1-4 Family	Constr. & Land	Multi- Family	Comm RE	Commerc. Business	Consumer	RWA/ Assets	Serviced For Others	Servicing Assets
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)
Bogota Savings Bank
June 30, 2019		6.80%	62.19%	0.49%	8.82%	9.38%	0.38%	0.08%	63.48%	$15,117	$31
Comparable Group
Averages		7.34%	45.81%	4.92%	7.40%	16.29%	3.79%	1.03%	66.56%	$237,861	$967
Medians		6.66%	36.93%	4.98%	5.63%	18.12%	3.97%	0.31%	71.13%	$3,729	$0
Comparable Group
Columbia Bank (MHC)	NJ	17.79%	32.39%	4.21%	11.54%	20.02%	5.17%	0.02%	70.01%	$435,521	$475
Newton Federal Bank (MHC)	GA	3.59%	42.01%	6.34%	0.36%	17.51%	8.26%	6.37%	72.24%	$0	$0
First Federal Bank of Wisconsin (MHC)	WI	12.04%	26.13%	6.10%	12.05%	26.70%	5.30%	0.10%	77.87%	$0	$0
Bank of Greene County (MHC)	NY	12.52%	29.04%	4.32%	5.33%	17.02%	6.31%	0.43%	59.06%	$0	$0
First Federal Savings and Loan Association (MHC)	KY	0.27%	75.17%	2.27%	5.92%	5.37%	0.03%	1.32%	55.13%	$0	$0
Lake Shore Savings Bank (MHC)	NY	6.35%	36.23%	4.84%	11.43%	21.32%	2.77%	0.18%	74.92%	$19,562	$0
Magyar Bank (MHC)	NJ	6.98%	32.86%	5.12%	4.38%	32.62%	8.17%	0.78%	75.24%	$7,457	$33
Oconee Federal Savings and Loan Association (MHC)	SC	9.78%	55.63%	6.36%	0.30%	3.66%	0.83%	1.00%	52.64%	$83,938	$868
Ponce Bank (MHC)	NY	0.13%	37.63%	9.52%	22.69%	18.74%	1.08%	0.11%	73.65%	$0	$0
Third Federal Savings and Loan Association of Cleveland (MHC)	OH	3.91%	90.97%	0.16%	0.02%	0.00%	0.00%	0.02%	54.80%	$1,832,127	$8,289

Note: Bank level data

Source:

S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reilable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS III.13

investment in MBS. Bogota reported a smaller portfolio of loans serviced for others compared to the Peer Group average, and lower capitalized mortgage servicing right as a percent of assets.

Diversification into higher risk and higher yielding types of lending was greater for the Peer Group, as the Peer Group reported total loans other than 1-4 family and MBS of 33.01% of assets, versus 19.15% for the Bank. Commercial real estate/multi-family loans represented the most significant area of lending diversification for the Bank (18.20% of assets). The Peer Group’s lending diversification consisted primarily also of commercial real estate/multi-family loans (23.75% of assets), followed by construction/land loans (4.98% of assets). The relative concentration of assets in loans and diversification into higher risk types of loans by the Peer Group translated into a higher risk weighted assets-to-assets ratio for the Peer Group (71.13%) than the Bank (63.48%).

Credit Risk

Based on a comparison of credit quality measures, the Bank’s credit risk exposure was considered to be more favorable to that of the Peer Group. As shown in Table 3.5, the Bank’s non-performing assets/assets (excluding performing troubled debt restructured loans) and foreclosed real estate/assets equaled 0.08% and 0.00%, respectively, versus comparable measures of 0.63% and 0.02% for the Peer Group, indicating an advantage for the Bank. At the same time, the Bank recorded a lower non-performing loans/loans ratio than the Peer Group, at 0.23% and 1.27% respectively. The Bank maintained a higher reserve coverage ratio, loss reserves as a percent of total NPAs, which equaled 164.17% for the Bank versus 75.99% for the Peer Group. Loss reserves maintained as percent of net loans receivable equaled 0.37% for the Bank versus 1.02% for the Peer Group, one area of disadvantage for the Bank. Net loan recoveries or charge-offs were modest for both the Bank and Peer Group, based on ratios of a recovery of 0.01% for Bogota and net chargeoffs of 0.04% of net loans receivable for the Peer Group, indicating a limited level of activities in terms of addressing problem assets.

Interest Rate Risk

Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group. In terms of balance sheet ratios, Bogota’s interest rate risk characteristics were considered to be less favorable than the Peer Group. The Bank’s equity-

RP® Financial, LC.	PEER GROUP ANALYSIS
III.14

Table 3.5

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of June 30, 2019 or the Most Recent Date Available.

		REO/ Assets	NPAs & 90+Del/ Assets (1)	Adj NPAs & 90+Del/ Assets (2)	NPLs/ Loans (3)	Rsrves/ Loans HFI	Rsrves/ NPLs (3)	Rsrves/ NPAs & 90+Del (1)	Net Loan Chargeoffs (4)		NLCs/ Loans
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)		(%)
Bogota Savings Bank
June 30, 2019		0.00%	0.18%	0.08%	0.23%	0.37%	164.17%	164.17%	-$	40	-0.01%
Comparable Group
Averages		0.22%	1.49%	0.95%	1.38%	1.02%	103.28%	97.10%		($229)	0.03%
Medians		0.02%	1.02%	0.63%	1.27%	1.02%	77.54%	75.99%		$83	0.04%
Comparable Group
Columbia Bank (MHC)	NJ	0.00%	0.37%	0.10%	0.50%	1.22%	242.66%	242.66%		$2,961	0.06%
Newton Federal Bank (MHC)	GA	0.00%	1.02%	0.50%	1.26%	1.70%	135.03%	135.03%		$94	0.04%
First Federal Bank of Wisconsin (MHC)	WI	0.03%	1.01%	0.46%	1.28%	1.15%	89.47%	86.58%		$20	0.01%
Bank of Greene County (MHC)	NY	0.00%	0.40%	0.29%	0.63%	1.65%	263.74%	260.97%		$455	0.06%
First Federal Savings and Loan Association (MHC)	KY	0.69%	4.73%	3.19%	3.09%	0.70%	22.51%	13.27%		$72	0.10%
Lake Shore Savings Bank (MHC)	NY	0.13%	0.75%	0.72%	0.81%	0.87%	107.97%	89.21%		$242	0.06%
Magyar Bank (MHC)	NJ	1.19%	2.69%	1.84%	1.78%	0.88%	49.65%	27.63%		$0	0.00%
Oconee Federal Savings and Loan Association (MHC)	SC	0.15%	0.89%	0.89%	1.09%	0.36%	33.11%	27.43%		$35	0.01%
Ponce Bank (MHC)	NY	0.01%	1.81%	0.96%	2.02%	1.32%	65.60%	65.40%		$275	0.03%
Third Federal Savings and Loan Association of Cleveland (MHC)	OH	0.01%	1.20%	0.53%	1.30%	0.30%	23.10%	22.82%	-$	6,448	-0.05%

(1)	NPAs are defined as non-accrual loans, performing TDRs, and OREO.
(2)	Adjusted NPAs are defined as non-accrual loans and OREO (performing TDRs are excluded).
(3)	NPLs are defined as non-accrual loans and performing TDRs.
(4)	Net loan chargeoffs are shown on a last twelve month basis.

Source:

S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.15

Table 3.6

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of June 30, 2019 or the Most Recent Date Available.

				Balance Sheet Measures
				Tangible	Avg	Non-Earn.	Quarterly Change in Net Interest Income
			St.	Equity/ Assets	IEA/ Avg IBL	Assets/ Assets	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
				(%)	(%)	(%)	(change in net interest income is annualized in basis points)
Bogota Savings Bank
6/302019			NJ	11.1%	111.3%	4.6%	-1	-17	-12	-6	-19	9
Comparable Group
Average				13.9%	129.0%	5.4%	-3	-9	-5	-1	6	0
Median				14.1%	131.2%	4.8%	-3	-11	4	-5	3	-4
Comparable Group
CLBK	Columbia Financial, Inc. (MHC)		NJ	14.4%	129.6%	7.3%	-13	-11	9	-7	-1	-5
CFBI	Community First Bancshares, Inc. (MHC)	(1)	GA	NA	NA	NA	NA	-11	-71	42	13	-3
FFBW	FFBW, Inc. (MHC)		WI	23.7%	138.4%	4.8%	6	-13	11	-28	39	-9
GCBC	Greene County Bancorp, Inc. (MHC)		NY	8.9%	NA	2.5%	-3	-14	7	6	8	-6
KFFB	Kentucky First Federal Bancorp (MHC)	(1)	KY	NA	NA	NA	NA	-4	2	-8	-4	-14
LSBK	Lake Shore Bancorp, Inc. (MHC)		NY	14.1%	NA	9.5%	-2	-9	7	6	-4	8
MGYR	Magyar Bancorp, Inc. (MHC)		NJ	8.6%	131.2%	4.6%	7	2	-13	-1	7	-1
OFED	Oconee Federal Financial Corp. (MHC)	(1)	SC	NA	NA	NA	NA	-15	2	-8	-3	-5
PDLB	PDL Community Bancorp (MHC)		NY	15.6%	133.2%	5.4%	-7	-12	5	-5	7	28
TFSL	TFS Financial Corporation (MHC)		OH	11.8%	112.3%	4.0%	-7	-1	-5	-6	-4	3

NA=Not Available or change is greater than 100 basis points during the quarter.

(1)	As of March 31, 2019 or the latest date available.

Source:

S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS III.16

to-assets and IEA/IBL ratios were lower than the Peer Group, thereby implying a higher dependence on the yield-cost spread to sustain the net interest margin for the Bank. The Bank reported a lower level of non-interest earning assets, which provides an indication of the earnings capabilities and interest rate risk of the balance sheet. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Bank with improved balance sheet interest rate risk characteristics, with such ratios likely closer to those maintained by the Peer Group, particularly with respect to the increases that will be realized in the Bank’s equity-to-assets and IEA/IBL ratios.

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Bogota and the Peer Group. The relative fluctuations in the Bank’s net interest income to average assets ratio were considered to be higher than the Peer Group and, thus, based on the interest rate environment that prevailed during the period analyzed in Table 3.6, Bogota was viewed as maintaining a higher degree of interest rate risk exposure in the net interest margin. The stability of the Bank’s net interest margin should be enhanced by the infusion of stock proceeds, as the increase in capital will reduce the level of interest rate sensitive liabilities funding Bogota’s assets.

Summary

Based on the above analysis, RP Financial concluded the Peer Group forms a reasonable basis for determining the pro forma market value of the Bank. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP® Financial, LC.	VALUATION ANALYSIS IV.1

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Company’s minority stock offering.

Appraisal Guidelines

The federal regulatory appraisal guidelines utilized by the federal banking agencies specify the pro forma market value methodology for estimating the pro forma market value of an institution. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company relative to the peer group is conducted to discern key differences, leading to valuation adjustments; and, (3) a valuation analysis in which the pro forma market value of the converting thrift is determined based on the market pricing of the peer group as of the date of the valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions and reorganizations, both at conversion and in the aftermarket, must be considered. Given the unique differences in the pricing characteristics of publicly-traded MHCs relative to fully-converted thrift stocks, we have performed the peer group pricing analysis on a fully-converted basis.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques. Additionally, the valuation incorporates a “technical analysis” of recently completed conversions and reorganizations, including closing pricing and aftermarket trading of such offerings. It should be noted these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

RP® Financial, LC.	VALUATION ANALYSIS IV.2

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock. Throughout the stock issuance process, RP Financial will: (1) review changes in Bogota’s operations and financial condition; (2) monitor the Bank’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and, (4) monitor pending conversion and reorganization offerings, both regionally and nationally. If material changes should occur prior to closing of the offering, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including the Company’s value, or the Company’s value alone. To the extent a change in factors impacting the Company’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of Bogota relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have considered the market for thrift stocks, in particular new issues, to assess the impact on value of the Bank coming to market at this time.

RP® Financial, LC.	VALUATION ANALYSIS IV.3

1.	Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank’s and the Peer Group’s financial strengths are noted as follows:

•

Overall A/L Composition. In comparison to the Peer Group, the Bank’s IEA composition was similar, with as somewhat higher concentration of loans, and a lower concentration of cash and investments, resulting in an implied higher earnings capacity. In terms of funding liabilities, Bogota’s deposits were similar and borrowings were higher as a percent of assets compared to the Peer Group, resulting from the lower equity position of the Bank. The higher level of borrowings is unfavorable given the higher cost and inability to gain fee income from these liabilities compared to deposits. Lending diversification into higher yielding types of loans (albeit higher risk loans) was less significant for the Bank, with such loans approximating 19% percent of assets for Bogota versus 33% for the Peer Group. The higher investment in higher risk loans resulted in the Peer Group reporting a higher risk weighted assets-to-assets ratio in comparison to the Bank’s ratio. The lower loan portfolio diversification away from traditional 1-4 family residential loans by Bogota resulted in a much lower yield earned on IEA, while the Bank’s cost of IBL was much higher than the Peer Group’s cost of funds. As a percent of assets, Bogota maintained a higher level of IEA and a higher level of IBL, given the lower pre-conversion equity position of the Bank. After factoring in the impact of the net stock proceeds, the Company’s IEA/IBL ratio will be enhanced by the additional equity raised that can be invested in earning assets. RP Financial concluded that A/L composition was a moderate downward factor in the adjustment for financial condition.

•

Credit Quality. Bogota’s NPAs/assets and NPLs/loans ratios were lower than the comparable Peer Group ratios. Additionally, when excluding performing TDRs from the NPA/assets ratio, Bogota’s ratio remained lower than the Peer Group average. Loan loss reserves as a percent of loans were lower than the Peer Group averages, and higher than NPLs and total NPAs. Net loan charge-offs as a percent of loans were minimal for both Bogota and the Peer Group. As noted above, Bogota’s risk weighted assets-to-assets ratio was lower than the Peer Group’s ratio. In addition, the Bank’s loan portfolio composition was concentrated in lower risk residential assets. Overall, RP Financial concluded that credit quality was a slight upward factor in the adjustment for financial condition.

•

Balance Sheet Liquidity. As of the valuation date, Bogota reported a lower level of cash and investment securities relative to the Peer Group, with the Bank’s investments concentrated in mortgage backed securities. Following the infusion of stock proceeds, the Bank’s cash and investments ratio is expected to increase as the proceeds retained at the holding company level will be initially deployed into shorter term investment securities while the Bank’s portion of the proceeds will also be deployed into investments pending the longer term reinvestment into loans. The Bank’s future borrowing capacity was considered to be similar to the Peer Groups’, given current levels of borrowings currently utilized by the Bank and Peer Group in funding the asset base. Overall, RP Financial concluded that pro forma balance sheet liquidity was a neutral factor in our adjustment for financial condition.

•

Funding Liabilities. Bogota’s IBL composition reflected a similar concentration of deposits and higher use of borrowings relative to the comparable Peer Group ratios, and Bogota’s cost of funds was notably higher than the Peer Group’s ratio, in part due to the level of higher cost borrowings and the higher proportion of CDs in portfolio,

RP® Financial, LC.	VALUATION ANALYSIS IV.4

including brokered CDs. Total IBL as a percent of assets were higher for the Bank as compared to the Peer Group’s ratio due to the lower pre-conversion equity ratio maintained by the Bank. Following the stock offering, the increase in the Bank’s equity position will reduce the level of IBL, and such level will be closer to the Peer Group level. Overall, RP Financial concluded that funding liabilities were a moderately negative factor in our adjustment for financial condition.

•

Tangible Equity/Return on Equity. Bogota currently operates with a lower tangible equity-to-assets ratio as compared to the Peer Group. Following the stock offering, Bogota’s pro forma tangible equity position will increase to within the range of the Peer Group ratio, which will result in similar level of leverage potential. At the same time, the Bank’s pro forma level of earnings is calculated to result in a similar ROE, an important metric from an investor view. On balance, RP Financial concluded that the tangible equity position was a neutral factor in our adjustment for financial condition.

On balance, Bogota’s financial condition, taking into account the above factors, was considered to be somewhat less favorable to the Peer Group’s, and thus a moderate downward adjustment was applied for this valuation adjustment.

2.	Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of a financial institution’s earnings stream and the prospects and ability to generate future earnings, heavily influence the multiple that the investment community will pay for earnings. The major factors considered in the valuation are described below.

•

Reported Profitability. For the most recent 12-month period, Bogota reported net income of $2,758,000, or 0.42% of average assets, versus average and median profitability of 0.60% and 0.52% of average assets for the Peer Group. The Bank’s lower income in comparison to the Peer Group was attributable a lower level of net interest income and non-interest income, offset in part by lower operating expense. The Peer Group relied to a limited extent on gains on the sale of loans, while Bogota did not report any mortgage banking income. An important difference between the Bank and the Peer Group is Bogota’s lower net interest income ratio, a result of the both the Bank having lower yields on earning assets (from the residential loan concentration) and higher costs of funds (from the high proportion of CDs and borrowings as a funding source) which leads to a lower overall yield/cost spread. Bogota benefits from the lower operating expense ratio currently. Reinvestment of the proceeds from the stock offering into interest-earning assets will serve to increase the Bank’s bottom line income, with the benefit of reinvesting proceeds expected to be offset by higher operating expenses associated with operating as a publicly-traded company and the implementation of the planned benefit plans. Bogota’s level of NPAs likely will remain as positive factor in future earnings as there are no significant changes planned for the overall lending strategy. On balance, RP Financial concluded the Bank’s reported earnings were a slight downward factor in our adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS IV.5

•

Core Profitability. Net interest income, operating expenses, non-interest operating income and loan loss provisions were reviewed in assessing the relative strengths and weaknesses of core profitability. Bogota operated with a lower net interest income ratio and a lower level of non-interest operating income, based on a comparison to the Peer Group averages and medians. The disadvantage in terms of revenues were mitigated by the Bank’s lower operating expense ratio such that the Bank’s efficiency ratio was more favorable than the Peer Group’s ratio. Loan loss provisions had a larger impact on the Peer Group’s earnings, although Peer Group provisions were modest in total. The expected earnings benefits the Bank should realize from the redeployment of stock proceeds into IEA and leveraging of post-conversion equity will likely be negated by expenses associated with the stock benefit plans, as well as incremental costs associated with the growth oriented business plan. On balance, we believe the Bank’s core profitability was a slight downward factor in this valuation adjustment.

•

Interest Rate Risk. Quarterly changes in the net interest income ratio for Bogota indicated a somewhat higher degree of volatility, with the primary cause being the use of short-term borrowings and a relatively short-term CD base that has recently repriced upward, along with a loan portfolio containing notable balances of long-term fixed rate residential loans. Other measures of interest rate risk, such as tangible equity and the IEA/IBL ratio were more favorable for the Peer Group. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Bank with equity-to-assets and IEA/IBL ratios that will be in the range of the Peer Group. On balance, RP Financial concluded interest rate risk was a significant downward factor in our adjustment for profitability, growth and viability of earnings.

•

Credit Risk. Loan loss provisions were a lower factor in the Bank’s income statement over the most recent 12-month time period. In terms of future exposure to credit quality related losses, Bogota maintained a similar concentration of assets in loans and lower lending diversification into higher credit risk loans. The Bank’s risk weighted assets-to-assets ratio was lower than the Peer Group’s ratio. The Bank’s NPAs/assets ratio was more favorable than the Peer Group and loss reserves were less favorable for the Bank in comparison to loans receivable, and more favorable in comparison to NPAs and NPLs. Net loan charge-offs over the last 12 months as a percent of loans were minimal for both the Bank and Peer Group. Overall, RP Financial concluded credit risk was a moderately positive factor in the adjustment for profitability, growth and viability of earnings.

•

Earnings Growth Potential. Bogota maintained a lower level of net interest income and a lower interest rate spread as compared to the Peer Group. The concentration in fixed rate residential loans in portfolio and the higher deposit costs in comparison to the Peer Group represent a future risk given the uncertainty of the level of market interest rates. The Bank’s earnings growth potential is similar to the Peer Group in terms of the pro forma equity ratio which will likely be within the range of the Peer Group – a key part of the future operating strategy. The Bank’s original primary market area reveals slightly more favorable current demographic and economic data and future trends, which assist with future franchise growth and profitability. The infusion of stock proceeds will provide the Bank with a similar or slightly more leverage potential than the Peer Group. On balance, because of the exposure to interest rate changes and the likely increase in operating expenses associated with operating as a publicly-traded company, we concluded that a slight downward adjustment was warranted for this factor.

RP® Financial, LC.	VALUATION ANALYSIS IV.6

•

Return on Equity. Currently, the Bank’s trailing 12-month ROE on either a reported or core basis is somewhat higher than the Peer Group’s ROE. On a pro forma basis, immediately following the conversion offering, the Bank’s earnings increase will be limited whereas the equity will increase considerably, thus resulting in a lower pro forma ROE that will be similar to that of the Peer Group. Accordingly, this was neutral factor in the adjustment for profitability, growth and viability of earnings.

On balance, Bogota’s pro forma earnings strength was considered to be slightly less favorable than the Peer Group’s and, thus, a slight downward adjustment was warranted for profitability, growth and viability of earnings.

3.	Asset Growth

Bogota’s assets increased at an annual rate of 2.4% during the most recent 12-month period, while the Peer Group’s assets increased by 6.0% over the same time period. Nine of the ten Peer Group companies reported increases in assets, with the highest growth of a peer member equal to 11.20% (due to organic growth). The recent asset growth reported by Bogota reflects the ongoing growth achieved and has resulted in an equity/assets ratio of slightly above 11.0%. On a pro forma basis, Bogota’s tangible equity-to-assets ratio is calculated to be slightly above the Peer Group’s tangible equity-to-assets ratio, indicating more leverage capacity for the Bank. Bogota’s market area location in Bergen County and the related size and growth rate of the population base implies a relatively unrestricted growth capability. After taking into account the lower recent historical asset growth rate, higher leverage capacity with the enhanced equity base following the offering, and the market area characteristics, we concluded that no adjustment for valuation was warranted for asset growth.

4.	Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served. Bogota’s primary market area for deposits is considered to be Bergen County, with additional lending activities in contiguous counties and other counties of northern and central New Jersey. Within this market, the Bank faces significant competition for loans and deposits from both community-based institutions and larger regional financial institutions, which provide a broader array of services and have significantly larger branch networks. However, the Peer Group companies by virtue of their relatively comparable size relative to Bogota also face numerous and/or large competitors.

RP® Financial, LC.	VALUATION ANALYSIS IV.7

Demographic and economic trends and characteristics in the Bank’s primary market area are presented in Exhibit III-3 along with Peer Group comparable data. In this regard, the total population of Bergen County is higher than the average and median primary market areas of the Peer Group. In addition, the historical and projected population growth rate in Bergen County is slightly higher than the Peer Group average over the 2014-2019 and 2019-2024 periods. While these demographic trends are slightly more favorable for the Bank, the per capita income level in Bergen County ($53,099 as of 2019) is well above the average and median of the Peer Group’s markets. As a percentage of the state average, Bergen County is also above the average and median of the Peer Group. The deposit market share exhibited by the Bank in Bergen County is below the Peer Group average and median, indicative of the larger market within which the Bank operates, while several of the Peer Group members operate in smaller demographic areas. As shown in Table 4.1, the average unemployment rate for the primary market area counties served by the Peer Group companies was above the unemployment rate reflected for Bergen County. On balance, we concluded no adjustment was appropriate for the Bank’s market area.

5.	Dividends

At this time the Bank has not established a dividend policy. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

Five of the ten Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 1.64% to 5.20%. The median dividend yield on the stocks of the Peer Group institutions was 3.22% as of August 23, 2019, representing a median payout ratio of 74.19% of earnings. Comparatively, as of August 23, 2019, the median dividend yield on the stocks of all fully-converted publicly-traded thrifts equaled 32.75%.

RP® Financial, LC.	VALUATION ANALYSIS IV.8

Table 4.1

Bogota Savings Bank

Peer Group Market Area Unemployment Rates (1)

	County	Unemply. Rate June 2019
		(%)
Bogota Savings Bank	Bergen, NJ	2.5%
Peer Group Average		3.9%
Peer Group
Columbia Financial, Inc. (MHC)	Bergen, NJ	2.5%
Community First Bancshares, Inc. (MHC)	Newton, GA	4.4%
FFBW, Inc. (MHC)	Waukesha, WI	3.3%
Greene County Bancorp, Inc. (MHC)	Greene, NY	3.6%
Kentucky First Federal Bancorp (MHC)	Franklin, KY	4.3%
Lake Shore Bancorp, Inc. (MHC)	Chautauqua, NY	4.0%
Magyar Bancorp, Inc. (MHC)	Middlesex, NJ	2.6%
Oconee Federal Financial Corp. (MHC)	Oconee, SC	3.6%
PDL Community Bancorp (MHC)	Bronx, NY	5.6%
TFS Financial Corporation (MHC)	Cuyahoga, OH	4.9%

(1)	Unemployment rates not seasonally adjusted

Source: S&P Global Market Intelligence

Our valuation adjustment for dividends for Bogota also considered the regulatory policy with regard to payment of dividends to the MHC. Under current FRB policy, any dividends declared by Bogota would be required to be paid to all shareholders. Accordingly, dividends paid by Bogota would increase the amount of assets held by the MHC, after adjusting for applicable income taxes, and, thereby, increase the implied dilution incurred by the minority shareholders in a second-step conversion pursuant to the calculation to account for net assets held by the MHC in a second-step offering.

Overall, while the Bank has not established a definitive dividend policy prior to its stock offering, the Bank will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on pro forma earnings and capitalization. At the same time, dividend payments retained by the MHC would increase the implied dilution to minority shareholders in a second-step offering. On balance, we concluded that a slight downward adjustment was warranted for purposes of the Bank’s dividend policy.

RP® Financial, LC.	VALUATION ANALYSIS IV.9

6.	Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets. All ten of the Peer Group members trade on NASDAQ. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies, based on public shares outstanding, ranged from $27.9 million to $928.4 million as of August 23, 2019, with average and median market values of $213.3 million and $35.5 million, respectively. The shares issued and outstanding to the public shareholders of the Peer Group members ranged from 3.2 million to 227.1 million, with average and median public shares outstanding of 32.7 million and 4.4 million, respectively. The Bank’s stock offering at the midpoint is expected to provide for pro forma shares outstanding that will be much lower than the average and slightly higher than the median shares outstanding indicated for the Peer Group companies. Likewise, the market capitalization of the Company at the midpoint of the offering range will be somewhat higher than the Peer Group average and median values. The Company’s stock is expected to be quoted on the NASDAQ following the stock offering, and the stock will retain characteristics of an initial public offering. Overall, we anticipate that the Bank’s public stock will have a similar liquid trading market compared to the stocks of the Peer Group companies and, therefore, concluded that no adjustment was warranted for this factor.

7.	Marketing of the Issue

We believe three separate markets exist for thrift stocks, including those coming to market such as Bogota’s: (A) the after-market for public companies both fully-converted and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors, but on a pro forma basis without the benefit of prior operations as a fully-converted publicly-held company and stock trading history; and, (C) the thrift acquisition market. All three of these markets were considered in the valuation of the Company’s to-be-issued stock.

A.	The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest

RP® Financial, LC.	VALUATION ANALYSIS IV.10

rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues, and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

In terms of assessing general stock market conditions, the performance of the overall stock market has been mixed in recent quarters. Stocks trended higher at the end of September and the beginning of October 2018, as manufacturer shares led the Dow Jones Industrial Average (“DJIA”) to a new record high following completion of a new North American trade pact. A sell-off in Treasury bonds prompted a broader stock market downturn at the end of the first week of October, as investors reacted to the September employment report which showed the national unemployment rate hitting a 50-year low. The sell-off in stocks deepened in the second week of October, with the DJIA recording a two-day decline of 5.2% before rebounding at the end of the week. Volatility continued to prevail in the broader stock market during the second half of October, as investors reacted to mixed third quarter earnings reports and signs of softer global economic growth. Following a sell-off heading into late-October 2018, stocks rebounded sharply higher at the end of October and at the start of November. The rebound in the stock market was led by technology shares, based on some favorable third quarter earnings reports. Stocks continued to surge higher following the mid-term elections, as a congressional power divide eased worries about swift policy changes. Following the mid-term election rally, stocks trended sharply lower through late-November. Factors contributing to the sell-off included U.S.-China trade tensions, concerns about the health of the technology sector, worries about slowing global growth and oil prices dropping to a three-year low. Stocks rebounded in the last week of November, with the DJIA and the S&P 500 erasing their November declines after the Federal Reserve Chairman eased investor worries about aggressively increasing interest rates. A strong retail sales report for the Thanksgiving weekend and a trade truce between the U.S. and China also contributed to the stock market rally at the end of November. Energy shares led the stock market higher at the start of December, as oil prices rounded after an easing of geopolitical concerns. Stocks tumbled lower to close out the first trading week of December, as investors’ doubts about the U.S.-China trade truce and a flattening yield curve raised fears of an economic slowdown. A rally in technology shares helped the broader stock market to edge higher going into mid-December, which was followed by a mid-December sell-off prompted by signs that China’s economy may be slowing. The stock market route deepened going into the second half of December, as investors reacted to the Federal Reserve’s rate hike and possible government

RP® Financial, LC.	VALUATION ANALYSIS IV.11

shutdown. After four days of sharp declines, the DJIA logged its biggest daily point gain which was led by a rebound in energy shares. The positive trend in the broader stock market continued in the final trading days of 2018, although 2018 was the worst yearly decline for stocks since 2008.

Volatility continued to prevail in the broader stock market at the start of 2019. Soft economic data for U.S. December manufacturing activity prompted a sharp sell-off, which was followed a robust rally on the strong job growth reported for December. The rally in the broader stock market gained momentum through mid-January, which was supported signs of progress in the U.S.- China trade talks and the Federal Reserve signaling its willingness to slow its pace of interest rate increases. The broad-based stock market rally paused in late-January, as stocks retreated on signs that a slowdown in China’s economy was hurting corporate profits in the U.S. Stocks soared higher after the Federal Reserve concluded its end of January policy meeting, in which it elected to hold interest rates steady and stated that is was done raising interest rates for a while. Overall, stocks posted their best January in three years, which was led by the biggest laggards during the fourth quarter sell-off. Strong job growth reflected in the January employment report helped to sustain stock market gains at the start of February, which was followed by a pullback related to China trade tensions. Stocks rebounded in the second half of February, as the DJIA and S&P 500 closed out February with their best two-month start to a year in almost three decades. Factors contributing to the stock market rally included renewed optimism on U.S.-China trade negotiations, the President and Congress reaching a border security agreement to avert another government shutdown and the Federal Reserve signaling that it was taking a pause to further rate increases. Worries about a slowing global economy and weaker-than-expected job growth reported for February contributed to a pullback in the stock market in the first week of March, which was followed by a technology led rebound in the stock market going into mid-March. The outcome of the Federal Reserve’s March meeting lifted stocks heading into the close of the first quarter, as investors moved into riskier assets on indications that the Federal Reserve would hold interest rates steady for the rest of 2019. After a one day sell-off on concerns of slowing global growth, stocks closed out the first quarter trading higher on optimism about U.S.-China trade talks and the Federal Reserve’s signal to halt further interest rate increases.

RP® Financial, LC.	VALUATION ANALYSIS IV.12

The upward trend in stocks continued into the first week of April 2019, which was supported by some upbeat economic data reported by Europe and China and a favorable U.S. jobs report for March. U.S. trade tensions with Europe contributed to a pullback in the stock market heading into mid-April, which was followed by an uneven trading market going into the second half of April. Investors reacting to first quarter earnings reports and ongoing concerns about the health of the world economy were among the factors that provided for an up and down market in the second half of April. A strong GDP report for the first quarter of 2019 helped to lift stocks at the end of April, with major stock indexes recording their best four-month start to a year since at least 1999. Stocks fell at the start of May after the Federal Reserve left interest rates unchanged and reiterated that it would remain patient on moving its target rate. A strong jobs report for April helped stocks to rebound to close out the first trading week of May. Stocks reversed course the following week, as escalating U.S.-China trade tensions precipitated a sell-off in the broader stock market. Aided by some stronger-than-expected earnings reports from Cisco Systems and Walmart, stocks rebounded going into the second half of May 2019. Stocks closed out May trading down sharply, as a flare-up in U.S.-China trade tensions, worries about slowing economic growth and threat of tariffs being imposed on Mexico spurred a retreat from riskier investments. A weak jobs report for May and indications from the Federal Reserve that a rate cut may be warranted to boost the economy contributed to stocks rebounding strongly higher in the first week of June. Stocks continued to rally higher going into the second half of June, as the S&P 500 closed at a new record high. Factors that helped to sustain the stock market rally included the U.S.’s decision to hold off on implementing trade tariffs on Mexico and growing expectations for a near term rate cut by the Federal Reserve. Stocks traded unevenly at the close of the second quarter.

Signs of a thawing in trade relations between the U.S. and China contributed to stock market gains at the start of the third quarter of 2019. Stocks retreated following the release of the June employment report, as better-than-expected job growth diminished hopes that the Federal Reserve would aggressively cut rates. A rally in healthcare stocks and indications from the Federal Reserve that it was poised to cut interest rates to bolster a slowing U.S. economy contributed to major U.S. stock indexes closing at record highs in mid-July. Some better-than expected second quarter earnings reports helped to sustain gains in the broader stock market going into the second half of July, which was followed by stocks trading lower after the European Central Bank hinted that it was preparing to cut interest rates for the first time since 2016. Further fears of the US tariff issue with China and other counties caused the general market to decline sharply in early August, although such stocks rebounded upon further news regarding tariffs. On August 23, 2019, the DJIA closed at 25628.9, a decrease of 0.1% from one year ago and an increase of 9.9% year-to-date, and the NASDAQ closed at 7751.8, a decrease of 1.6% from one year ago and an increase of 16.8% year-to-date. The S&P 500 Index closed at 2847.1 on August 23, 2019, a decrease of 0.4% from one year ago and an increase of 13.6% year-to-date.

RP® Financial, LC.	VALUATION ANALYSIS IV.13

The performance of thrift stocks has also been uneven in recent quarters. Thrift shares experienced a sell-off in the first week of October 2018, as the shares of mortgage-based lenders were negatively impacted by the rise in long-term Treasury yields and concerns that higher mortgage rates could further deter home buyers in a slumping housing market. Financial shares were among the worst performers in the market sell-off that occurred during second week of October, as investors dumped bank stocks heading into third quarter earnings season. The downturn in thrift stocks continued into the second half of October, as third quarter earnings reports showed a trend of net interest margin compression among mortgage-based lenders. After easing lower through mid-November 2018, comments by the Federal Reserve Chairman signaling a less aggressive approach to raising interest rates spurred a rally in thrift shares at the end of November. Thrift shares reversed course during the first half of December, as financial shares experienced a broad-based sell-off on concerns about the flattening yield curve and slower economic growth translating into weaker demand for bank loans. The sell-off in thrift shares accelerated in the closing weeks of 2018, as financial shares were among the hardest hit in the stock market route that occurred in the second half of December.

The favorable jobs report for December 2018 helped thrift stocks to rebound at the start of 2019. Thrift shares continued to rally through mid-January, as some favorable fourth quarter earnings posted by some large banks served to lift financial shares in general. Expectations that the Federal Reserve would slow down its pace of rate increases helped to sustain the positive trend in thrift shares through the second half of January. The favorable jobs report for January, the Federal Reserve’s indication that it was taking a pause in raising interest rates and consolidation in the banking sector contributed to sustaining the rebound in thrift shares through the first week of February. News that another government shutdown had been averted helped to continue the positive trend in thrift shares going into the second half of February. After stabilizing in the last week of February, thrift shares retreated during the first half of March. Weak job growth reflected in the February employment report and a flattening yield curve were factors that contributed to the downturn in thrift stocks. Thrift shares traded sharply lower following the Federal Reserve’s March 20th policy meeting, as signals from the Federal Reserve that they would not raise rates for the remainder of 2019 elevated concerns of a slowing U.S. economy. Thrift shares were also pressured lower by the inversion of the 10-year Treasury yield relative to the 3-month Treasury yield. Following the sell-off, financial shares led a rebound in the broader stock market at the close of the first quarter.

RP® Financial, LC.	VALUATION ANALYSIS IV.14

The upward trend in thrift stocks continued during the first half of April 2019, which was supported by the strong job growth reflected in the March employment report and mild inflation data. Thrift shares retreated slightly going into late-April, as investors reacted to first quarter earnings reports and the prospect of interest rate spreads coming under further pressure as the result of higher funding costs and a slowdown in loan growth. Low inflation data and stronger-than-expected first quarter GDP growth boosted thrift shares at the close of April, which was followed by a pullback in thrift stocks at the start of May as the Federal Reserve concluded its policy meeting leaving interest rates unchanged and indicated that it would not move to cut rates in the near future despite recent low inflation data. Thrift shares traded higher on the strong jobs report for April and then followed the broader stock market lower in the second week of May. Ongoing concerns of weakening loan demand and the flat yield curve continued to pressure thrift shares lower going in the second half of May 2019. An increase in non-performing loans reported in the first quarter of 2019 and President Trump’s threat to impose tariffs on Mexico contributed to financial shares retreating further at the end of May. The May employment report sparked a rebound in thrift stocks at the close of the first week of trading in June, as investors bet that the weak job growth reported for May would increase the potential for the Federal Reserve to cut rates. In contrast to the broader stock market, thrift shares edged lower following the Federal Reserve’s June policy meeting and conclusion to hold rates steady. News that all of the big U.S. banks passed their stress test and increased both stock buy-backs and dividends contributed to broader market gains in the financial sector at the close of the second quarter.

Thrift shares traded in fairly narrow range throughout July and August, as second quarter earnings reports were generally in line with expectations. Thrift shares rebounded upon the most recent interest rate cut by the Federal Reserve on July 31, 2019, and reacted either upward or downward based on the most recent information regarding the ongoing international trade conflicts. On August 23, 2019, the SNL Index for all publicly-traded thrifts closed at 831.2, a decrease of 12.2% from one year ago and an increase of 7.7% year-to-date.

B.	The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks

RP® Financial, LC.	VALUATION ANALYSIS IV.15

in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, two standard conversions, one second step conversion and two mutual holding company offerings have been completed during the past three months, with one of the standard conversions, the second step conversion and both mutual holding companies trading on the NASDAQ exchange. The standard conversions and the second step conversion are not considered to be totally relevant for Bogota’s pro forma pricing, given the MHC offering structure. For the two mutual holding company offerings, which are more comparable, the Pioneer Bancorp, Inc. offering closed at the top of the offering range and raised $111.7 million in proceeds. The First Seacoast Bancorp offering was a smaller offering which raised $26.8 million. The average closing pro forma price/tangible book ratio of these two offerings equaled 73.8% on a fully-converted basis. On average, the two mutual holding company offerings reflected price appreciation of 15.9% after the first week of trading. As of August 23, 2019, the two recent mutual holding company conversion offerings reflected a 15.3% increase in price on average.

C.	The Acquisition Market

Also considered in the valuation was the potential impact on Bogota’s stock price of recently completed and pending acquisitions of other savings institutions operating in New Jersey. As shown in Exhibit IV-4, there have been 16 financial institution acquisitions completed from the beginning of 2011 through August 9, 2019, and there is currently one acquisition pending of a New Jersey savings institution. The recent acquisition activity may imply a certain degree of acquisition speculation for the Company’s stock. To the extent that acquisition speculation may impact the offering, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a level of acquisition activity and, thus,

RP® Financial, LC.	VALUATION ANALYSIS
IV.16

RP® Financial, LC.

Table 4.2

Pricing Characteristics and After-Market Trends

Conversions Completed in Trailing 3 Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to Char. Found.		Insider Purchases					Pro Forma Data							Post-IPO Pricing Trends
			Financial Info.		Asset Quality								% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)			Financial Charac.				Closing Price:
Institution	Conversion Date	Ticker	Assets	Equity/ Assets	NPAs/ Assets	Res. Cov.	Excluding Foundation				Form	% of Public Off. Inc. Fdn.	Benefit Plans				Initial Div. Yield	P/TB	Core P/E	P/A	Core ROA	TE/A	Core ROE	IPO Price	First Trading Day	% Chg	After First Week(3)	% Chg	After First Month(4)	% Chg	Thru 8/23/2019	% Chg
							Gross Proc.	% Offer	% of Mid.	Exp./ Proc.			ESOP	Recog. Plans	Stk Option	Mgmt.& Dirs.
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
Eureka Homestead Bancorp, Inc., LA	7/10/19	ERKH-OTC Pink	$98	12.52%	0.00%	NM	$14.3	100%	89%	8.9%	N.A.	N.A.	8.0%	4.0%	10.0%	3.7%	0.00%	60.5%	44.0x	13.0%	0.3%	21.5%	1.4%	$10.00	$12.10	21.0%	$12.10	21.0%	$12.17	21.7%	$12.18	21.8%
Richmond Mutual Bancorporation, Inc., IN*	7/2/19	RMBI- NASDAQ	$883	9.40%	0.48%	143%	$130.3	100%	132%	2.2%	C/S	3.7%	8.0%	4.0%	10.0%	1.0%	0.00%	73.2%	21.2x	13.7%	0.7%	18.8%	3.6%	$10.00	$13.65	36.5%	$13.50	35.0%	$13.23	32.3%	$13.24	32.4%

		Averages - Standard Conversions:	$491	10.96%	0.24%	143%	$72.3	100%	111%	5.5%	N.A.	N.A.	8.0%	4.0%	10.0%	3.7%	0.00%	66.9%	44.0x	13.4%	0.5%	20.2%	2.5%	$10.00	$12.88	28.8%	$12.80	28.0%	$12.70	27.0%	$12.71	27.1%
		Medians - Standard Conversions:	$491	10.96%	0.24%	143%	$72.3	100%	111%	5.5%	N.A.	N.A.	8.0%	4.0%	10.0%	3.7%	0.00%	66.9%	44.0x	13.4%	0.5%	20.2%	2.5%	$10.00	$12.88	28.8%	$12.80	28.0%	$12.70	27.0%	$12.71	27.1%
Second Step Conversions
HarborOne Northeast Bancorp, Inc., MA*	8/15/19	HONE- NASDAQ	$3,656	9.94%	0.53%	116%	$310.4	53%	115%	1.4%	N.A.	N.A.	8.0%	4.0%	10.0%	0.6%	0.00%	105.4%	39.8x	14.9%	0.4%	14.4%	2.3%	$10.00	$10.02	0.2%	$10.17	1.7%	$9.97	-0.3%	$10.09	0.9%

		Averages - Second Step Conversions:	$3,656	9.94%	0.53%	116%	$310.4	53%	115%	1.4%	N.A.	N.A.	8.0%	4.0%	10.0%	0.6%	0.00%	105.4%	39.8x	14.9%	0.4%	14.4%	2.3%	$10.00	$10.02	0.2%	$10.17	1.7%	$9.97	-0.3%	$10.09	0.9%
		Medians - Second Step Conversions:	$3,656	9.94%	0.53%	116%	$310.4	53%	115%	1.4%	N.A.	N.A.	8.0%	4.0%	10.0%	0.6%	0.00%	105.4%	39.8x	14.9%	0.4%	14.4%	2.3%	$10.00	$10.02	0.2%	$10.17	1.7%	$9.97	-0.3%	$10.09	0.9%
Mutual Holding Companies
Pioneer Bancorp, Inc., NY*	7/18/19	PBFS- NASDAQ	$1,386	9.51%	0.94%	108%	$111.7	43%	132%	2.2%	C/S	2.0%	8.7%	4.4%	10.9%	2.1%	0.00%	76.0%	14.1x	16.2%	1.2%	14.7%	7.9%	$10.00	$14.75	47.50%	$14.29	42.9%	$14.03	40.3%	$14.12	41.2%
First Seacoast Bancorp, NH	7/17/19	FSEA- NASDAQ	$395	8.47%	0.08%	889%	$26.8	44%	132%	5.6%	C/S	2.2%	8.7%	4.4%	10.9%	2.9%	0.00%	71.6%	52.4x	13.6%	0.3%	13.2%	1.9%	$10.00	$9.75	-2.50%	$9.14	-8.6%	$8.93	-10.7%	$8.93	-10.7%

		Averages - MHC Conversions:	$890	8.99%	0.51%	499%	$69.2	44%	132%	3.9%	N.A.	N.A.	8.7%	4.4%	10.9%	2.5%	0.00%	73.8%	33.2x	14.9%	0.7%	13.9%	4.9%	$10.00	$12.25	22.5%	$11.71	17.1%	$11.48	14.8%	$11.53	15.3%
		Medians - MHC Conversions:	$890	8.99%	0.51%	499%	$69.2	44%	132%	3.9%	N.A.	N.A.	8.7%	4.4%	10.9%	2.5%	0.00%	73.8%	33.2x	14.9%	0.7%	13.9%	4.9%	$10.00	$12.25	22.5%	$11.71	17.1%	$11.48	14.8%	$11.53	15.3%
		Averages - All Conversions:	$1,283	9.97%	0.41%	314%	$118.7	68%	120%	4.1%	N.A.	N.A.	8.3%	4.1%	10.4%	2.0%	0.00%	77.3%	34.3x	14.3%	0.6%	16.5%	3.4%	$10.00	$12.05	20.5%	$11.84	18.4%	$11.67	16.7%	$11.71	17.1%
		Medians - All Conversions:	$883	9.51%	0.48%	130%	$111.7	53%	132%	2.2%	N.A.	N.A.	8.0%	4.0%	10.0%	2.1%	0.00%	73.2%	39.8x	13.7%	0.4%	14.7%	2.3%	$10.00	$12.10	21.0%	$12.10	21.0%	$12.17	21.7%	$12.18	21.8%

Note: * - Appraisal performed by RP Financial; BOLD = RP Financial assisted in the business plan preparation, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1)	As a percent of MHC offering for MHC transactions.
(2)	Does not take into account the adoption of SOP 93-6.
(3)	Latest price if offering is less than one week old.
(4)	Latest price if offering is more than one week but less than one month old.
(5)	Mutual holding company pro forma data on full conversion basis.
(6)	Simultaneously completed acquisition of another financial institution.
(7)	Simultaneously converted to a commercial bank charter.
(8)	Former credit union.

8/23/2019

RP® Financial, LC.	VALUATION ANALYSIS IV.17

are subject to the same type of acquisition speculation that may influence the Company’s stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in the Company’s stock would tend to be less, compared to the stocks of the Peer Group companies. Furthermore, in comparison to the stocks of the fully-converted Peer Group companies, the degree of acquisition speculation in the Bank’s stock is also viewed to be relatively more limited since there are fewer potential acquirers for the Bank’s stock as a re-mutualization transaction can only be completed by a mutual institution or an institution in the MHC form of ownership. Additionally, there tends to be less acquisition speculation in the stocks of publicly-traded MHCs in general, given the majority of the shares are held by the MHC rather than public shareholders which own 100% of the stocks of the fully-converted Peer Group companies. Accordingly, the Peer Group companies are considered to be subject to a greater degree of acquisition speculation relative to the acquisition speculation that may influence Bogota Financial’s trading price.

* * * * * * * * * * *

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for MHC conversions and the local acquisition market for thrift stocks. Taking these factors and trends into account, RP Financial concluded that no valuation adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.	Management

The Bank’s management team appears to have experience and expertise in all of the key areas of the Bank’s operations. Exhibit IV-5 provides summary resumes of Bogota’s Board of Directors and senior management. The financial characteristics of the Bank suggest that the Board and senior management have been effective in pursuing an operating strategy that can be well managed by the Bank’s present organizational structure. The Bank currently does not have any senior management positions that are vacant and that the Bank is trying to fill.

Similarly, the returns, equity positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

RP® Financial, LC.	VALUATION ANALYSIS IV.18

9.	Effect of Government Regulation and Regulatory Reform

In summary, as a federally-insured savings institution operating in the MHC form of ownership, Bogota will be operating in substantially the same regulatory environment as the Peer Group members — all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank’s pro forma regulatory capital ratios. Accordingly, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Bank’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Table 4.3

Bogota Savings Bank

Valuation Adjustments

Key Valuation Parameters:	Valuation Adjustment
Financial Condition	Moderate Downward
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	No Adjustment
Primary Market Area	No Adjustment
Dividends	Slight Downward
Liquidity of the Shares	No Adjustment
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

Valuation Approaches-Fully Converted Basis

In applying the accepted valuation methodology promulgated by the FDIC, the FRB and the Department, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Company’s to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Bank’s prospectus for the reinvestment rate, effective tax rate, stock benefit plan assumptions, the Foundation and offering expenses (summarized in Exhibits IV-9 and IV-10). The assumptions utilized in the pro forma analysis in calculating the Company’s full conversion value were consistent with the assumptions utilized for the minority stock offering (summarized in Exhibits IV-7 and IV-8).

RP® Financial, LC.	VALUATION ANALYSIS IV.19

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group, recent conversion offerings and publicly-traded MHCs on a fully-converted basis.

RP Financial’s valuation placed an emphasis on the following:

•

P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Company’s and the Peer Group’s earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma fully-converted basis for the Company; and (2) the Peer Group on average has had the opportunity to realize the benefit of reinvesting net conversion proceeds, we also gave weight to the other valuation approaches.

•

P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of an initial public offering, as the earnings approach involves assumptions regarding the use of proceeds. RP Financial considered the P/B approach to be a valuable indicator of pro forma value taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

•

P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when ROE is expected to be low.

The Company will adopt “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

RP® Financial, LC.	VALUATION ANALYSIS IV.20

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that as of August 23, 2019, the pro forma market value of the Company’s full conversion offering equaled $99,489,790 at the midpoint, equal to 9,948,979 shares at $10.00 per share. The $10.00 per share price was determined by the Bogota Board.

Basis of Valuation – Fully Converted/Non Fully-Converted Pricing Ratios

1. Price-to-Earnings (“P/E”). The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple (fully-converted basis) to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Bank reported net income of $2,758,000 for the 12 months ended June 30, 2019. In examining Bogota’s income statement over that time period, non-recurring items consisted of one-time expenses related to a data processing system conversion, totaling $500,000. Excluding this expense on an after-tax basis resulted in a calculation of core net income of $3,125,000 for the 12 months ended June 30, 2019. This figure was used for the core earnings base in the valuation calculations.

Based on the Company’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma reported and core P/E multiples (fully-converted basis) at the $99.5 million midpoint value equaled 40.00 and 34.48 times, respectively, indicating a premiums of 82.5% and 47.5%, relative to the Peer Group’s fully-converted average reported and core earnings multiples of 21.92 times and 23.37 times (see Table 4.4). In calculating the Peer Group earnings multiples, we excluded any earnings multiples in excess of 35x as “not meaningful”. In comparison to the Peer Group’s median reported and core earnings multiples of 21.03 times and 21.34 times, the Company’s pro forma reported and core P/E multiples (fully-converted basis) at the midpoint value indicated premiums of 90.2% and 61.6%, respectively. The Company’s pro forma P/E ratios (fully-converted basis) based on reported and core earnings at the minimum and the maximum, as adjusted equaled 33.33 and 55.56 times and 29.41 and 47.62 times, respectively.

RP® Financial, LC.	VALUATION ANALYSIS
IV.21

RP Financial, LC.

Table 4.4

MHC Institutions, Implied Pricing Ratios, Full Conversion Basis

Financial Data as of the Most Recent Quarter or Twelve Month Period Available

Prices as of August 23, 2019

																Key Financial Data(2)
								Per Share Data		Pricing Ratios(4)					Dividends			LTM
						Stock	Mkt	LTM	Tang.	P/E	P/E Cre	Price/	Price/	Price/	Ann Div	Total	Tang.	Reported		Core
	Ticker	Company Name	City	State	Exchange	Price(1)	Value(2)	EPS	BV/Sh	LTM(3)	LTM(3)	Book	TBk	Assts	Rate	Assets	E/A	ROAA	ROAE	ROAA	ROAE
						($)	($M)	($)	($)	(x)	(x)	(%)	(%)	(%)	($)	($000)	(%)	(%)	(%)	(%)	(%)
		Bogota Savings Bank
		Supermaximum	—	—	—	$10.00	$131.58	$0.18	$14.03	55.56	47.62	71.28	71.28	16.98	$0.00	$775,145	23.81	0.31	1.30	0.36	1.50
		Maximum	—	—	—	10.00	114.41	0.21	14.85	47.62	40.00	67.34	67.34	15.05	0.00	760,449	22.34	0.32	1.44	0.37	1.65
		Midpoint	—	—	—	10.00	99.49	0.25	15.79	40.00	34.48	63.33	63.33	13.31	0.00	747,670	21.01	0.33	1.58	0.38	1.81
		Minimum	—	—	—	10.00	84.57	0.30	17.07	33.33	29.41	58.58	58.58	11.51	0.00	734,891	19.64	0.34	1.74	0.39	2.00
	Publicly Traded MHCs, Full Conversion Basis - Averages					14.98	760.7	0.60	16.50	21.92	23.37	82.61	83.97	19.67	0.54	3,089,736	23.55	0.63	3.00	0.51	2.28
	Publicly Traded MHCs, Full Conversion Basis - Medians					14.37	109.8	0.48	15.36	21.03	21.34	79.94	79.94	21.45	0.44	643,940	23.59	0.61	2.39	0.48	1.94
	Publicly Traded MHCs, Full Conversion Basis
1	CLBK	Columbia Financial, Inc. (MHC)	Fair Lawn	NJ	NASDAQ	14.88	1,720.5	0.54	15.43	27.70	27.79	96.11	96.42	22.16	NA	7,762,945	22.99	0.80	3.47	0.80	3.46
2	CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	10.01	75.7	0.17	14.68	NM	NM	68.17	68.17	22.30	NA	339,316	32.71	0.37	1.13	0.37	1.13
3	FFBW	FFBW, Inc. (MHC)	Brookfield	WI	NASDAQ	9.55	63.3	0.24	13.63	NM	NM	70.02	70.08	22.01	NA	287,499	31.40	0.55	1.74	0.61	1.94
4	GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	26.80	228.8	2.19	25.31	12.21	NM	105.87	105.87	16.66	0.44	1,373,226	15.74	1.36	8.67	NA	NA
5	KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	7.69	64.3	0.11	9.88	NM	NM	66.26	77.91	18.38	0.40	349,979	23.59	0.26	0.92	0.26	0.92
6	LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	14.90	88.7	0.72	21.34	20.58	20.98	69.78	69.78	14.23	0.48	623,556	20.39	0.69	3.39	0.68	3.33
7	MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	11.81	68.7	0.56	14.77	21.03	21.34	79.94	79.94	10.35	NA	664,324	12.94	0.49	3.80	0.48	3.75
8	OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	22.76	130.9	0.81	NA	28.06	NM	NA	NA	21.55	0.40	607,436	NA	0.77	NA	NA	NA
9	PDLB	PDL Community Bancorp (MHC)	Bronx	NY	NASDAQ	13.86	249.3	0.22	15.36	NM	NM	90.21	90.21	21.36	NA	1,167,247	23.67	0.34	1.45	0.34	1.44
10	TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	17.56	4,916.6	0.43	18.04	NM	NM	97.16	97.34	27.74	1.00	17,721,837	28.50	0.68	2.39	NA	NA

(1)	Current stock price of minority stock.
(2)	Current stock price of minority stock times total shares (public and MHC) outstanding.
(3)	P/E or Core P/E = “NM” if multiple >35x.
(4)	Ratios are pro forma assumings a second step conversion to full stock form.

Source: S&P Global Market Intelligence and RP Financial, LC. Calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP® Financial, LC.	VALUATION ANALYSIS IV.22

On an MHC reported basis, the Company’s reported and core P/E multiples at the midpoint value of $99.5 million equaled 38.46 times and 34.48 times, respectively (see Table 4.5). The Company’s reported and core P/E multiples provided for premiums of 65.7% and 28.0% relative to the Peer Group’s average reported and core P/E multiples of 23.21 times and 26.94 times, respectively. In comparison to the Peer Group’s median reported and core earnings multiples which equaled 24.06 times and 24.55 times, respectively, the Company’s pro forma reported and core P/E multiples (MHC basis) at the midpoint value indicated premiums of 59.9% and 40.5%, respectively. The Company’s pro forma reported and core P/E ratios (MHC basis) at the minimum equaled 33.33 times and 52.63 times, respectively, and equaled 52.63 times and 45.45 times at the supermaximum, respectively.

2. Price-to-Book (“P/B”). The application of the P/B valuation method requires calculating the Company’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to the Company’s pro forma book value (fully-converted basis). Based on the $99.5 million midpoint valuation, the Company’s pro forma P/B and P/TB ratios (fully-converted basis) both equaled 63.33% (see Table 4.5). In comparison to the average P/B and P/TB ratios for the Peer Group of 82.61% and 83.97%, respectively, the Company’s ratios reflected a discount of 23.3% on a P/B basis and a discount of 24.6% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 79.94% and 21.45%, respectively, the Company’s pro forma P/B and P/TB ratios (fully-converted basis) at the midpoint value reflected discounts of 20.8%. At the top of the range or supermaximum, the Company’s P/B and P/TB ratios (fully-converted basis) both equaled 71.28%. In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the range reflected discounts of 13.7% and 15.1%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the range reflected discounts of 10.9%. RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio, which mathematically results in a ratio discounted to book value, along with consideration of the Company’s higher pro forma equity ratio and in consideration of the trading of recent conversions.

RP® Financial, LC.	VALUATION ANALYSIS
IV.23

RP® Financial, LC.

Table 4.5

Public Market Pricing Versus Peer Group

As of August 23, 2019

			Market Capitalization		Per Share Data
					Core 12 Month EPS(2)	Book Value/ Share						Dividends(4)			Financial Characteristics(6)
			Price/ Share(1)	Market Value(1)			Pricing Ratios(3)					Amount/ Share	Yield	Payout Ratio(5)	Total Assets	Tang. Eq./ T. Assets	NPAs/ Assets	Reported		Core
							P/E	P/B	P/A	P/TB	P/Core							ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)
Bogota Financial Corp.
Supermaximum			$10.00	$59.21	$0.22	$9.19	52.63x	108.81%	18.50%	108.81%	45.45x	$0.00	0.00%	0.00%	$711	16.99%	0.17%	0.35%	2.05%	0.40%	2.36%
Maximum			$10.00	51.49	$0.25	10.01	45.45x	99.90%	16.23%	99.90%	40.00x	$0.00	0.00%	0.00%	705	16.24%	0.17%	0.36%	2.20%	0.41%	2.52%
Midpoint			$10.00	44.77	$0.29	10.95	38.46x	91.32%	14.23%	91.32%	34.48x	$0.00	0.00%	0.00%	699	15.57%	0.18%	0.36%	2.34%	0.42%	2.67%
Minimum			$10.00	38.05	$0.35	12.22	33.33x	81.83%	12.19%	81.83%	28.57x	$0.00	0.00%	0.00%	694	14.90%	0.18%	0.37%	2.49%	0.42%	2.85%
Comparable Group
Averages			$14.98	$213.30	$0.30	$9.73	23.21x	149.74%	21.79%	153.23%	26.94x	$0.54	3.50%	236.10%	$2,630	15.48%	1.41%	0.58%	4.72%	0.45%	3.03%
Medians			$14.37	$35.49	$0.22	$9.24	24.06x	138.68%	23.60%	138.82%	24.55x	$0.44	3.22%	74.19%	$605	14.37%	1.23%	0.52%	4.56%	0.44%	2.33%
Comparable Group
CLBK	Columbia Financial, Inc. (MHC)	NJ	$14.88	$789.31	$0.47	$8.72	31.66x	170.70%	24.65%	171.67%	31.78x	NA	NA	NA	$6,981	14.37%	NA	0.79%	5.42%	0.79%	5.40%
CFBI	Community First Bancshares, Inc. (MHC)	GA	$10.01	$34.91	$0.12	$10.16	NM	98.57%	24.80%	98.57%	NM	NA	NA	NA	$305	25.16%	NA	0.28%	1.10%	0.28%	1.10%
FFBW	FFBW, Inc. (MHC)	WI	$9.55	$28.53	$0.22	$9.24	NM	103.40%	24.49%	103.54%	NM	NA	NA	NA	$258	23.66%	0.58%	0.46%	2.02%	0.53%	2.33%
GCBC	Greene County Bancorp, Inc. (MHC)	NY	$26.80	$105.29	NA	$13.16	13.07x	203.63%	18.02%	203.63%	NM	$0.44	1.64%	20.00%	$1,269	8.85%	NA	1.45%	16.82%	NA	NA
KFFB	Kentucky First Federal Bancorp (MHC) (7)	KY	$7.69	$27.94	$0.06	$7.96	NM	96.71%	20.14%	123.69%	NM	$0.40	5.20%	666.67%	$319	17.05%	NA	0.16%	0.78%	0.16%	0.78%
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	$14.90	$34.57	$0.61	$13.71	24.02x	108.67%	15.35%	108.67%	24.55x	$0.48	3.22%	74.19%	$578	14.13%	0.74%	0.68%	4.69%	0.67%	4.59%
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	$11.81	$30.95	$0.48	$9.32	24.10x	126.73%	10.87%	126.73%	24.49x	NA	NA	NA	$633	8.57%	2.69%	0.45%	5.54%	0.44%	5.45%
OFED	Oconee Federal Financial Corp. (MHC)	SC	$22.76	$36.07	NA	NA	NM	150.63%	NA	155.87%	NM	$0.40	1.76%	62.50%	$528	NA	NA	0.73%	NA	NA	NA
PDLB	PDL Community Bancorp (MHC)	NY	$13.86	$116.99	$0.15	$9.19	NM	150.90%	23.60%	150.90%	NM	NA	NA	NA	$1,056	15.64%	1.82%	0.26%	1.57%	0.26%	1.57%
TFSL	TFS Financial Corporation (MHC)	OH	$17.56	$928.40	NA	$6.11	NM	287.44%	34.21%	289.08%	NM	$1.00	5.69%	357.14%	$14,372	11.84%	1.23%	0.57%	4.56%	NA	NA

(1)	Closing price at date indicated, market value equal to public (minority shares) times current stock price.
(2)	Core earnings reflect net income less non-recurring items
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(4)	Dividend is as of most recent quarterly dividend. Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(7)	Financial information is as of or for the 12 months ended March 31, 2019

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS IV.24

On an MHC reported basis, the Company’s P/B and P/TB ratios at the $99.5 million midpoint value both equaled 91.32% (see Table 4.5). In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 149.74% and 153.23%, respectively, the Company’s ratios were discounted by 39.0% on a P/B basis and 40.4% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 138.68% and 138.82%, respectively, the Company’s pro forma P/B and P/TB ratios (MHC basis) at the midpoint value reflected discounts of 34.2% and 34.2%, respectively. At the top of the range, the Company’s P/B and P/TB ratios (MHC basis) both equaled 108.81%. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the range reflected discounts of 27.3% and 29.0%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the range reflected discounts of 21.5% and 21.6%, respectively.

3. Price-to-Assets (“P/A”). The P/A valuation methodology determines market value by applying a valuation P/A ratio (fully-converted basis) to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio, which is computed herein. At the $99.5 million midpoint of the valuation range, the Company’s pro forma P/A ratio (fully-converted basis) equaled 13.31% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 19.67%, which implies a discount of 32.3% has been applied to the Company’s pro forma P/A ratio. In comparison to the Peer Group’s median P/A ratio of 21.45%, the Bank’s pro forma P/A ratio (fully-converted basis) at the midpoint value reflects a discount of 38.0%.

On an MHC reported basis, the Company’s pro forma P/A ratio at the $99.5 million midpoint value equaled 14.23% (see Table 4.5). In comparison to the Peer Group’s average P/A ratio of 21.79%, the Company’s P/A ratio (MHC basis) indicated a discount of 34.7%. In comparison to the Peer Group’s median P/A ratio of 23.60%, the Company’s pro forma P/A ratio (MHC basis) at the midpoint value reflects a discount of 39.7%.

Comparison to Recent Offerings

As indicated at the beginning of this section, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals).

RP® Financial, LC.	VALUATION ANALYSIS IV.25

As discussed previously, the two mutual holding company conversion offerings that were completed during the past three months had an average pro forma fully converted P/TB ratio at closing of 73.8%. In comparison, the Company’s P/TB ratio (fully-converted basis) of 63.33% at the midpoint value reflects an implied discount of 14.2%. At the top of the range, the Company’s fully converted P/TB ratio of 71.28% reflects an implied discount of 3.4% relative to the recent mutual holding company conversions.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of August 23, 2019, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC and the Foundation, equaled $99,489,790 at the midpoint, equal to 9,948,979 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $84,566,320 and a maximum value of $114,413,260. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 8,456,632 at the minimum and 11,441,326 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $131,575,250 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 13,157,525.

The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 43.0% ownership interest, prior to the issuance of shares to the Foundation. Accordingly, the offering to the public of the minority stock will equal $36,363,510 at the minimum, $42,780,600 at the midpoint, $49,197,700 at the maximum and $56,577,350 at the super maximum of the valuation range. Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 2.0% of the shares issued in the conversion, the public ownership of shares will represent 45.0% of the shares issued throughout the valuation range. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 4.4, and are detailed in Exhibit IV-7 and Exhibit IV-8; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.5 and are detailed in Exhibits IV-9 and IV-10.

EXHIBITS

RP® Financial, LC.

LIST OF EXHIBITS

Exhibit Number	Description

I-1	Map of Branch Office Network

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Securities

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed Rate and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity By Loan Type

I-11	Non-Performing Assets

I-12	Deposit Composition

I-13	CDs >$100,000 in balance by Maturity

I-14	Borrowings Details

II-1	Description of Office Facilities

II-2	Historical Interest Rates

II-3	Market Area Demographic/Economic Information

LIST OF EXHIBITS (continued)

Exhibit Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of Publicly-Traded MHC Institutions

III-3	Peer Group Summary Demographic and Deposit Market Share Data

IV-1	Thrift Stock Prices: As of August 23, 2019

IV-2	Historical Stock Price Indices

IV-3	Historical Thrift Stock Indices

IV-4	Market Area Acquisition Activity

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet – Fully Converted Basis

IV-8	Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

IV-9	Pro Forma Analysis Sheet – Fully Converted Basis

IV-10	Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

V-1	Firm Qualifications Statement

EXHIBIT I-1

Bogota Savings Bank

Map of Branch Office Network

EXHIBIT I-2

Bogota Savings Bank

Audited Financial Statements

(Incorporated by Reference)

EXHIBIT I-3

Bogota Savings Bank

Key Operating Ratios

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
Performance Ratios (1):
Return on average assets (2)	0.29%	0.72%	0.63%	0.63%	0.64%	0.75%	0.81%
Return on average equity (3)	2.70	6.73	5.85	5.85	6.06	7.01	7.72
Interest rate spread (4)	1.54	2.10	1.97	2.25	2.16	2.40	2.51
Net interest margin (5)	1.76	2.23	2.12	2.36	2.27	2.53	2.67
Efficiency ratio (6)	78.64	56.71	60.07	54.34	54.95	51.50	48.38
Average interest-earning assets to average interest-bearing liabilities	111.43	110.36	110.68	109.89	110.19	111.82	114.92
Loans to deposits	107.13	103.21	103.60	108.21	102.67	122.62	119.75
Equity to assets (7)	11.38	10.81	11.19	10.79	10.57	10.94	10.58
Capital Ratios:
Tier 1 capital (to adjusted total assets)	11.1	10.8	11.2	10.8	10.6	10.9	10.6
Tier I capital (to risk-weighted assets)	17.5	18.0	17.9	17.4	17.0	18.3	18.9
Total capital (to risk-weighted assets)	18.0	18.5	18.3	17.4	17.5	10.9	N/A
Common equity Tier 1 capital (to risk-weighted assets)	17.5	18.0	17.9	17.9	17.5	10.9	N/A
Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.37	0.39	0.37	0.38	0.38	0.39	0.39
Allowance for loan losses as a percent of non-performing loans	373.00	182.35	201.37	55.48	112.14	94.01	67.79
Net charge-offs to average outstanding loans during the period	—	—	—	—	—	—	—
Non-performing loans as a percent of total loans	0.10	0.21	0.19	0.69	0.34	0.41	0.58
Non-performing assets as a percent of total assets	0.08	0.16	0.15	0.56	0.27	0.34	0.46
Other Data:
Number of offices	2	2	2	2	2	2	2
Number of full-time equivalent employees	46	41	45	42	46	43	43

(1)	Performance ratios for the six months ended June 30, 2019 and 2018 are annualized.
(2)	Represents net income divided by average total assets.
(3)	Represents net income divided by average equity.
(4)

Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities. Tax exempt income is reported on a tax equivalent basis using a combined federal and state marginal tax rate of 30% for 2019 and 2018 and 34% for the previous periods.

(5)

Represents net interest income as a percent of average interest-earning assets. Tax exempt income is reported on a tax equivalent basis using a combined federal and state marginal tax rate of 30% for 2019 and 2018 and 34% for the previous periods.

(6)	Represents non-interest expense divided by the sum of net interest income and non-interest income.
(7)	Represents average equity divided by average total assets.

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT I-4

Bogota Savings Bank

Investment Securities

	At June 30,		At December 31,
	2019		2018		2017		2016
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
				(In thousands)
Securities held-to-maturity:
U.S. government and agency obligations	$10,449	$10,403	$17,674	$17,482	$12,445	$12,291	$7,490	$7,379
Municipal securities	2,722	2,742	8,135	8,102	4,995	4,973	2,530	2,479
Corporate bonds	5,437	5,529	4,005	3,961	3,006	3,011	1,507	1,490
Mortgage-backed securities residential	13,500	13,562	14,804	14,560	16,981	16,926	19,906	19,743
Mortgage-backed securities commercial	25,214	25,435	25,431	24,697	26,334	26,246	17,160	17,137

Total	$57,322	$57,671	$70,049	$68,803	$63,761	$63,447	$48,593	$48,228

Securities available-for-sale:
Mortgage-backed securities residential	$6,295	$6,442	$6,832	$6,977	$8,924	$9,141	$11,629	$11,876
Corporate bonds	6,878	6,898	6,658	6,623	2,635	2,659	3,127	3,133

Total	$13,173	$13,340	$13,490	$13,600	$11,559	$11,800	$14,756	$15,009

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT I-5

Bogota Savings Bank

Yields and Costs

	At June 30, 2019	Six Months Ended June 30,
		2019			2018
	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
	(Dollars in thousands)
Assets:
Cash and cash equivalents	2.57%	$23,652	$296	2.53%	$26,613	$219	1.66%
Loans	3.80	530,798	10,011	3.78	509,452	9,601	3.78
Securities	2.66	77,198	1,008	2.61	82,480	929	2.25
Other interest-earning assets	—	4,604	148	6.44	4,619	174	7.53

Total interest-earning assets	3.60	636,252	11,463	3.61	623,164	10,922	3.52
Non-interest-earning assets		27,134			27,641

Total assets		$663,386			$650,805

Liabilities and equity:
NOW and money market accounts	1.24	$71,456	480	1.35	$92,573	385	0.84
Savings accounts	0.25	30,586	40	0.26	35,618	45	0.25
Certificates of deposit	2.37	397,313	4,428	2.25	364,854	2,953	1.63

Total interest-bearing deposits	2.11	499,355	4,948	2.00	493,045	3,383	1.38
Federal Home Loan Bank advances	2.56	71,637	919	2.59	71,602	596	1.68

Total interest-bearing liabilities	2.17	570,992	5,867	2.07	564,647	3,979	1.42
Non-interest-bearing deposits		13,150			12,636
Other non-interest-bearing liabilities		6,285			3,878

Total liabilities		590,427			581,161
Total equity		72,959			69,444

Total liabilities and equity		$663,386			$650,805

Net interest income			$5,597			$6,944

Interest rate spread (1)				1.54%			2.10%

Net interest margin (2)				1.76%			2.23%

Average interest-earning assets to average interest-bearing liabilities			$65,260			$58,517

(1)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Annualized.

EXHIBIT I-5 (Continued)

Bogota Savings Bank

Yields and Costs

	Year Ended December 31,
	2018			2017			2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
	(Dollars in thousands)
Assets:
Cash and cash equivalents	$26,642	$500	1.88%	$14,959	$167	1.12%	$32,893	$228	0.70%
Loans	508,873	19,189	3.77	497,709	18,263	3.67	469,462	17,227	3.37
Securities	84,185	1,984	2.36	72,240	1,727	2.39	62,654	1,290	2.06
other interest-earning assets	4,412	313	7.09	5,175	278	5.37	5,764	295	5.14

Total interest-earning assets	624,112	$21,986	3.52	590,083	$20,435	3.46	570,773	$19,044	3.33

Non-interest-earning assets	36,108			33,801			25,909

Total assets	$660,220			$623,884			$596,682

Liabilities and equity:
NOW and money market accounts	$88,919	$826	0.93	$107,903	$875	0.81	$75,976	$485	0.64
Savings accounts	34,530	88	0.26	38,173	107	0.28	37,943	111	0.29
Certificates of deposit	372,908	6,541	1.75	309,172	4,263	1.38	307,900	4,079	1.32

Total interest-bearing deposits	496,357	7,455	1.50	455,248	5,245	1.15	421,819	4,673	1.10
Federal Home Loan Bank advances	67,512	1,307	1.94	81,733	1,280	1.57	96,156	1,400	1.45

Total interest-bearing liabilities	563,869	8,762	1.55	536,981	6,525	1.22	517,975	6,073	1.17

Non-interest-bearing deposits	12,721			11,633			11,449
Other non-interest-beairing liabilities	5,673			8,875			4,847

Total liabilities	582,263			557,489			534,271
Total equity	70,477			66,395			62,411

Total liabilities and equity	$652,740			$623,884			$596,682

Net interest income		$13,224			$13,910			$12,971

Interest rate spread (1)			1.97%			2.25%			2.16%

Net interest margin (2)			2.12%			2.36%			2.27%

Average interest-earning assets to average interest-bearing liabilities		$60,243			$53,102		$52,798

(1)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT I-6

Bogota Savings Bank

Loan Loss Allowance Activity

	Six Months Ended June 30,				Year Ended December 31,
	2019		2018		2018	2017	2016	2015	2014
	(Dollars in thousands)
Allowance for loan losses at beginning of period	$1,976		$1,976		$1,976	$1,876	$1,776	$1,691	$1,622

Provision for loan losses	—		—		—	100	100	75	100
Charge-offs:
Residential real estate loans	—		—		—	—	—	—	27
Commercial and multi-family real estate loans	—		—		—	—	—	—	—
Construction loans	—		—		—	—	—	—	—
Consumer loans	—		—		—	—	—	—	19

Total charge-offs	—		—		—	—	—	—	46
Recoveries:
Residential real estate loans	40		—		—	—	—	10	15
Commercial and multi-family real estate loans	—		—		—	—	—	—	—
Construction loans	—		—		—	—	—	—	—
Consumer loans	—		—		—	—	—	—	—

Total recoveries	40		—		—	—	—	10	15

Net (recoveries) charge-offs	(40)		—		—	—	—	—	31

Allowance for loan losses at end of period	$2,016		$1,976		$1,976	$1,976	$1,876	$1,776	$1,691

Allowance for loan losses to non-performing loans at end of period	55.48	% (1)	182.85	% (1)	201.37%	55.48%	112.14%	94.01%	67.79%
Allowance for loan losses to total loans outstanding at end of period	0.38	(1)	0.39	(1)	0.37	0.38	0.38	0.39	0.39
Net charge-offs (recoveries) to average loans outstanding during period	—		—		—	—	—	—	0.01

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT I-7

Bogota Savings Bank

Interest Rate Risk Analysis

	Net Portfolio Value (“NPV”)			NPV as Percent of Portfolio Value of Assets
	(Dollars in thousands)
Basis Point (“bp”) Change in Interest Rates	Dollar Amount	Dollar Change	Percent Change	NPV Ratio	Change
400 bp	$36,884	$(39,585)	(51.77)%	6.29%	(45.40)%
300 bp	47,743	(28,727)	(37.57)	7.90	31.42
200 bp	58,910	(17,559)	(22.96)	9.44	(18.06)
100 bp	68,863	(7,606)	(9.95)	10.69	(7.20)
0	76,469	—	—	11.52	—
(100) bp	82,908	6,439	8.42	12.16	5.56
(200) bp	94,425	17,956	23.48	13.50	11.02

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT I-8

Bogota Savings Bank

Fixed Rate and Adjustable Rate Loans

	Fixed Rates	Floating or Adjustable Rates	Total
		(In thousands)
Residential real estate loans	$325,024	$51,280	$376,304
Commercial and multi-family real estate loans	123,076	145	123,221
Construction loans	2,339	—	2,339
Commercial and industrial loans	1,162	105	1,267
Consumer loans	3,740	21,775	25,515

Total	$455,341	$73,305	$528,646

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT I-9

Bogota Savings Bank

Loan Portfolio Composition

	At June 30, 2019		At December 3l,
			2018		2017		2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
						(Dollars in thousands)
Real Estate Loans:
Residential	$386,212	71.51	$376,304	71.18%	$359,925	69.81%	$329,463	67.17%	$335,172	73.12%	$336,740	77.66%
Commercial and multi-family	120,810	22.37	123,221	23.31	125,339	24.31	130,541	29.62	91,866	20.04	68,352	15.76
Construction	3,277	0.61	2,339	0.44	3,204	0.62	1,963	0.40	1,080	0.24	—	—
Commercial and Industrial	2,526	0.47	1,267	0.24	—	—	—	—	—	—	—	—
Consumer:
Home Equity and other	27,243	5.04	25,515	4.83	27,098	5.26	28,496	5.81	30,272	6.60	28,510	6.58

Total loans receivable	$540,068	100.00%	$528,646	100.00%	$515,566	100.00%	$490,463	100.00%	$458,390	100.00%	$433,602	100.00%

(1)

Represents amounts disbursed at June 30, 2019 and December 31, 2018, 2017, 2016, 2015 and 2014. The undrawn amounts of construction loans totaled $2.9 million, $3.6 million, $337,000, $387,000, $837,000 and $874,000 at March 31, 2018 and December 31, 2018, 2017, 2016, 2015 and 2014 respectively.

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT I-10

Bogota Savings Bank

Contractual Maturity By Loan Type

	At December 31, 2018
	Residential Real Estate Loans	Commercial and Multi- Family Real Estate Loans	C & I Loans	Construction Loans	Consumer Loans	Total Loans
	(In thousands)
Amounts due in:
One year or less	$69	$179	$—	$—	$91	$339
More than one year through five years	5,980	6,032	1,162	—	744	13,918
More than five years through ten years	73,618	21,401	105	—	795	95,919
More than ten years through fifteen years	55,451	24,944	—	1,944	2,981	85,320
More than fifteen years	241,186	70,665	—	395	20,903	333,149

Total	$376,304	$123,221	$1,267	$2,339	$25,515	$528,645

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT I-11

Bogota Savings Bank

Non-Performing Assets

	At June 30, 2019	At December 31,
		2018	2017	2016	2015	2014
	(Dollars in thousands)
Non-accrual loans:
Residential real estate loans	$519	$959	$1,076	$1,556	$1,768	$2,224
Commercial and multi-family real estate loans	—	—	2,461	—	—	—
Construction loans	—	—	—	—	—	—
Consumer loans	22	22	25	120	122	271

Total	541	981	3,562	1,673	1,889	2,495

Accruing loans past due 90 days or more:
Residential real estate loans	—	—	—	—	—	126
Commercial and multi-family real estate loans	—	—	—	—	—	—
Construction loans	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—

Total	—	981	3,562	1,673	1,889	2,621

Total non-performing loans	541	981	3,562	1,673	1,889	2,621

Real estate owned	—	—	—	—	—	—

Total non-performing assets	$541	$981	$3,562	$1,673	$1,889	$2,621

Troubled debt restructurings (accruing):
Residential real estate loans	$687	$230	$238	$395	$391	$772
Commercial real estate loans	—	—	—	—	—	—
Commercial loans	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	714

Total troubled debt restructurings (accruing)	$687	$230	$238	$395	$391	$1,486

Total troubled debt restructurings (accruing) and total non-performing assets	$1,228	$1,211	$3,800	$2,068	$3,012	$4,107
Total non-performing loans to total loans	0.10%	0.19%	0.69%	0.34%	0.41%	0.58%
Total non-performing loans to total assets	0.08	0.15	0.56	0.27	0.46	0.48
Total non-performing assets to total assets	0.08	0.15	0.56	0.27	0.46	0.48
Total non-performing assets and troubled debt restructurings (accruing) to total assets	0.19	0.18	0.59	0.33	0.53	0.76

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT I-12

Bogota Savings Bank

Deposit Composition

	At June 30, 2019		At December 31,
			2018		2017		2016
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
				(In thousands)
Noninterest bearing demand accounts	$13,517	2.68%	$12,500	2.45%	$11,614	2.44%	$11,457	2.40%
NOW accounts	22,835	4.53	42,390	8.31	37,049	7.78	45,288	9.48
Money market accounts	32,735	6.49	38,316	7.51	62,535	13.14	58,803	12.31
Savings accounts	28,687	5.69	31,490	6.17	37,250	7.82	38,599	8.08
Certificates of deposit	406,335	80.61	385,597	75.56	327,617	68.82	323,551	67.73

Total	$504,109	100.00%	$510,293	100.00%	$476,065	100.00%	$477,698	100.00%

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT I-13

Bogota Savings Bank

CDs >$100,000 in Balance by Maturity

	At June 30, 2019		At December 31,
			2018		2017		2016
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
				(In thousands)
Noninterest bearing demand accounts	$13,517	2.68%	$12,500	2.45%	$11,614	2.44%	$11,457	2.40%
NOW accounts	22,835	4.53	42,390	8.31	37,049	7.78	45,288	9.48
Money market accounts	32,735	6.49	38,316	7.51	62,535	13.14	58,803	12.31
Savings accounts	28,687	5.69	31,490	6.17	37,250	7.82	38,599	8.08
Certificates of deposit	406,335	80.61	385,597	75.56	327,617	68.82	323,551	67.73

Total	$504,109	100.00%	$510,293	100.00%	$476,065	100.00%	$477,698	100.00%

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT I-14

Bogota Savings Bank

Borrowings Detail

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
		(Dollars in thousands)
Maximum balance outstanding at any month-end during period	$78,365	$83,104	$83,103	$98,797	$119,762
Average balance outstanding during period	71,637	68,623	68,224	83,680	94,442
Weighted average interest rate during period	2.59%	1.75%	1.88%	1.50%	1.46%
Balance outstanding at end of period	$78,365	$57,320	$74,639	$89,230	$74,570
Weighted average interest rate at end of period	2.51%	1.82%	2.54%	1.50%	1.60%

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT II-1

Bogota Savings Bank

Description of Office Facilities

Location	Year Acquired or Leased	Owned/Leased	Net Book Value at June 30, 2019
			(Dollars in thousands)
Branch Offices:
819 Teaneck Road	2004	Owned	$3,857
Teaneck, NJ 07666
60 East Main Street	1941	Owned	273
Bogota, NJ 07603
Other Offices:
885 Teaneck Road	2015	Leased	44
Teaneck, NJ 07666
655 Pomander Walk (1)	2010	Leased	15
Teaneck, NJ 07666

(1)	Private location for facility residences and employees.

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT II-2

Bogota Savings Bank

Historical Interest Rates

Exhibit II-2

Historical Interest Rates(1)

Year/Qtr. Ended	Prime Rate	90 Day T-Note	One Year T-Note	10 Year T-Note
2010: Quarter 1	3.25%	0.16%	0.41%	3.84%
Quarter 2	3.25%	0.18%	0.32%	2.97%
Quarter 3	3.25%	0.18%	0.32%	2.97%
Quarter 4	3.25%	0.12%	0.29%	3.30%
2011: Quarter 1	3.25%	0.09%	0.30%	3.47%
Quarter 2	3.25%	0.03%	0.19%	3.18%
Quarter 3	3.25%	0.02%	0.13%	1.92%
Quarter 4	3.25%	0.02%	0.12%	1.89%
2012: Quarter 1	3.25%	0.07%	0.19%	2.23%
Quarter 2	3.25%	0.09%	0.21%	1.67%
Quarter 3	3.25%	0.10%	0.17%	1.65%
Quarter 4	3.25%	0.05%	0.16%	1.78%
2013: Quarter 1	3.25%	0.07%	0.14%	1.87%
Quarter 2	3.25%	0.04%	0.15%	2.52%
Quarter 3	3.25%	0.02%	0.10%	2.64%
Quarter 4	3.25%	0.07%	0.13%	3.04%
2014: Quarter 1	3.25%	0.05%	0.13%	2.73%
Quarter 2	3.25%	0.04%	0.11%	2.53%
Quarter 3	3.25%	0.02%	0.13%	2.52%
Quarter 4	3.25%	0.04%	0.25%	2.17%
2015: Quarter 1	3.25%	0.03%	0.26%	1.94%
Quarter 2	3.25%	0.01%	0.28%	2.35%
Quarter 3	3.25%	0.00%	0.33%	2.06%
Quarter 4	3.50%	0.16%	0.65%	2.27%
2016: Quarter 1	3.50%	0.21%	0.59%	1.78%
Quarter 2	3.50%	0.26%	0.45%	1.49%
Quarter 3	3.50%	0.29%	0.59%	1.60%
Quarter 4	3.75%	0.51%	0.85%	2.45%
2017: Quarter 1	4.00%	0.76%	1.03%	2.40%
Quarter 2	4.25%	1.03%	1.24%	2.31%
Quarter 3	4.25%	1.06%	1.31%	2.33%
Quarter 4	4.50%	1.39%	1.76%	2.40%
2018: Quarter 1	4.75%	1.73%	2.09%	2.74%
Quarter 2	5.00%	1.93%	2.33%	2.85%
Quarter 3	5.25%	2.19%	2.59%	3.05%
Quarter 4	5.50%	2.45%	2.63%	2.69%
2019: Quarter 1	5.50%	2.40%	2.40%	2.41%
Quarter 2	5.50%	2.12%	1.92%	2.00%
As of August 23, 2019	5.25%	1.97%	1.73%	1.52%

(1)	End of period data.

Sources: Federal Reserve and The Wall Street Journal.

EXHIBIT II-3

Bogota Savings Bank

Market Area Demographic/Economic Information

Demographic Detail: US

	Base 2010	Current 2019	Projected 2024	% Change 2010-2019	% Change 2019-2024
Total Population (actual)	308,745,538	329,236,175	340,950,101	6.64	3.56
0-14 Age Group (%)	19.83	18.61	18.08	0.05	0.63
15-34 Age Group (%)	27.43	26.93	26.18	4.69	0.68
35-54 Age Group (%)	27.88	25.30	24.71	(3.22)	1.14
55-69 Age Group (%)	15.84	18.51	19.12	24.56	6.97
70+ Age Group (%)	9.01	10.66	11.91	26.06	15.75
Median Age (actual)	37.1	38.5	39.5	3.77	2.60
Female Population (actual)	156,964,212	167,139,967	173,027,484	6.48	3.52
Male Population (actual)	151,781,326	162,096,208	167,922,617	6.80	3.59
Population Density (#/ sq miles)	87.50	93.31	96.63	6.64	3.56
Diversity Index (actual)	NA	NA	NA	NA	NA
Black (%)	12.61	12.88	13.05	8.92	4.92
Asian (%)	4.75	5.77	6.34	29.50	13.79
White (%)	72.41	69.79	68.32	2.79	1.36
Hispanic (%)	16.35	18.43	19.59	20.20	10.05
Pacific Islander (%)	0.17	0.20	0.21	20.20	10.03
American Indian/Alaska Native (%)	0.95	0.99	1.01	10.68	5.84
Multiple races (%)	2.92	3.47	3.78	26.76	12.82
Other (%)	6.19	6.90	7.30	18.94	9.49
Total Households (actual)	116,716,292	125,018,808	129,683,914	7.11	3.73
< $25K Households (%)	NA	19.57	17.76	NA	(5.89)
$25-49K Households (%)	NA	21.51	20.03	NA	(3.39)
$50-99K Households (%)	NA	29.25	28.50	NA	1.07
$100-$199K Households (%)	NA	21.61	23.46	NA	12.62
$200K+ Households (%)	NA	8.06	10.25	NA	31.93
Average Household Income ($)	NA	89,646	98,974	NA	10.41
Median Household Income ($)	NA	63,174	68,744	NA	8.82
Per Capita Income ($)	NA	34,902	38,568	NA	10.50
Total Owner Occupied Housing Units (actual)	75,986,074	81,287,885	84,266,838	6.98	3.66
Renter Occupied Housing Units (actual)	40,730,218	43,730,923	45,417,076	7.37	3.86
Vacant Occupied Housing Units (actual)	14,988,438	15,880,404	16,174,202	5.95	1.85

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: New Jersey

	Base 2010	Current 2019	Projected 2024	% Change 2010-2019	% Change 2019-2024
Total Population (actual)	8,791,894	9,043,254	9,195,640	2.86	1.69
0-14 Age Group (%)	19.26	17.88	17.22	(4.52)	(2.05)
15-34 Age Group (%)	25.58	25.59	25.28	2.91	0.44
35-54 Age Group (%)	29.77	26.43	24.95	(8.70)	(4.01)
55-69 Age Group (%)	15.89	19.23	20.45	24.47	8.12
70+ Age Group (%)	9.50	10.87	12.11	17.76	13.22
Median Age (actual)	38.7	40.2	41.1	3.88	2.24
Female Population (actual)	4,512,294	4,625,885	4,699,205	2.52	1.58
Male Population (actual)	4,279,600	4,417,369	4,496,435	3.22	1.79
Population Density (#/ sq miles)	1,197.01	1,231.24	1,251.98	2.86	1.69
Diversity Index (actual)	NA	NA	NA	NA	NA
Black (%)	13.70	13.90	14.01	4.36	2.47
Asian (%)	8.25	10.04	11.05	25.13	11.89
White (%)	68.58	64.94	62.90	(2.60)	(1.50)
Hispanic (%)	17.69	20.99	22.83	22.06	10.59
Pacific Islander (%)	0.03	0.05	0.05	37.46	15.99
American Indian/Alaska Native (%)	0.33	0.36	0.38	12.66	6.57
Multiple races (%)	2.73	3.25	3.54	22.18	10.77
Other (%)	6.37	7.46	8.07	20.52	9.98
Total Households (actual)	3,214,360	3,312,916	3,371,470	3.07	1.77
< $25K Households (%)	NA	15.39	13.94	NA	(7.86)
$25-49K Households (%)	NA	16.67	15.51	NA	(5.35)
$50-99K Households (%)	NA	26.21	24.96	NA	(3.09)
$100-$199K Households (%)	NA	27.19	27.93	NA	4.55
$200K+ Households (%)	NA	14.54	17.67	NA	23.66
Average Household Income ($)	NA	118,307	129,757	NA	9.68
Median Household Income ($)	NA	82,517	90,362	NA	9.51
Per Capita Income ($)	NA	44,235	48,532	NA	9.71
Total Owner Occupied Housing Units (actual)	2,102,465	2,149,254	2,180,197	2.23	1.44
Renter Occupied Housing Units (actual)	1,111,895	1,163,662	1,191,273	4.66	2.37
Vacant Occupied Housing Units (actual)	339,202	369,481	378,234	8.93	2.37

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Bergen, NJ

	Base 2010	Current 2019	Projected 2024	% Change 2010-2019	% Change 2019-2024
Total Population (actual)	905,116	956,674	983,047	5.70	2.76
0-14 Age Group (%)	18.41	16.85	15.83	(3.28)	(3.45)
15-34 Age Group (%)	23.19	23.88	24.06	8.83	3.54
35-54 Age Group (%)	30.60	27.40	25.38	(5.38)	(4.81)
55-69 Age Group (%)	16.89	20.05	21.72	25.46	11.31
70+ Age Group (%)	10.91	11.83	13.02	14.64	13.06
Median Age (actual)	40.9	42.2	43.4	3.18	2.84
Female Population (actual)	469,154	492,882	506,159	5.06	2.69
Male Population (actual)	435,962	463,792	476,888	6.38	2.82
Population Density (#/ sq miles)	3,885.40	4,106.73	4,219.94	5.70	2.76
Diversity Index (actual)	NA	NA	NA	NA	NA
Black (%)	5.80	6.27	6.54	14.35	7.20
Asian (%)	14.51	17.22	18.76	25.41	11.99
White (%)	71.89	66.61	63.59	(2.07)	(1.90)
Hispanic (%)	16.05	20.80	23.52	37.00	16.17
Pacific Islander (%)	0.03	0.03	0.04	41.05	17.34
American Indian/Alaska Native (%)	0.23	0.26	0.28	20.86	10.12
Multiple races (%)	2.51	3.18	3.56	33.92	15.13
Other (%)	5.04	6.43	7.23	34.90	15.47
Total Households (actual)	335,730	353,013	362,203	5.15	2.60
< $25K Households (%)	NA	12.10	11.09	NA	(5.94)
$25-49K Households (%)	NA	13.48	12.39	NA	(5.66)
$50-99K Households (%)	NA	24.15	22.74	NA	(3.38)
$100-$199K Households (%)	NA	30.09	30.08	NA	2.57
$200K+ Households (%)	NA	20.18	23.69	NA	20.44
Average Household Income ($)	NA	142,329	154,449	NA	8.52
Median Household Income ($)	NA	100,667	109,596	NA	8.87
Per Capita Income ($)	NA	53,099	57,519	NA	8.32
Total Owner Occupied Housing Units (actual)	221,966	232,208	237,794	4.61	2.41
Renter Occupied Housing Units (actual)	113,764	120,805	124,409	6.19	2.98
Vacant Occupied Housing Units (actual)	16,658	17,204	17,481	3.28	1.61

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

EXHIBIT III-1

Bogota Savings Bank

General Characteristics of Publicly-Traded Institutions

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

August 23, 2019

											As of August 23, 2019
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets		Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)					($)	($Mil)
AX	Axos Financial, Inc.	NYSE	WE	San Diego	CA	$11,220		2	Jun	3/14/05	$24.91	$1,523
FBC	Flagstar Bancorp, Inc.	NYSE	MW	Troy	MI	$20,206		161	Dec	4/30/97	$35.43	$2,001
NYCB	New York Community Bancorp, Inc.	NYSE	MA	Westbury	NY	$52,776		241	Dec	11/23/93	$11.41	$5,333
PFS	Provident Financial Services, Inc.	NYSE	MA	Jersey City	NJ	$9,938		86	Dec	1/15/03	$23.20	$1,541
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	NASDAQ	MW	Greenfield	WI	$483		8	Dec	1/8/19	$9.33	$44
BCTF	Bancorp 34, Inc.	NASDAQ	SW	Alamogordo	NM	$381		4	Dec	5/16/00	$15.38	$49
BYFC	Broadway Financial Corporation	NASDAQ	WE	Los Angeles	CA	$430		3	Dec	1/8/96	$1.80	$33
CFFN	Capitol Federal Financial, Inc.	NASDAQ	MW	Topeka	KS	$9,286		55	Sep	3/31/99	$13.16	$1,813
CARV	Carver Bancorp, Inc.	NASDAQ	MA	New York	NY	$572		8	Mar	10/24/94	$3.08	$11
CBMB	CBM Bancorp, Inc.	NASDAQ	MA	Baltimore	MD	$221		4	Dec	9/27/18	$13.51	$53
CLBK	Columbia Financial, Inc. (MHC)	NASDAQ	MA	Fair Lawn	NJ	$6,981		51	Dec	4/19/18	$14.88	$1,655
CFBI	Community First Bancshares, Inc. (MHC)	NASDAQ	SE	Covington	GA	$305		2	Dec	4/27/17	$10.01	$76
EFBI	Eagle Financial Bancorp, Inc.	NASDAQ	MW	Cincinnati	OH	$141		3	Dec	7/20/17	$15.75	$24
ESBK	Elmira Savings Bank	NASDAQ	MA	Elmira	NY	$610		13	Dec	3/1/85	$14.47	$51
ESSA	ESSA Bancorp, Inc.	NASDAQ	MA	Stroudsburg	PA	$1,800		23	Sep	3/15/07	$14.90	$164
FFBW	FFBW, Inc. (MHC)	NASDAQ	MW	Brookfield	WI	$258		4	Dec	10/10/17	$9.55	$61
FDEF	First Defiance Financial Corp.	NASDAQ	MW	Defiance	OH	$3,278		44	Dec	7/19/93	$25.89	$511
FNWB	First Northwest Bancorp	NASDAQ	WE	Port Angeles	WA	$1,258		12	Dec	1/29/15	$15.87	$160
FSEA	First Seacoast Bancorp (MHC)	NASDAQ	NE	Dover	NH	$407		5	Dec	7/16/19	$8.93	$54
FSBW	FS Bancorp, Inc.	NASDAQ	WE	Mountlake Terrace	WA	$1,641		23	Dec	7/9/12	$47.81	$210
FSBC	FSB Bancorp, Inc.	NASDAQ	MA	Fairport	NY	$327		5	Dec	8/10/07	$17.36	$33
GCBC	Greene County Bancorp, Inc. (MHC)	NASDAQ	MA	Catskill	NY	$1,269		17	Jun	12/30/98	$26.80	$229
HONE	HarborOne Bancorp, Inc. (MHC)	NASDAQ	NE	Brockton	MA	$3,737		28	Dec	6/29/16	$10.09	$590
HIFS	Hingham Institution for Savings	NASDAQ	NE	Hingham	MA	$2,614		12	Dec	12/13/88	$180.11	$384
HMNF	HMN Financial, Inc.	NASDAQ	MW	Rochester	MN	$723		14	Dec	6/30/94	$21.08	$97
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQ	SW	Shreveport	LA	$442		8	Jun	1/18/05	$31.92	$55
HVBC	HV Bancorp, Inc.	NASDAQ	MA	Huntingdon Valley	PA	$344		6	Jun	1/11/17	$14.27	$30
IROQ	IF Bancorp, Inc.	NASDAQ	MW	Watseka	IL	$663	(1)	8	Jun	7/7/11	$21.70	$73
ISBC	Investors Bancorp, Inc.	NASDAQ	MA	Short Hills	NJ	$27,064		147	Dec	10/11/05	$10.84	$2,874
KRNY	Kearny Financial Corp.	NASDAQ	MA	Fairfield	NJ	$6,635		48	Jun	2/23/05	$12.36	$1,079
KFFB	Kentucky First Federal Bancorp (MHC)	NASDAQ	MW	Frankfort	KY	$319	(1)	7	Jun	3/2/05	$7.69	$64
LSBK	Lake Shore Bancorp, Inc. (MHC)	NASDAQ	MA	Dunkirk	NY	$578		12	Dec	4/3/06	$14.90	$87
MGYR	Magyar Bancorp, Inc. (MHC)	NASDAQ	MA	New Brunswick	NJ	$633		7	Sep	1/23/06	$11.81	$69
EBSB	Meridian Bancorp, Inc.	NASDAQ	NE	Peabody	MA	$6,369		39	Dec	1/22/08	$17.28	$880
CASH	Meta Financial Group, Inc.	NASDAQ	MW	Sioux Falls	SD	$6,101		11	Sep	9/20/93	$30.06	$1,139
MSVB	Mid-Southern Bancorp, Inc.	NASDAQ	MW	Salem	IN	$208		3	Dec	4/8/98	$12.65	$43
MSBF	MSB Financial Corp.	NASDAQ	MA	Millington	NJ	$581		4	Dec	1/4/07	$16.40	$76
NFBK	Northfield Bancorp, Inc.	NASDAQ	MA	Woodbridge	NJ	$4,768		41	Dec	11/7/07	$15.18	$750
NWBI	Northwest Bancshares, Inc.	NASDAQ	MA	Warren	PA	$10,505		184	Dec	11/4/94	$15.80	$1,685
OFED	Oconee Federal Financial Corp. (MHC)	NASDAQ	SE	Seneca	SC	$528		7	Jun	1/13/11	$22.76	$129
ORIT	Oritani Financial Corp.	NASDAQ	MA	Township of Washington	NJ	$4,071		27	Jun	1/23/07	$16.76	$724
OTTW	Ottawa Bancorp, Inc.	NASDAQ	MW	Ottawa	IL	$302		3	Dec	7/11/05	$12.67	$39
PBBI	PB Bancorp, Inc.	NASDAQ	NE	Putnam	CT	$524	(1)	8	Jun	10/4/04	$11.45	$81
PCSB	PCSB Financial Corporation	NASDAQ	MA	Yorktown Heights	NY	$1,638		17	Jun	4/20/17	$19.32	$320
PDLB	PDL Community Bancorp (MHC)	NASDAQ	MA	Bronx	NY	$1,056		14	Dec	9/29/17	$13.86	$239
PBFS	Pioneer Bancorp, Inc. (MHC)	NASDAQ	MA	Albany	NY	$1,386	(1)	23	Jun	7/17/19	$14.12	$367
PVBC	Provident Bancorp, Inc. (MHC)	NASDAQ	NE	Amesbury	MA	$1,031		7	Dec	7/15/15	$25.59	$237
PROV	Provident Financial Holdings, Inc.	NASDAQ	WE	Riverside	CA	$1,085		14	Jun	6/27/96	$20.02	$150

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

August 23, 2019

										As of August 23, 2019
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
PBIP	Prudential Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	$1,191	11	Sep	3/29/05	$15.65	$139
RNDB	Randolph Bancorp, Inc.	NASDAQ	NE	Stoughton	MA	$653	6	Dec	7/1/16	$15.01	$80
RBKB	Rhinebeck Bancorp, Inc. (MHC)	NASDAQ	MA	Poughkeepsie	NY	$913	15	Dec	1/16/19	$10.78	$115
RVSB	Riverview Bancorp, Inc.	NASDAQ	WE	Vancouver	WA	$1,165	19	Mar	10/26/93	$6.99	$159
SVBI	Severn Bancorp, Inc.	NASDAQ	MA	Annapolis	MD	$862	6	Dec	1/0/00	$7.98	$102
STXB	Spirit of Texas Bancshares, Inc.	NASDAQ	SW	Conroe	TX	$1,898	27	Dec	5/3/18	$20.61	$326
STND	Standard AVB Financial Corp.	NASDAQ	MA	Monroeville	PA	$990	19	Dec	10/6/10	$27.00	$123
SBT	Sterling Bancorp, Inc.	NASDAQ	MW	Southfield	MI	$3,279	30	Dec	11/16/17	$9.47	$478
TBNK	Territorial Bancorp Inc.	NASDAQ	WE	Honolulu	HI	$2,088	30	Dec	7/13/09	$27.00	$249
TFSL	TFS Financial Corporation (MHC)	NASDAQ	MW	Cleveland	OH	$14,372	37	Sep	4/20/07	$17.56	$4,837
TSBK	Timberland Bancorp, Inc.	NASDAQ	WE	Hoquiam	WA	$1,247	24	Sep	1/12/98	$23.66	$197
TBK	Triumph Bancorp, Inc.	NASDAQ	SW	Dallas	TX	$4,783	61	Dec	11/6/14	$28.74	$749
TRST	TrustCo Bank Corp NY	NASDAQ	MA	Glenville	NY	$5,228	148	Dec	1/0/00	$7.54	$731
UBNK	United Financial Bancorp, Inc.	NASDAQ	NE	Hartford	CT	$7,336	58	Dec	5/20/05	$12.27	$621
WSBF	Waterstone Financial, Inc.	NASDAQ	MW	Wauwatosa	WI	$2,015	13	Dec	10/4/05	$16.31	$423
WEBK	Wellesley Bancorp, Inc.	NASDAQ	NE	Wellesley	MA	$957	6	Dec	1/25/12	$31.25	$77
WNEB	Western New England Bancorp, Inc.	NASDAQ	NE	Westfield	MA	$2,127	24	Dec	12/27/01	$8.51	$222
WSFS	WSFS Financial Corporation	NASDAQ	MA	Wilmington	DE	$12,157	120	Dec	11/26/86	$41.12	$2,179
WVFC	WVS Financial Corp.	NASDAQ	MA	Pittsburgh	PA	$356	6	Jun	11/29/93	$16.94	$30

(1)	Financial Data as of March 31, 2019.

Source: S&P Global Market Intelligence.

EXHIBIT III-2

Bogota Savings Bank

Public Market Pricing of Publicly-Traded Institutions-

$750 Million in Assets or Less

RP® Financial, LC.

Exhibit III-2

Public Market Pricing - All Public MHCs, MHC Basis

As of August 23, 2019

			Market Capitalization		Per Share Data
					Core 12 Month EPS(2)	Book Value/ Share						Dividends(4)			Financial Characteristics(6)
			Price/ Share(1)	Market Value(1)			Pricing Ratios(3)					Amount/ Share	Yield	Payout Ratio(5)	Total Assets	Tang. Eq./ T. Assets	NPAs/ Assets	Reported
							P/E	P/B	P/A	P/TB	P/Core							ROAA	ROAE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)
Comparable Group
Averages			$14.57	$451.66	$0.39	$10.21	23.54x	144.39%	20.21%	147.22%	26.47x	$0.54	3.50%	236.10%	$2,035	13.76%	1.06%	0.57%	4.58%
Medians			$13.86	$116.99	$0.34	$9.40	24.10x	126.73%	21.87%	126.73%	24.81x	$0.44	3.22%	74.19%	$633	12.34%	0.84%	0.57%	4.56%
Comparable Group-All Publicly Traded MHCs
CLBK	Columbia Financial, Inc. (MHC)	NJ	$14.88	$789.31	$0.47	$8.72	31.66x	170.70%	24.65%	171.67%	31.78x	NA	NA	NA	$6,981	14.37%	NA	0.79%	5.42%
CFBI	Community First Bancshares, Inc. (MHC)	GA	$10.01	$34.91	$0.12	$10.16	NM	98.57%	24.80%	98.57%	NM	NA	NA	NA	$305	25.16%	NA	0.28%	1.10%
FFBW	FFBW, Inc. (MHC)	WI	$9.55	$28.53	$0.22	$9.24	NM	103.40%	24.49%	103.54%	NM	NA	NA	NA	$258	23.66%	0.58%	0.46%	2.02%
GCBC	Greene County Bancorp, Inc. (MHC)	NY	$26.80	$105.29	NA	$13.16	13.07x	203.63%	18.02%	203.63%	NM	$0.44	1.64%	20.00%	$1,269	8.85%	NA	1.45%	16.82%
KFFB	Kentucky First Federal Bancorp (MHC) (7)	KY	$7.69	$27.94	$0.06	$7.96	NM	96.71%	20.14%	123.69%	NM	$0.40	5.20%	666.67%	$319	17.05%	NA	0.16%	0.78%
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	$14.90	$34.57	$0.61	$13.71	24.02x	108.67%	15.35%	108.67%	24.55x	$0.48	3.22%	74.19%	$578	14.13%	0.74%	0.68%	4.69%
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	$11.81	$30.95	$0.48	$9.32	24.10x	126.73%	10.87%	126.73%	24.49x	NA	NA	NA	$633	8.57%	2.69%	0.45%	5.54%
OFED	Oconee Federal Financial Corp. (MHC)	SC	$22.76	$36.07	NA	NA	NM	150.63%	NA	155.87%	NM	$0.40	1.76%	62.50%	$528	NA	NA	0.73%	NA
PDLB	PDL Community Bancorp (MHC)	NY	$13.86	$116.99	$0.15	$9.19	NM	150.90%	23.60%	150.90%	NM	NA	NA	NA	$1,056	15.64%	1.82%	0.26%	1.57%
TFSL	TFS Financial Corporation (MHC)	OH	$17.56	$928.40	NA	$6.11	NM	287.44%	34.21%	289.08%	NM	$1.00	5.69%	357.14%	$14,372	11.84%	1.23%	0.57%	4.56%
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	WI	$9.33	$928.40	NA	$11.79	NM	79.11%	9.41%	79.11%	NM	NA	NA	NA	$483	11.90%	0.44%	-0.04%	-0.41%
FSEA	First Seacoast Bancorp (MHC)	NH	$8.93	$928.40	NA	NA	NM	NA	NA	NA	NM	NA	NA	NA	$407	8.36%	0.08%	NA	3.03%
PBFS	Pioneer Bancorp, Inc. (MHC) (7)	NY	$14.12	$928.40	NA	NA	NM	NA	NA	NA	NM	NA	NA	NA	$1,386	8.86%	0.93%	NA	NA
PVBC	Provident Bancorp, Inc. (MHC)	MA	$25.59	$928.40	$1.02	$13.69	24.84x	186.87%	23.88%	186.87%	25.08x	NA	NA	NA	$1,031	12.78%	NA	1.00%	7.62%
RBKB	Rhinebeck Bancorp, Inc. (MHC)	NY	$10.78	$928.40	NA	$9.48	NM	113.67%	13.14%	115.50%	NM	NA	NA	NA	$913	11.40%	NA	0.62%	6.77%

(1)	Closing price at date indicated, market value equal to public (minority shares) times current stock price.
(2)	Core earnings reflect net income less non-recurring items
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(4)	Dividend is as of most recent quarterly dividend. Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(7)	Financial information is as of or for the 12 months ended March 31, 2019

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

EXHIBIT III-3

Bogota Savings Bank

Peer Group Summary Demographic and Deposit Market Share Data

Exhibit III-3
Bogota Savings Bank
Peer Group Market Area Comparative Analysis
							Per Capita Income		Deposit
		Population (000s)			2014-2019	2019-2024	2019	% State	Market
Institution	County	2014	2019	2024 (1)	% Change	% Change	($)	Average	Share(2)
Columbia Financial, Inc. (MHC)	Bergen, NJ	927,534	956,674	983,047	0.6%	0.5%	53,099	120.0%	3.53%
Community First Bancshares, Inc. (MHC)	Newton, GA	102,442	110,196	116,750	1.5%	1.2%	22,807	71.4%	21.89%
FFBW, Inc. (MHC)	Waukesha, WI	394,063	403,406	411,875	0.5%	0.4%	46,994	137.9%	0.99%
Greene County Bancorp, Inc. (MHC)	Greene, NY	48,235	47,210	46,769	-0.4%	-0.2%	32,556	81.7%	48.74%
Kentucky First Federal Bancorp (MHC)	Franklin, KY	50,282	50,825	51,939	0.2%	0.4%	30,930	108.6%	7.07%
Lake Shore Bancorp, Inc. (MHC)	Chautauqua, NY	132,463	127,783	125,622	-0.7%	-0.3%	25,994	65.3%	14.69%
Magyar Bancorp, Inc. (MHC)	Middlesex, NJ	831,782	847,762	866,879	0.4%	0.4%	42,622	96.4%	1.25%
Oconee Federal Financial Corp. (MHC)	Oconee, SC	74,962	78,200	81,922	0.8%	0.9%	29,783	98.7%	22.98%
PDL Community Bancorp (MHC)	Bronx, NY	1,424,881	1,484,024	1,528,028	0.8%	0.6%	21,167	53.1%	1.94%
TFS Financial Corporation (MHC)	Cuyahoga, OH	1,255,742	1,242,100	1,232,009	-0.2%	-0.2%	33,450	104.0%	8.74%

	Averages:	524,239	534,818	544,484	0.3%	0.4%	33,940	93.7%	13.18%
	Medians:	263,263	265,595	268,749	0.4%	0.4%	31,743	97.5%	7.91%
Bogota Savings Bank	Bergen, NJ	927,534	956,674	983,047	0.6%	0.5%	53,099	120.0%	0.95%

(1)	Projected population
(2)	Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2018.

Sources: S&P Global Market Intelligence, FDIC.

EXHIBIT IV-1

Bogota Savings Bank

Thrift Stock Prices: As of August 23, 2019

RP ® Financial, LC.

Exhibit IV-1A
Weekly Thrift Market Line – Part One
Prices As of August 23, 2019
		Market Capitalization			Price Change Data						Current Per Share Financials
		Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
		Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
AX	Axos Financial, Inc.	28.06	61,129	1,719.7	38.85	23.87	28.46	-8.15	-35.50	-1.07	2.45	2.53	15.84	14.77	160.18
FBC	Flagstar Bancorp, Inc.	31.51	56,484	1,779.7	36.43	25.30	31.62	-0.73	4.70	34.20	1.49	2.92	26.34	25.13	331.01
NYCB	New York Community Bancorp, Inc.	9.64	467,362	4,505.2	12.72	8.61	10.10	-0.87	5.16	21.25	0.86	0.77	12.83	7.86	109.65
PFS	Provident Financial Services, Inc.	23.62	66,427	1,572.9	27.94	22.22	23.90	-2.15	-9.80	-3.85	1.57	1.65	19.92	13.66	146.17
BCTF	Bancorp 34, Inc.	15.40	3,162	48.0	16.63	12.86	15.35	-1.28	-5.32	3.99	0.09	0.49	13.56	13.51	118.05
BYFC	Broadway Financial Corporation	1.39	27,243	37.9	2.03	0.95	1.35	-4.76	13.21	71.43	0.02	0.03	1.75	1.75	15.40
CFFN	Capitol Federal Financial, Inc.	13.51	137,803	1,566.6	14.18	11.80	13.61	-2.23	-2.08	3.05	0.73	0.68	9.85	9.73	68.57
CARV	Carver Bancorp, Inc.	3.03	3,699	11.2	6.67	2.62	2.91	-0.29	-50.24	3.36	-0.27	-1.15	0.85	0.85	166.26
CBMB	CBM Bancorp, Inc.	13.91	3,927	54.6	15.30	12.02	13.70	-1.17	35.10	7.91	NA	NA	14.23	14.23	55.38
EFBI	Eagle Financial Bancorp, Inc.	15.80	1,499	24.0	16.05	14.56	15.80	0.00	-0.19	3.82	NA	NA	17.05	17.05	91.94
ESBK	Elmira Savings Bank	16.50	3,511	57.9	20.65	14.01	16.25	0.06	-28.90	-17.09	1.33	1.69	16.42	12.90	162.55
ESSA	ESSA Bancorp, Inc.	15.60	10,993	171.5	16.80	14.15	15.51	0.68	-8.31	-4.55	0.60	1.00	15.21	13.92	166.81
FDEF	First Defiance Financial Corp.	27.70	19,728	546.2	33.18	22.78	27.42	-5.16	-20.53	5.63	2.12	2.07	19.29	14.22	157.04
FNWB	First Northwest Bancorp	16.21	10,099	164.0	16.98	13.56	16.11	-2.10	-4.97	7.01	0.47	0.56	15.18	15.18	122.56
FSBW	FS Bancorp, Inc.	49.63	4,388	217.4	58.99	41.25	48.09	-2.69	-18.12	11.50	4.33	4.35	35.82	34.91	271.49
FSBC	FSB Bancorp, Inc.	18.32	1,908	34.9	19.33	15.96	18.09	1.25	-4.01	2.15	-0.05	0.07	16.12	16.12	171.49
HIFS	Hingham Institution for Savings	185.75	2,134	396.3	229.99	163.00	186.49	-5.81	-18.13	-8.92	14.83	14.46	98.35	98.35	1110.89
HMNF	HMN Financial, Inc.	21.58	4,613	99.5	23.34	18.45	21.10	1.34	1.85	7.46	1.28	1.52	17.35	17.12	159.87
HFBL	Home Federal Bancorp, Inc. of Louisiana	33.26	1,735	57.9	37.30	25.64	32.68	-1.78	-8.80	8.35	1.97	2.31	25.32	25.32	246.82
HVBC	HV Bancorp, Inc.	15.77	2,114	33.2	16.75	14.25	15.40	0.14	-4.87	-4.74	0.39	0.51	13.72	13.72	143.00
IROQ	IF Bancorp, Inc.	20.95	3,345	70.1	25.00	18.70	19.98	2.12	-10.70	7.85	0.46	0.82	20.94	20.94	195.93
ISBC	Investors Bancorp, Inc.	10.60	265,127	2,844.4	13.04	9.94	10.83	-1.81	-16.23	4.23	0.57	0.79	10.39	10.09	96.25
KRNY	Kearny Financial Corp.	13.46	87,331	1,175.5	14.24	11.26	13.39	-3.44	-11.71	-3.59	0.29	0.39	12.64	10.42	76.22
EBSB	Meridian Bancorp, Inc.	17.82	50,948	911.3	19.32	13.67	17.42	-4.16	-4.27	20.67	1.00	1.08	12.52	12.11	113.36
CASH	Meta Financial Group, Inc.	28.57	37,880	1,127.1	31.61	17.84	27.33	-0.73	4.86	55.03	1.67	2.53	19.00	9.45	154.04
MSVB	Mid-Southern Bancorp, Inc.	12.72	3,366	42.8	14.00	11.55	12.70	1.12	2.68	9.33	0.64	0.84	13.35	13.35	59.26
MSBF	MSB Financial Corp.	14.90	4,660	77.3	21.50	13.26	14.40	-0.61	-22.64	-8.12	0.71	0.83	12.70	12.70	126.70
NFBK	Northfield Bancorp, Inc.	15.19	49,386	750.0	16.73	12.76	15.24	-2.19	-8.66	12.03	0.60	0.84	13.21	12.41	86.79
NWBI	Northwest Bancshares, Inc.	17.13	106,643	1,820.1	18.81	15.50	17.02	-4.88	-13.99	-6.73	0.98	0.98	12.01	8.83	89.79
OTTW	Ottawa Bancorp, Inc.	13.06	3,068	41.4	14.00	12.50	13.02	0.96	-7.85	-4.95	0.30	0.57	15.56	15.30	90.52
PBBI	PB Bancorp, Inc.	11.45	7,042	80.6	12.10	10.50	11.33	2.23	-2.55	6.02	0.54	0.55	11.19	10.28	73.81
PCSB	PCSB Financial Corporation	19.56	16,568	324.1	21.00	18.16	19.20	-1.98	-7.29	-1.23	0.43	0.42	15.96	15.60	89.00
PROV	Provident Financial Holdings, Inc.	20.35	7,486	152.6	21.81	14.67	20.35	-3.89	10.98	29.16	0.55	0.85	16.22	16.22	154.62
PBIP	Prudential Bancorp, Inc.	17.15	8,889	152.8	19.57	13.92	17.17	-5.38	-16.35	-11.08	0.78	1.02	14.29	13.55	121.63
RNDB	Randolph Bancorp, Inc.	14.79	5,352	80.5	17.20	13.16	14.90	0.30	-11.71	6.08	-0.62	-0.29	13.05	NA	110.18
RVSB	Riverview Bancorp, Inc.	8.32	22,721	188.2	9.99	5.46	8.10	-5.28	-28.01	-3.98	0.59	0.67	5.42	4.17	50.54
SVBI	Severn Bancorp, Inc.	8.64	12,778	110.4	9.94	7.22	8.53	0.88	-10.34	0.00	0.44	0.58	7.55	7.47	69.60
STXB	Spirit of Texas Bancshares, Inc.	22.44	15,794	309.2	23.53	16.70	21.83	0.19	-6.02	-9.53	0.90	1.09	15.38	14.26	69.79
STND	Standard AVB Financial Corp.	27.30	4,571	127.1	39.45	26.97	27.22	-0.22	-10.95	-9.64	1.79	2.00	28.16	22.22	214.99
SBT	Sterling Bancorp, Inc.	9.82	50,517	509.0	13.54	6.65	9.58	0.11	-17.80	36.26	1.03	1.11	6.03	6.02	63.28
TBNK	Territorial Bancorp Inc.	27.84	9,207	254.7	31.44	24.96	27.55	-4.22	-9.97	3.93	1.78	2.00	24.36	24.36	220.06
TSBK	Timberland Bancorp, Inc.	27.99	8,341	233.4	36.45	21.91	26.18	-0.59	-34.09	6.10	2.22	2.34	16.84	16.08	122.08
TBK	Triumph Bancorp, Inc.	29.51	26,050	773.8	44.70	27.21	27.89	-3.13	-31.98	-3.23	1.66	2.23	23.10	15.42	174.17
TRST	TrustCo Bank Corp NY	7.64	96,910	739.7	9.45	6.51	7.42	-2.58	-19.79	9.91	0.55	0.60	4.94	4.93	50.41
WSBF	Waterstone Financial, Inc.	16.77	25,912	469.3	17.29	15.20	16.71	-2.97	-3.92	-2.68	1.01	1.10	13.93	13.91	74.07
WEBK	Wellesley Bancorp, Inc.	33.40	2,464	81.9	35.50	27.74	33.04	0.00	-8.09	12.65	1.85	2.24	24.96	24.96	339.67
WNEB	Western New England Bancorp, Inc.	9.20	26,130	242.3	10.90	8.50	9.28	-3.08	-21.20	-15.24	0.43	0.55	8.19	7.64	82.30
WSFS	WSFS Financial Corporation	41.35	52,988	2,208.4	50.03	33.75	39.89	-2.37	-16.85	8.47	2.94	3.36	25.08	19.26	135.12
WVFC	WVS Financial Corp.	17.22	1,788	30.8	18.44	12.25	17.26	-0.37	2.96	14.67	1.30	1.38	17.64	17.64	195.67
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	9.40	4,705	44.2	10.50	8.66	9.45	-1.47	-6.70	-6.70	NA	NA	NA	NA	102.63
CLBK	Columbia Financial, Inc. (MHC)	14.51	111,241	1,617.9	17.00	14.01	14.47	-3.44	-11.85	-2.68	NA	NA	8.17	8.12	59.04
CFBI	Community First Bancshares, Inc. (MHC)	10.04	7,558	74.5	11.92	9.82	9.98	0.60	-13.77	-14.08	0.06	0.18	10.17	10.17	40.49
FFBW	FFBW, Inc. (MHC)	10.18	6,344	65.1	11.79	9.36	10.21	-2.10	-15.49	-4.79	0.06	0.17	9.00	8.99	42.30
FSEA	First Seacoast Bancorp (MHC)	NA	6,084	NA	10.29	8.74	NA	0.00	-10.70	-10.70	NA	NA	NA	NA	NA
GCBC	Greene County Bancorp, Inc. (MHC)	29.32	8,538	250.3	35.00	26.19	29.02	-1.40	-22.09	-13.88	1.79	1.76	11.67	11.67	139.13
HONE	HarborOne Bancorp, Inc. (MHC)	18.08	58,458	570.4	20.08	9.63	18.02	-0.39	-48.76	-36.50	0.41	0.43	10.84	10.42	48.80
KFFB	Kentucky First Federal Bancorp (MHC)	7.46	8,277	62.3	8.45	6.52	7.50	0.16	-1.98	11.35	0.15	0.09	7.99	6.27	38.26
LSBK	Lake Shore Bancorp, Inc. (MHC)	14.92	5,813	87.2	17.35	14.25	14.87	0.64	-13.65	-1.10	0.57	0.59	13.03	13.03	93.95
MGYR	Magyar Bancorp, Inc. (MHC)	12.10	5,821	70.4	13.50	10.93	11.80	-2.49	-4.45	-3.59	0.35	0.41	8.82	8.82	107.20
OFED	Oconee Federal Financial Corp. (MHC)	22.92	5,685	130.3	27.49	22.26	23.26	-2.75	-15.73	-8.59	0.52	0.69	14.62	14.10	87.32
PDLB	PDL Community Bancorp (MHC)	14.01	17,258	246.8	15.18	12.42	13.89	-2.05	-7.23	8.79	-0.05	0.07	9.05	9.05	56.94
PBFS	Pioneer Bancorp, Inc. (MHC)	NA	25,978	NA	14.75	13.87	NA	0.64	41.20	41.20	NA	NA	NA	NA	NA
PVBC	Provident Bancorp, Inc. (MHC)	27.05	9,274	250.8	30.80	19.81	26.86	-3.07	-11.91	18.04	0.89	0.86	12.68	12.68	98.68
RBKB	Rhinebeck Bancorp, Inc. (MHC)	10.79	10,708	115.4	12.30	10.65	10.87	-1.58	7.77	7.77	NA	NA	NA	NA	76.55
TFSL	TFS Financial Corporation (MHC)	17.98	275,431	4,950.4	18.61	14.19	17.83	-1.73	15.00	8.87	0.30	NA	6.27	6.24	51.33
ORIT	Oritani Financial Corp.	16.23	43,183	700.6	18.30	14.07	16.09	-0.77	1.27	13.63	0.99	1.28	12.08	12.08	95.18
UBNK	United Financial Bancorp, Inc.	13.60	50,651	688.6	18.09	12.21	13.26	-2.46	-31.53	-16.53	1.13	1.19	13.88	11.55	142.30

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Market Intelligence, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

RP ® Financial, LC.

Exhibit IV-1B
Weekly Bank and Thrift Market Line – Part Two
Prices as of August 23, 2019

		Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
		Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
		Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
AX	Axos Financial, Inc.	10.22	9.60	1.68	16.86	0.00	17.41	0.40	166.31	10.04	142.58	13.58	163.19	9.71	NA	NA	NM
FBC	Flagstar Bancorp, Inc.	8.12	7.77	0.50	5.97	0.00	11.50	0.45	171.79	10.27	120.86	9.90	135.41	10.43	0.16	0.45	3.48
NYCB	New York Community Bancorp, Inc.	13.26	8.93	0.93	6.74	0.00	6.11	0.15	247.77	14.82	86.40	10.20	142.37	14.79	0.68	5.96	88.31
PFS	Provident Financial Services, Inc.	13.71	9.83	1.05	7.76	0.00	8.18	0.74	81.72	11.90	110.72	15.50	161.52	11.90	0.92	3.97	56.41
BCTF	Bancorp 34, Inc.	12.37	12.32	0.09	0.62	0.00	3.33	1.43	60.52	NM	110.86	13.49	111.23	NA	0.20	1.30	NM
BYFC	Broadway Financial Corporation	11.45	11.45	0.03	0.30	0.00	1.39	2.20	37.95	45.00	102.35	11.67	102.35	45.00	0.00	0.00	NM
CFFN	Capitol Federal Financial, Inc.	14.73	14.57	0.94	7.25	0.00	6.76	0.35	27.12	19.07	140.24	20.04	141.95	18.70	0.34	2.58	142.03
CARV	Carver Bancorp, Inc.	7.85	7.85	0.54	7.24	0.00	-8.73	2.07	38.42	NM	160.50	2.16	160.50	NM	0.00	0.00	NM
CBMB	CBM Bancorp, Inc.	27.69	27.69	NA	1.99	0.00	NA	0.89	110.18	39.74	93.56	25.88	93.56	39.74	NA	NA	NM
EFBI	Eagle Financial Bancorp, Inc.	20.11	20.11	0.41	1.95	0.00	1.24	0.79	136.04	NM	92.40	18.37	92.40	82.89	NA	NA	NM
ESBK	Elmira Savings Bank	10.08	8.09	0.85	8.06	0.00	10.08	0.79	100.00	14.05	87.13	8.32	110.47	14.07	0.92	6.36	89.32
ESSA	ESSA Bancorp, Inc.	9.77	9.02	0.36	3.61	0.00	6.01	0.64	110.09	13.55	90.38	9.44	98.18	13.38	0.40	2.68	35.45
FDEF	First Defiance Financial Corp.	12.70	9.69	1.45	11.51	0.00	11.16	1.14	82.41	11.16	125.42	15.58	167.55	11.13	0.76	2.94	31.90
FNWB	First Northwest Bancorp	13.89	13.89	0.40	2.78	0.00	3.33	0.51	148.27	19.12	98.29	13.79	98.29	19.12	0.12	0.76	14.46
FSBW	FS Bancorp, Inc.	11.17	10.92	1.54	13.06	0.00	13.12	0.18	554.56	7.93	112.99	13.04	118.07	9.07	0.60	1.25	9.78
FSBC	FSB Bancorp, Inc.	9.57	9.57	-0.03	-0.30	0.00	0.43	0.03	NM	NM	105.97	10.31	105.97	NM	NA	NA	NM
HIFS	Hingham Institution for Savings	8.85	8.85	1.42	16.55	0.00	16.14	0.08	719.32	12.28	167.40	14.70	167.40	12.36	1.56	0.87	13.63
HMNF	HMN Financial, Inc.	10.85	10.72	0.87	7.55	0.00	8.93	0.93	137.72	10.33	114.99	14.13	116.31	10.22	0.00	0.00	NM
HFBL	Home Federal Bancorp, Inc. of Louisiana	11.20	11.20	0.90	8.09	0.00	9.46	1.72	62.96	12.77	117.02	13.31	117.02	12.77	0.64	2.00	23.20
HVBC	HV Bancorp, Inc.	10.26	10.26	0.30	2.59	0.00	3.37	0.60	51.61	33.19	99.07	9.41	99.07	NA	NA	NA	NM
IROQ	IF Bancorp, Inc.	12.37	12.37	0.27	2.06	0.00	3.66	1.18	228.76	25.53	97.01	11.73	97.01	25.53	0.30	1.38	32.35
ISBC	Investors Bancorp, Inc.	11.89	11.59	0.65	5.27	0.00	6.93	0.49	196.22	16.18	102.52	11.09	105.65	13.86	0.44	4.06	65.67
KRNY	Kearny Financial Corp.	18.57	15.82	0.45	2.25	0.00	2.95	0.39	128.92	26.87	97.73	16.60	120.95	25.52	0.24	1.94	84.78
EBSB	Meridian Bancorp, Inc.	11.76	11.42	0.96	7.95	0.00	8.50	0.35	245.10	15.03	132.44	14.47	136.92	14.85	0.28	1.62	22.61
CASH	Meta Financial Group, Inc.	12.81	6.84	1.13	10.58	0.00	16.47	0.66	197.64	13.73	138.96	18.67	250.08	9.86	0.20	0.67	9.13
MSVB	Mid-Southern Bancorp, Inc.	23.90	23.90	0.57	4.04	0.00	5.03	1.77	55.15	29.42	88.77	21.72	88.77	26.60	0.08	0.63	18.60
MSBF	MSB Financial Corp.	11.86	11.86	0.69	5.41	0.00	6.36	2.26	42.38	20.00	129.78	14.81	129.78	20.00	0.00	0.00	117.07
NFBK	Northfield Bancorp, Inc.	15.27	14.48	0.69	4.39	0.00	6.00	0.62	104.24	19.97	109.46	15.64	116.16	19.84	0.44	2.90	55.26
NWBI	Northwest Bancshares, Inc.	12.96	9.86	1.07	8.33	0.00	8.36	1.00	59.80	15.49	126.31	16.03	174.60	14.49	0.72	4.56	69.61
OTTW	Ottawa Bancorp, Inc.	18.96	18.69	0.36	1.77	0.00	3.46	NA	NA	20.11	80.77	13.54	82.15	19.64	0.24	1.89	82.54
PBBI	PB Bancorp, Inc.	16.41	15.28	0.75	4.65	0.00	4.74	NA	NA	19.74	101.15	16.26	110.18	19.84	0.28	2.45	58.62
PCSB	PCSB Financial Corporation	19.66	19.30	0.50	2.51	0.00	3.08	NA	NA	38.64	122.28	21.01	125.14	39.04	0.16	0.83	28.00
PROV	Provident Financial Holdings, Inc.	10.51	10.51	0.36	3.44	0.00	5.40	0.76	86.34	34.52	124.83	13.88	124.83	23.01	0.56	2.80	96.55
PBIP	Prudential Bancorp, Inc.	11.88	11.33	0.72	5.45	0.00	7.12	1.39	36.80	15.19	103.24	11.68	108.54	15.92	0.20	1.28	63.11
RNDB	Randolph Bancorp, Inc.	13.25	NA	-0.63	-4.24	0.00	-1.82	0.95	70.24	NM	109.67	13.34	NA	NM	NA	NA	NM
RVSB	Riverview Bancorp, Inc.	10.66	8.42	1.16	11.05	0.00	12.48	0.53	190.77	9.32	114.46	13.62	143.36	9.43	0.18	2.58	21.33
SVBI	Severn Bancorp, Inc.	10.78	10.67	0.69	5.98	0.00	7.99	1.94	47.38	10.78	99.27	11.83	100.35	10.78	0.12	1.50	16.22
STXB	Spirit of Texas Bancshares, Inc.	13.69	12.82	0.76	6.79	0.00	8.16	0.35	174.10	17.18	116.43	14.97	154.41	13.70	NA	NA	NM
STND	Standard AVB Financial Corp.	13.77	11.19	0.86	6.33	0.00	7.13	0.30	184.96	15.25	91.03	13.01	113.48	13.89	0.88	3.27	49.94
SBT	Sterling Bancorp, Inc.	9.99	9.98	1.80	19.19	0.00	20.57	0.19	348.52	8.16	140.77	14.68	140.87	8.14	0.04	0.42	3.45
TBNK	Territorial Bancorp Inc.	11.64	11.64	0.83	7.10	0.00	7.95	NA	77.66	12.00	107.93	12.50	107.93	13.42	0.88	3.26	52.44
TSBK	Timberland Bancorp, Inc.	12.24	11.75	1.70	14.27	0.00	15.04	0.65	223.08	8.86	118.69	15.82	132.45	8.52	0.60	2.54	29.21
TBK	Triumph Bancorp, Inc.	13.59	9.57	1.12	8.00	0.00	10.92	0.88	72.97	14.09	117.03	15.74	167.81	11.57	NA	NA	NM
TRST	TrustCo Bank Corp NY	9.77	9.76	1.08	11.36	0.00	12.45	0.77	127.48	12.08	141.58	13.96	141.73	12.11	0.27	3.61	32.75
WSBF	Waterstone Financial, Inc.	21.08	21.06	1.52	6.91	0.00	7.55	0.61	138.22	14.43	116.49	22.36	116.70	14.43	0.48	2.94	86.73
WEBK	Wellesley Bancorp, Inc.	7.53	7.53	0.57	7.59	0.00	9.20	NA	NA	13.24	114.84	8.36	114.84	13.24	0.24	0.77	7.20
WNEB	Western New England Bancorp, Inc.	11.22	10.54	0.59	5.00	0.00	6.67	0.69	82.82	16.06	98.92	10.68	106.32	15.79	0.20	2.35	35.85
WSFS	WSFS Financial Corporation	11.16	8.80	1.37	12.62	0.00	14.63	0.76	79.73	13.10	119.18	18.01	173.07	10.90	0.48	1.17	14.65
WVFC	WVS Financial Corp.	9.92	9.92	0.67	6.96	0.00	7.37	0.07	209.01	10.79	91.30	9.25	91.30	NA	0.40	2.36	29.30
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	7.82	7.82	NA	NA	0.00	NA	0.43	154.82	NA	79.11	9.41	79.11	NA	NA	NA	NA
CLBK	Columbia Financial, Inc. (MHC)	14.42	14.34	0.19	1.72	0.00	2.41	NA	NA	31.66	170.70	24.65	171.67	31.78	NA	NA	NM
CFBI	Community First Bancshares, Inc. (MHC)	24.96	24.96	0.15	0.59	0.00	1.75	2.09	61.74	NM	98.57	24.80	98.57	83.42	NA	NA	NM
FFBW	FFBW, Inc. (MHC)	22.18	22.15	0.16	0.73	0.00	1.96	0.40	186.69	50.26	103.40	24.49	103.54	43.15	NA	NA	NM
FSEA	First Seacoast Bancorp (MHC)	NA	NA	NA	NA	0.00	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
GCBC	Greene County Bancorp, Inc. (MHC)	8.39	8.39	1.37	16.51	0.00	16.24	0.42	249.25	13.07	203.63	18.02	203.63	NA	0.44	1.64	20.00
HONE	HarborOne Bancorp, Inc. (MHC)	12.39	11.96	0.48	3.73	0.00	3.84	1.25	55.58	24.61	88.56	8.79	111.65	23.74	NA	NA	NM
KFFB	Kentucky First Federal Bancorp (MHC)	21.27	17.49	0.38	1.75	0.00	0.92	NA	NA	NM	96.71	20.14	123.69	128.24	0.40	5.20	666.67
LSBK	Lake Shore Bancorp, Inc. (MHC)	14.43	14.43	0.68	4.55	0.00	4.71	0.94	98.40	24.02	108.67	15.35	108.67	24.55	0.48	3.22	74.19
MGYR	Magyar Bancorp, Inc. (MHC)	8.23	8.23	0.33	3.95	0.00	4.58	2.25	77.08	24.10	126.73	10.87	126.73	24.49	NA	NA	NM
OFED	Oconee Federal Financial Corp. (MHC)	16.97	16.47	0.63	3.66	0.00	4.90	1.17	22.86	35.56	150.63	NA	155.87	NA	0.40	1.76	62.50
PDLB	PDL Community Bancorp (MHC)	17.01	17.01	-0.09	-0.46	0.00	0.72	1.79	70.36	NM	150.90	23.60	150.90	92.68	NA	NA	NM
PBFS	Pioneer Bancorp, Inc. (MHC)	NA	NA	NA	NA	0.00	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
PVBC	Provident Bancorp, Inc. (MHC)	13.35	13.35	0.91	6.95	0.00	6.34	NA	NA	24.84	186.87	23.88	186.87	25.08	NA	NA	NM
RBKB	Rhinebeck Bancorp, Inc. (MHC)	6.96	6.76	NA	NA	0.00	NA	NA	NA	NA	113.67	13.14	115.50	NA	NA	NA	NA
TFSL	TFS Financial Corporation (MHC)	12.44	12.38	0.62	4.91	0.00	NA	1.30	23.49	62.71	287.44	34.21	289.08	NA	1.00	5.69	357.14
ORIT	Oritani Financial Corp.	13.70	13.70	1.07	7.91	0.00	10.20	0.27	305.25	14.20	142.84	18.57	142.84	13.72	1.00	5.97	97.46
UBNK	United Financial Bancorp, Inc.	9.85	8.34	0.81	8.23	0.00	8.70	0.59	123.24	16.36	87.07	8.55	104.82	13.96	0.48	3.91	64.00

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Market Intelligence, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2019 by RP® Financial, LC.

EXHIBIT IV-2

Bogota Savings Bank

Historical Stock Price Indices

Exhibit IV-2

Historical Stock Price Indices(1)

Year/Qtr. Ended	DJIA	S&P 500	NASDAQ Composite	SNL Thrift Index	SNL Bank Index
2010: Quarter 1	10856.6	1169.4	2398.0	626.3	301.1
Quarter 2	9744.0	1030.7	2109.2	564.5	257.2
Quarter 3	9744.0	1030.7	2109.2	564.5	257.2
Quarter 4	11577.5	1257.6	2652.9	592.2	290.1
2011: Quarter 1	12319.7	1325.8	2781.1	578.1	293.1
Quarter 2	12414.3	1320.6	2773.5	540.8	266.8
Quarter 3	10913.4	1131.4	2415.4	443.2	198.9
Quarter 4	12217.6	1257.6	2605.2	481.4	221.3
2012: Quarter 1	13212.0	1408.5	3091.6	529.3	284.9
Quarter 2	12880.1	1362.2	2935.1	511.6	257.3
Quarter 3	13437.1	1440.7	3116.2	557.6	276.8
Quarter 4	13104.1	1426.2	3019.5	565.8	292.7
2013: Quarter 1	14578.5	1569.2	3267.5	602.3	318.9
Quarter 2	14909.6	1606.3	3404.3	625.3	346.7
Quarter 3	15129.7	1681.6	3771.5	650.8	354.4
Quarter 4	16576.7	1848.4	4176.6	706.5	394.4
2014: Quarter 1	16457.7	1872.3	4199.0	718.9	410.8
Quarter 2	16826.6	1960.2	4408.2	723.9	405.2
Quarter 3	17042.9	1972.3	4493.4	697.7	411.0
Quarter 4	17823.1	2058.9	4736.1	738.7	432.8
2015: Quarter 1	17776.1	2067.9	4900.9	749.3	418.8
Quarter 2	17619.5	2063.1	4986.9	795.7	448.4
Quarter 3	16284.7	1920.0	4620.2	811.7	409.4
Quarter 4	17425.0	2043.9	5007.4	809.1	431.5
2016: Quarter 1	17685.1	2059.7	4869.9	788.1	381.4
Quarter 2	17930.0	2098.9	4842.7	780.9	385.6
Quarter 3	18308.2	2168.3	5312.0	827.2	413.7
Quarter 4	19762.6	2238.8	5383.1	966.7	532.7
2017: Quarter 1	20663.2	2362.7	5911.7	918.9	535.8
Quarter 2	21349.6	2423.4	6140.4	897.1	552.4
Quarter 3	22405.1	2519.4	6496.0	939.3	573.2
Quarter 4	24719.2	2673.6	6903.4	937.6	617.7
2018: Quarter 1	24103.1	2640.9	7063.5	941.5	606.8
Quarter 2	24271.4	2718.4	7510.3	961.2	597.8
Quarter 3	26458.3	2914.0	8046.4	905.6	597.8
Quarter 4	23327.5	2506.9	6635.3	772.0	502.9
2019: Quarter 1	25928.7	2834.4	7729.3	837.3	543.8
Quarter 2	26600.0	2941.8	8006.2	845.3	573.0
As of August 23, 2019	25628.9	2847.1	7751.8	831.2	527.3

(1)	End of period data.

Sources: SNL Financial and The Wall Street Journal.

EXHIBIT IV-3

Bogota Savings Bank

Historical Thrift Stock Indices

Exhibit IV-3

Thrift Industry Index Summary (Total Return (%))

Geography United States and Canada

			Total Return (%)
Index Name	Current Value	As Of	1 Day	1 Week	MTD	QTD	YTD	1 Year	3 Years
SNL Banking Indexes
SNL U.S. Bank and Thrift	1,447.35	8/23/2019	(2.79)	(2.08)	(10.74)	(7.39)	6.64	(15.03)	34.46
SNL U.S. Bank	1,464.23	8/23/2019	(2.80)	(2.07)	(10.89)	(7.52)	6.56	(15.10)	35.34
SNL U.S. Thrift	1,112.26	8/23/2019	(2.39)	(2.25)	(3.73)	(1.16)	9.98	(9.52)	8.78
SNL TARP Participants	151.60	8/23/2019	(3.30)	(3.14)	(12.66)	(11.82)	3.69	(6.12)	81.59
KBW Nasdaq Bank Index	NA	8/23/2019	NA	NA	NA	NA	NA	NA	NA
KBW Nasdaq Regional Bank Index	NA	8/23/2019	NA	NA	NA	NA	NA	NA	NA
S&P 500 Bank	585.64	8/23/2019	(2.70)	(1.83)	(10.99)	(7.27)	8.95	(12.50)	45.09
NASDAQ Bank	NA	8/23/2019	NA	NA	NA	NA	NA	NA	NA
S&P 500 Commercial Banks	845.11	8/23/2019	(2.70)	(1.83)	(10.99)	(7.27)	8.95	(12.50)	45.09
S&P 500 Diversified Banks	1,028.21	8/23/2019	(2.61)	(1.60)	(10.36)	(6.49)	9.63	(10.76)	46.58
S&P 500 Regional Banks	155.25	8/23/2019	(3.04)	(2.69)	(13.32)	(10.10)	6.48	(18.84)	40.35
SNL Asset Size Indexes
SNL U.S. Bank < $250M	48.40	8/23/2019	2.04	17.92	(28.16)	(23.54)	(17.39)	(40.03)	(31.70)
SNL U.S. Bank $250M-$500M	1,921.12	8/23/2019	(1.20)	(0.13)	(4.44)	(0.94)	9.18	(4.79)	40.10
SNL U.S. Thrift < $250M	1,760.54	8/23/2019	(0.33)	(0.13)	(0.77)	(1.09)	8.63	6.88	30.96
SNL U.S. Thrift $250M-$500M	5,776.12	8/23/2019	(0.17)	(0.70)	(2.00)	(2.25)	1.84	(6.92)	23.47
SNL U.S. Bank < $500M	1,567.79	8/23/2019	(1.09)	0.41	(5.49)	(2.52)	6.81	(6.76)	39.08
SNL U.S. Thrift < $500M	4,287.93	8/23/2019	(0.19)	(0.60)	(1.79)	(2.06)	2.92	(6.92)	21.83
SNL U.S. Bank $500M-$1B	2,343.69	8/23/2019	(0.86)	(1.33)	(4.06)	(0.89)	8.69	(5.61)	60.52
SNL U.S. Thrift $500M-$1B	4,903.81	8/23/2019	(0.27)	(0.15)	(0.91)	(1.78)	3.33	(10.45)	51.66
SNL U.S. Bank $1B-$5B	2,474.55	8/23/2019	(2.70)	(3.39)	(7.58)	(6.67)	2.41	(18.30)	30.07
SNL U.S. Thrift $1B-$5B	3,084.92	8/23/2019	(2.35)	(2.21)	(5.04)	(5.39)	8.03	(25.77)	(2.88)
SNL U.S. Bank $5B-$10B	3,077.90	8/23/2019	(3.21)	(3.27)	(9.15)	(8.59)	3.45	(16.26)	22.50
SNL U.S. Thrift $5B-$10B	2,665.80	8/23/2019	(2.77)	(2.62)	(4.85)	(3.33)	6.67	(10.49)	25.97
SNL U.S. Bank > $10B	1,347.23	8/23/2019	(2.79)	(1.99)	(11.05)	(7.53)	6.80	(15.03)	35.93
SNL U.S. Thrift > $10B	359.53	8/23/2019	(2.43)	(2.27)	(2.91)	1.67	15.07	2.89	(0.60)
SNL Market Cap Indexes
SNL Micro Cap U.S. Bank	1,124.52	8/23/2019	(0.94)	(1.25)	(3.07)	(2.97)	2.81	(9.50)	39.59
SNL Micro Cap U.S. Thrift	1,934.04	8/23/2019	(1.01)	(1.14)	(3.16)	(4.21)	1.46	(9.62)	33.37
SNL Micro Cap U.S. Bank & Thrift	1,306.81	8/23/2019	(0.95)	(1.23)	(3.08)	(3.12)	2.65	(9.53)	38.12
SNL Small Cap U.S. Bank	1,122.47	8/23/2019	(2.52)	(2.84)	(7.08)	(5.76)	3.40	(16.57)	28.22
SNL Small Cap U.S. Thrift	1,273.44	8/23/2019	(2.42)	(2.30)	(5.06)	(4.63)	8.10	(10.29)	20.78
SNL Small Cap U.S. Bank & Thrift	1,155.32	8/23/2019	(2.51)	(2.78)	(6.83)	(5.43)	4.23	(15.62)	27.42
SNL Mid Cap U.S. Bank	699.45	8/23/2019	(3.30)	(2.84)	(10.24)	(7.92)	5.64	(21.96)	13.49
SNL Mid Cap U.S. Thrift	651.75	8/23/2019	(2.75)	(2.65)	(3.90)	(1.86)	7.38	(14.54)	7.31
SNL Mid Cap U.S. Bank & Thrift	712.18	8/23/2019	(3.24)	(2.82)	(9.66)	(7.31)	5.77	(20.52)	13.81
SNL Large Cap U.S. Bank	649.59	8/23/2019	(2.73)	(1.91)	(11.08)	(7.46)	6.92	(14.29)	38.75
SNL Large Cap U.S. Thrift	114.53	8/23/2019	(1.55)	(0.87)	0.42	(56.79)	(53.34)	(56.87)	(66.09)
SNL Large Cap U.S. Bank & Thrift	653.99	8/23/2019	(2.72)	(1.90)	(11.04)	(7.37)	7.06	(14.15)	38.45
SNL Geographic Indexes
SNL Mid-Atlantic U.S. Bank	1,621.76	8/23/2019	(2.69)	(2.14)	(10.39)	(7.51)	9.73	(9.55)	49.76
SNL Mid-Atlantic U.S. Thrift	2,624.30	8/23/2019	(2.37)	(2.05)	(3.05)	0.67	8.49	(5.77)	10.55
SNL Midwest U.S. Bank	1,519.09	8/23/2019	(2.79)	(2.81)	(11.52)	(6.46)	7.59	(13.99)	27.33
SNL Midwest U.S. Thrift	3,269.76	8/23/2019	(1.98)	(1.59)	(1.95)	(0.94)	17.62	8.12	13.54
SNL New England U.S. Bank	1,119.08	8/23/2019	(2.94)	(2.09)	(13.70)	(10.98)	(6.81)	(30.15)	2.78
SNL New England U.S. Thrift	3,762.48	8/23/2019	(2.11)	(2.79)	(6.04)	(5.00)	8.51	(8.01)	30.81
SNL Southeast U.S. Bank	911.36	8/23/2019	(2.88)	(2.39)	(12.33)	(8.03)	9.15	(14.67)	53.56
SNL Southeast U.S. Thrift	734.29	8/23/2019	(2.62)	(1.54)	(1.89)	(0.36)	(11.07)	(16.19)	12.88
SNL Southwest U.S. Bank	2,839.71	8/23/2019	(3.14)	(2.55)	(11.58)	(9.72)	0.64	(24.67)	27.91
SNL Southwest U.S. Thrift	1,026.74	8/23/2019	(2.24)	(2.10)	(6.31)	(3.03)	(3.38)	(26.94)	20.17
SNL Western U.S. Bank	2,921.63	8/23/2019	(2.82)	(0.76)	(8.56)	(6.35)	(0.48)	(22.57)	4.23
SNL Western U.S. Thrift	111.23	8/23/2019	(4.71)	(6.02)	(11.96)	(9.60)	3.21	(28.04)	22.17
SNL Stock Exchange Indexes
SNL U.S. Bank NYSE	1,398.51	8/23/2019	(2.71)	(1.88)	(10.88)	(7.38)	7.06	(14.01)	38.11
SNL U.S. Thrift NYSE	260.01	8/23/2019	(2.44)	(2.17)	(2.26)	6.74	18.21	(2.00)	(1.48)
SNL U.S. Bank NYSE American	2,078.86	8/23/2019	(2.30)	(3.30)	(6.50)	(8.78)	4.99	(15.96)	6.73
SNL U.S. Bank NASDAQ	1,873.26	8/23/2019	(3.21)	(2.90)	(10.97)	(8.19)	4.41	(19.78)	23.55
SNL U.S. Thrift NASDAQ	3,195.47	8/23/2019	(2.38)	(2.28)	(4.24)	(3.71)	7.39	(11.91)	12.14
SNL U.S. Bank Pink	708.17	8/23/2019	(0.53)	(0.42)	(0.63)	(0.18)	4.88	(1.14)	52.70
SNL U.S. Thrift Pink	616.00	8/23/2019	(0.29)	(0.14)	0.67	0.87	2.87	(1.22)	40.37
SNL Bank TSX	2,617.31	8/23/2019	(1.45)	(1.07)	(5.87)	(4.67)	6.48	(6.27)	27.18
SNL OTHER Indexes
SNL U.S. Thrift MHCs	17,015.95	8/23/2019	(1.79)	(1.87)	(2.10)	(2.34)	7.47	5.52	3.93
SNL Pink Asset Size Indexes
SNL U.S. Bank Pink < $100M	279.21	8/23/2019	(5.54)	(4.57)	7.88	3.35	9.55	(0.73)	38.92
SNL U.S. Bank Pink $100M-$500M	787.60	8/23/2019	(0.10)	(0.01)	(0.33)	0.84	9.04	2.83	57.18
SNL U.S. Bank Pink > $500M	628.77	8/23/2019	(0.61)	(0.50)	(0.76)	(0.46)	3.82	(2.14)	51.58
Broad Market Indexes
DJIA	NA	8/23/2019	NA	NA	NA	NA	NA	NA	NA
S&P 500	5,735.63	8/23/2019	(2.59)	(1.42)	(4.30)	(2.92)	15.08	1.69	38.27
S&P 400 Mid Cap	2,790.97	8/23/2019	(2.75)	(1.94)	(6.51)	(5.40)	11.61	(7.84)	22.68
S&P 600 Small Cap	1,182.89	8/23/2019	(3.11)	(2.49)	(6.85)	(5.80)	7.10	(16.30)	23.69
S&P 500 Financials	731.94	8/23/2019	(2.53)	(1.87)	(7.84)	(5.58)	10.70	(5.33)	41.59
SNL U.S. Financial Institutions	1,858.97	8/23/2019	(2.40)	(2.28)	(8.14)	(5.67)	8.01	(8.57)	37.31
MSCI US IMI Financials	2,404.76	8/23/2019	(2.59)	(1.93)	(7.80)	(5.33)	11.38	(6.10)	39.39
NASDAQ	NA	8/23/2019	NA	NA	NA	NA	NA	NA	NA
NASDAQ Finl	NA	8/23/2019	NA	NA	NA	NA	NA	NA	NA
NYSE	NA	8/23/2019	NA	NA	NA	NA	NA	NA	NA
Russell 1000	9,090.87	8/23/2019	(2.57)	(1.41)	(4.44)	(2.95)	15.33	1.39	37.93
Russell 2000	7,338.33	8/23/2019	(3.09)	(2.27)	(7.22)	(6.68)	9.17	(13.78)	21.75
Russell 3000	8,886.03	8/23/2019	(2.60)	(1.46)	(4.62)	(3.20)	14.91	0.23	36.74
S&P TSX Composite	56,169.99	8/23/2019	(1.33)	(0.64)	(2.11)	(1.78)	14.16	1.42	18.80
MSCI AC World (USD)	1,038.96	8/23/2019	(1.56)	(0.52)	(4.27)	(3.96)	11.98	(0.53)	28.20
MSCI World	8,798.31	8/23/2019	(1.74)	(0.63)	(4.05)	(3.55)	13.21	(0.02)	29.80
Bermuda Royal Gazette/BSX	NA	8/23/2019	NA	NA	NA	NA	NA	NA	NA

Source: S&P Global Market Intelligence.

EXHIBIT IV-4

Bogota Savings Bank

Market Area Acquisition Activity

Exhibit IV-4

New Jersey State Thrift Acquisitions 2011-Present

						Target Financials at Announcement							Deal Terms and Pricing at Announcement
Announce Date	Complete Date	Buyer Name		Target Name		Total Assets ($000)	E/A (%)	TE/A (%)	ROAA (%)	ROAE (%)	NPAs/ Assets (%)	Rsrvs/ NPLs (%)	Deal Value ($M)	Value/ Share ($)	P/B (%)	P/TB (%)	P/E (x)	P/A (%)	Prem/ Cdeps (%)
6/26/2019	Pending	Valley National Bancorp	NJ	Oritani Financial Corp.	NJ	4,074,702	13.02	13.02	1.28	9.62	0.27	274.01	744.0	16.288	138.35	138.35	13.69	18.26	10.17
5/24/2018	10/31/2018	MB MHC	NJ	Metuchen, MHC	NJ	259,000	10.26	10.26	0.13	1.26	0.19	447.02	NA	NA	NA	NA	NA	NA	NA
12/7/2017	7/1/2018	William Penn Bncp Inc. (MHC)	PA	Audubon Savings Bank	NJ	157,421	7.09	7.09	0.07	1.11	0.30	164.32	NA	NA	NA	NA	NA	NA	NA
11/3/2017	3/26/2018	Spencer Savings Bank SLA	NJ	Wawel Bank (MHC)	NJ	71,802	9.42	9.42	-0.68	-7.05	0.21	374.03	3.4	4.000	126.89	126.89	NM	4.68	99.99
11/1/2017	4/2/2018	Kearny Financial Corp.	NJ	Clifton Bancorp Inc.	NJ	1,554,521	18.39	18.39	0.43	2.08	0.36	133.66	401.8	17.925	138.32	138.32	59.75	25.85	18.81
10/18/2017	4/30/2018	First Bank	NJ	Delanco Bancorp, Inc.	NJ	127,050	10.76	10.76	0.15	1.44	3.96	28.30	13.5	14.153	97.87	97.87	67.39	10.63	-0.17
7/13/2016	11/30/2016	OceanFirst Financial Corp.	NJ	Ocean Shore Holding Co.	NJ	1,042,835	11.09	10.66	0.65	6.19	0.93	40.41	150.3	22.466	124.57	130.22	20.24	14.42	5.44
1/5/2016	5/2/2016	OceanFirst Financial Corp.	NJ	Cape Bancorp, Inc.	NJ	1,601,985	10.51	9.10	0.84	7.37	0.78	106.53	205.7	14.790	118.94	139.51	15.41	12.84	5.30
9/21/2015	12/1/2015	NexBank Capital Inc.	TX	College Savings Bank	NJ	374,506	12.81	12.81	1.73	17.57	0.00	NA	NA	NA	NA	NA	NA	NA	NA
3/12/2015	10/2/2015	Glen Rock Savings Bank	NJ	Llewellyn-Edison Savings Bank, FSB	NJ	121,885	17.93	17.93	-0.40	-2.26	1.37	31.26	NA	NA	NA	NA	NA	NA	NA
9/10/2014	4/1/2015	Cape Bancorp Inc.	NJ	Colonial Financial Services, Inc.	NJ	550,650	11.45	11.45	-0.13	-1.21	4.29	24.80	55.9	14.352	87.86	87.86	NM	10.15	-1.63
4/5/2013	1/10/2014	Investors Bancorp Inc. (MHC)	NJ	Gateway Community Financial Corp.	NJ	309,777	7.94	7.94	-1.33	-15.50	2.34	52.46	NA	NA	NA	NA	NA	NA	NA
12/28/2012	7/2/2013	TF Financial Corp.	PA	Roebling Financial Corp, Inc.	NJ	161,793	10.44	10.44	0.08	0.75	2.09	45.25	14.6	8.641	86.26	86.26	NM	9.01	-1.99
12/19/2012	12/6/2013	Investors Bancorp Inc. (MHC)	NJ	Roma Financial Corporation (MHC)	NJ	1,835,093	11.92	11.83	0.23	2.01	NA	NA	459.3	15.444	215.03	216.85	NM	25.03	NA
8/27/2012	11/1/2015	M&T Bank Corp.	NY	Hudson City Bancorp, Inc.	NJ	43,590,185	10.70	10.38	-0.28	-2.74	2.50	27.38	3812.4	7.214	81.70	84.50	NM	8.75	-3.59
1/12/2012	1/12/2012	Investor group	0	College Savings Bank	NJ	530,910	7.96	7.96	0.34	4.42	0.00	NA	NA	NA	NA	NA	NA	NA	NA
2/15/2011	8/1/2011	Ocean Shore Holding Co.	NJ	CBHC Financialcorp, Inc.	NJ	136,038	7.69	7.69	0.91	12.28	0.61	122.71	11.9	15.500	130.00	130.00	10.30	8.76	1.57

				Average:		3,323,538	11.14	11.01	0.24	2.20	1.26	133.72			122.34	125.15	31.13	13.49	13.39
				Median:		374,506	10.70	10.44	0.15	1.44	0.69	79.49			124.57	130.00	17.83	10.63	3.44

Source: S&P Global Market Intelligence.

EXHIBIT IV-5

Bogota Savings Bank

Director and Senior Management Resumes

EXHIBIT IV-5

Bogota Savings Bank

Director and Senior Management Resumes

Joseph Coccaro has served as our President and Chief Executive Officer since 2008 and has been employed by Bogota Savings Bank since 2005, when he was initially hired to be our Chief Financial Officer. Mr. Coccaro served as the controller of Liberty Bank, which was acquired by Northfield Bank in 2002, where he worked until joining Bogota Savings Bank. Mr. Coccaro’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which we serve affords the Board valuable insight regarding our business and operations. Mr. Coccaro’s knowledge of our business and history position him well to continue to serve as President and Chief Executive Officer.

Steven M. Goldberg has served as chairman of the board since 2006. Until his retirement in March 2019, Mr. Goldberg was the chief operating officer and chief financial officer of Cole Schotz. PC, a New Jersey-based law with offices throughout the United States that specializes in litigation, bankruptcy law, corporate issues and employment law. Mr. Goldberg’s experience as an executive of a large national law practice brings valuable business, administrative and leadership skills to our board.

Bruce A. Dexter is a partner with the law firm of Dexter & Kilcoyne located in Hackensack, New Jersey. His areas of practice includes personal injury law, commercial litigation and transactional work with an emphasis on real estate and banking law. Mr. Dexter has been practicing law for over 45 years. Mr. Dexter’s general legal knowledge, as well as his expertise with residential and commercial real estate and banking matters is a significant resource for us.

John Gary Gensheimer was President of Control Associates, Inc., an engineering firm, until his retirement in December 2017. Gensheimer provides valuable executive and business skills to the board.

John Masterson was a managing director in the equities division of Goldman Sachs for almost 35 years before his retirement in 2007. Mr. Masterson currently serves as a director of 50 South Capital Advisors, LLC, a global alternatives investment firm that is a wholly owned subsidiary of Northern Trust. Mr. Masterson also served as a director or Transparent Value, a London-based hedge fund from 2011 until 2016. Mr. Masterson’s considerable experience in investment banking, capital markets and additional board service are valuable to us in many ways, including assisting in our assessment of sources and uses of capital.

Brian McCourt, age 58, has served as our Executive Vice President and Chief Financial Officer since 2011.

Kevin Pace, age 40, has served as our Executive Vice President, Compliance, BSA since 2018 under which he has operational oversight over compliance, operations and IT. Before the appointment, Mr. Pace served in various banking positions at Bogota Savings Bank since 2013.

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT IV-6

Bogota Savings Bank

Pro Forma Regulatory Capital Ratios

EXHIBIT IV-6

Bogota Savings Bank

Pro Forma Regulatory Capital Ratios

	Bogota Savings Bank Historical at		Pro Forma at June 30, 2019 Based Upon the Sale in the Offering of :
	June 30, 2019		3,636,351 Shares		4,278,060 Shares		4,919,770 Shares		5,657,735 Shares (l)
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)
	(unaudited)					(Dollars in thousands)
Equity capital	$73,489	11.07%	$85,833	12.63%	$88,136	12.91%	$90,437	13.20%	$93,084	13.52%
Tier 1 leverage capital	$73,765	11,14%	$86,109	12.70%	$88,412	12.98%	$90,713	13.27%	$93,360	13.59%
Tier 1 leverage requirement	33,120	5.00	33,902	5.00	34,047	5.00	34,191	5.00	34,357	5.00

Excess	$40,646	6.14%	$52,207	7.70%	$54,365	7.98%	$56,522	8.27%	$59,003	8.59%

Tier 1 risk based capital (3)	$73,765	17.50%	$86,109	20.28%	$88,412	20.79%	$90,713	21.30%	$93,360	21.89%
Tier 1 risk based requirement	33,720	8.00	33,970	8.00	34,017	8.00	34,063	8.00	34,116	8.00

Excess	$40,045	9.50%	$52,139	12.28%	$54,395	12.79%	$56,650	13.30%	$59,244	13.89%

Total risk based capital (3)	$75,781	17.98%	$88,125	20.75%	$90,428	21.27%	$92,729	21.78%	$95,376	22.37%
Total risk based requirement	42,150	10.00	42,463	10.00	42,521	10.00	42,579	10.00	42,645	10.00

Excess	$33,631	7.98%	$45,662	10.75%	$47,907	11.27%	$50,150	11.78%	$52,731	12.37%

Common equity tier 1 capital	$73,765	17.50%	$86,109	20.28%	$88,412	20.79%	$90,713	21.30%	$93,360	21.89%
Common equity tier 1 requirement	27,397	6.50	27,601	6.50	27,639	6.50	27,676	6.50	27,719	6.50

Excess	$46,368	11.00%	$58,508	13.78%	$60,773	14.29%	$63,037	14.80%	$65,641	15.39%

Reconciliation:
Net proceeds infused into Bogota Savings Bank			$17,317		$20,496		$23,675		$27,332
Less: Common stock acquired by employee stock ownership plan			(3,315)		(3,900)		(4,485)		(5,158)
Less: Common stock acquired by stock based benefit plan			(1,658)		(1,950)		(2,243)		(2,579)

Pro forma increase in tier 1 and risk based capital			$12,344		$14,646		$16,947		$19,595

(l)

As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)	Equity and Tier 1 leverage capital levels are shown as a percentage of total average assets Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

Source: Bogota Financial’s Preliminary Offering Prospectus

EXHIBIT IV-7

Bogota Savings Bank

Pro Forma Analysis Sheet – Fully Converted Basis

Exhibit IV-7 Pro Forma Analysis - Fully Converted Basis Bogota Savings Bank, Teaneck, NJ Prices as of August 23, 2019
		Symbol	Subject at Midpoint		Peer Group				All Public MHC Thrifts
Valuation Pricing Multiples					Mean		Median		Mean		Median
Price-earnings multiple	=	P/E	40.17	x	21.92	x	21.03	x	21.92	x	21.03	x
Price-core earnings multiple	=	P/CE	34.98	x	23.37	x	21.34	x	23.37	x	21.34	x
Price-book ratio	=	P/B	63.33%		82.61%		79.94%		82.61%		79.94%
Price-tangible book ratio	=	P/TB	63.33%		83.97%		79.94%		83.97%		79.94%
Price-assets ratio	=	P/A	13.31%		19.67%		21.45%		19.67%		21.45%

Valuation Parameters				% of		% of Offering
				Offering		+ Foundation
Pre-Conversion Earnings (Y)	$2,758,000	(12 Mths 6/19)	ESOP Stock as % of Offering (E)	8.1633%		8.0000%
Pre-Conversion Core Earnings	$3,125,500	(12 Mths 6/19)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$73,489,000	(6/19)	ESOP Amortization (T)	20.00	years
Intangibles	$0	(6/19)	RRP Stock as % of Offering (M)	4.0816%		4.0000%
Pre-Conv. Tang. Book Value (B)	$73,489,000	(6/19)	Stock Programs Vesting (N)	5.00	years
Pre-Conversion Assets (A)	$663,951,000	(6/19)	Fixed Expenses	$1,410,000
Reinv. Rate: (5 Yr Treas) @ 6/2019	1.760%		Subscr/Dir Comm Exp (Mdpnt)	$885,408		1.00%

Tax rate (TAX)	26.50%		Total Expenses (Midpoint)	$2,295,408
A-T Reinvestment Rate(R)	1.294%		Syndicate Expenses (Mdpnt)	$0		0.00%
Est. Conversion Expenses (1)(X)	2.31%		Syndicate Amount	$0
Insider Purchases ($)	$1,000,000		Percent Sold (PCT)	100.00%
Price/Share	$10.00		MHC Assets	$0
Foundation Cash Contrib. (FC)	$250,000		Options as % of Offering (O1)	10.2041%		10.00%
Found. Stk Contrib (% of Total Shrs (FS)	2.0000%		Estimated Option Value (O2)	25.70%
Foundation Tax Benefit (Z)	$593,544		Option Vesting Period (O3)	5.00	years
Foundation Amount (Mdpt.)	$1,989,790		% of Options taxable (O4)	25.00%

Calculation of Pro Forma Value After Conversion
1.	V=	P/E * (Y)	V=	$99,489,790

		1 - P/E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

1.	V=	P/E * (Y)	V=	$99,489,790

		1 - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/B * (B+Z)	V=	$99,489,790
		1 - P/B * PCT * (1-X-E-M-FC-FS)

2.	V=	P/TB * (TB+Z)	V=	$99,489,790
		1 - P/TB * PCT * (1-X-E-M-FC-FS)

3.	V=	P/A * (A+Z+PA)	V=	$99,489,790
		1 - P/A * PCT * (1-X-E-M-FC-FS)

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued	Market Value of Stock Sold in Offering	Market Value of Stock Issued in Reorganization
Supermaximum	0	12,894,375	263,150	13,157,525	$128,943,750	$131,575,250
Maximum	0	11,212,500	228,826	11,441,326	112,125,000	$114,413,260
Midpoint	0	9,750,000	198,979	9,948,979	97,500,000	$99,489,790
Minimum	0	8,287,500	169,132	8,456,632	82,875,000	$84,566,320

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued
Supermaximum	0.000%	98.000%	2.00000%	100.000%
Maximum	0.000%	98.000%	2.00000%	100.000%
Midpoint	0.000%	98.000%	1.99999%	100.000%
Minimum	0.000%	98.000%	1.99999%	100.000%

Foundation Value Summary	Foundation Cash	Foundation Shares	Total Foundation Value	Total Foundation Value as % of Offering
Supermaximum	$250,000	$2,631,500	$2,881,500	2.235%
Maximum	$250,000	$2,288,260	$2,538,260	2.264%
Midpoint	$250,000	$1,989,790	$2,239,790	2.297%
Minimum	$250,000	$1,691,320	$1,941,320	2.342%

(1)	Estimated offering expenses at midpoint of the offering.

EXHIBIT IV-8

Bogota Savings Bank

Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

Exhibit IV-8

Pro Forma Effect of Conversion Proceeds

Bogota Savings Bank, Teaneck, NJ

At the Minimum of the Range

1.	Market Value of Shares Sold In Offering:	$82,875,000
	Market Value of Shares Issued to Foundation:	1,691,320

	Total Market Value of Company:	$84,566,320
2.	Offering Proceeds of Shares Sold In Offering	$82,875,000
	Less: Estimated Offering Expenses	2,161,097

	Net Conversion Proceeds	$80,713,903
3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$80,713,903
	Less: Cash Contribution to Foundation	(250,000)
	Less: Non-Cash ESOP Stock Purchases (1)	(6,765,300)
	Less: Non-Cash MRP Stock Purchases (2)	(3,382,650)

	Net Conversion Proceeds Reinvested	$70,315,953
	Estimated After-Tax Reinvestment Rate	1.29%

	Earnings from Reinvestment of Proceeds	$ 909,607
	Less: Estimated cost of ESOP borrowings(1)	0
	Less: Amortization of ESOP borrowings(1)	(248,625)
	Less: Stock Programs Vesting (2)	(497,250)
	Less: Option Plan Vesting (3)	(405,874)

	Net Earnings Increase	($ 242,142)

4.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended June 30, 2019 (reported)		$2,758,000	($242,142)	$2,515,858
	12 Months ended June 30, 2019 (core)		$3,125,500	($242,142)	$2,883,358

5.	Pro Forma Net Worth	Before Conversion	Net Equity Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$73,489,000	$70,315,953	$514,450	$144,319,403
	June 30, 2019 (Tangible)	$73,489,000	$70,315,953	$514,450	$144,319,403

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$663,951,000	$70,315,953	$514,450	$734,781,403

(1)	ESOP stock (3.92% of total shares issued in conversion) amortized over 20 years, amortization expense is tax effected at 26.5%.
(2)	Restricted stock program (1.96% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 26.5%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-8

Pro Forma Effect of Conversion Proceeds

Bogota Savings Bank, Teaneck, NJ

At the Midpoint of the Range

1.	Market Value of Shares Sold In Offering:				$97,500,000
	Market Value of Shares Issued to Foundation:				1,989,790

	Total Market Value of Company:				$99,489,790
2.	Offering Proceeds of Shares Sold In Offering				$97,500,000
	Less: Estimated Offering Expenses				2,295,408

	Net Conversion Proceeds				$95,204,592
3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds				$95,204,592
	Less: Cash Contribution to Foundation				(250,000)
	Less: Non-Cash ESOP Stock Purchases (1)				(7,959,183)
	Less: Non-Cash MRP Stock Purchases (2)				(3,979,590)

	Net Conversion Proceeds Reinvested				$83,015,819
	Estimated After-Tax Reinvestment Rate				1.29%

	Earnings from Reinvestment of Proceeds				$ 1,073,893
	Less: Estimated cost of ESOP borrowings(1)				0
	Less: Amortization of ESOP borrowings(1)				(292,500)
	Less: Stock Programs Vesting (2)				(585,000)
	Less: Option Plan Vesting (3)				(477,499)

	Net Earnings Increase				($ 281,106)

4.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended June 30, 2019 (reported)		$2,758,000	($281,106)	$2,476,894
	12 Months ended June 30, 2019 (core)		$3,125,500	($281,106)	$2,844,394

5.	Pro Forma Net Worth	Before Conversion	Net Capital Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$73,489,000	$83,015,819	$593,544	$157,098,363
	June 30, 2019 (Tangible)	$73,489,000	$83,015,819	$593,544	$157,098,363

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$663,951,000	$83,015,819	$593,544	$747,560,363

(1)	ESOP stock (3.92% of total shares issued in conversion) amortized over 20 years, amortization expense is tax effected at 26.5%.
(2)	Restricted stock program (1.96% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 26.5%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-8

Pro Forma Effect of Conversion Proceeds

Bogota Savings Bank, Teaneck, NJ

At the Maximum of the Range

1.	Market Value of Shares Sold In Offering:				$112,125,000
	Market Value of Shares Issued to Foundation:				2,288,260

	Total Market Value of Company:				$114,413,260
2.	Offering Proceeds of Shares Sold In Offering				$112,125,000
	Less: Estimated Offering Expenses				2,429,719

	Net Conversion Proceeds				$109,695,281
3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds				$109,695,281
	Less: Cash Contribution to Foundation				(250,000)
	Less: Non-Cash ESOP Stock Purchases (1)				(9,153,061)
	Less: Non-Cash MRP Stock Purchases (2)				(4,576,530)

	Net Conversion Proceeds Reinvested				$ 95,715,690
	Estimated After-Tax Reinvestment Rate				1.29%

	Earnings from Reinvestment of Proceeds				$ 1,238,178
	Less: Estimated cost of ESOP borrowings(1)				0
	Less: Amortization of ESOP borrowings(1)				(336,375)
	Less: Stock Programs Vesting (2)				(672,750)
	Less: Option Plan Vesting (3)				(549,124)

	Net Earnings Increase				($ 320,070)

4.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended June 30, 2019 (reported)		$2,758,000	($320,070)	$2,437,930
	12 Months ended June 30, 2019 (core)		$3,125,500	($320,070)	$2,805,430

5.	Pro Forma Net Worth	Before Conversion	Net Capital Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$73,489,000	$95,715,690	$672,639	$169,877,329
	June 30, 2019 (Tangible)	$73,489,000	$95,715,690	$672,639	$169,877,329

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$663,951,000	$95,715,690	$672,639	$760,339,329

(1)	ESOP stock (3.92% of total shares issued in conversion) amortized over 20 years, amortization expense is tax effected at 26.5%.
(2)	Restricted stock program (1.96% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 26.5%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-8

Pro Forma Effect of Conversion Proceeds

Bogota Savings Bank, Teaneck, NJ

At the Supermaximum Value

1.	Market Value of Shares Sold In Offering:				$128,943,750
	Market Value of Shares Issued to Foundation:				2,631,500

	Total Market Value of Company:				$131,575,250
2.	Offering Proceeds of Shares Sold In Offering				$128,943,750
	Less: Estimated Offering Expenses				2,584,177

	Net Conversion Proceeds				$126,359,573
3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds				$126,359,573
	Less: Cash Contribution to Foundation				(250,000)
	Less: Non-Cash ESOP Stock Purchases (1)				(10,526,020)
	Less: Non-Cash MRP Stock Purchases (2)				(5,263,010)

	Net Conversion Proceeds Reinvested				$110,320,543
	Estimated After-Tax Reinvestment Rate				1.29%

	Earnings from Reinvestment of Proceeds				$ 1,427,107
	Less: Estimated cost of ESOP borrowings(1)				0
	Less: Amortization of ESOP borrowings(1)				(386,831)
	Less: Stock Programs Vesting (2)				(773,662)
	Less: Option Plan Vesting (3)				(631,492)

	Net Earnings Increase				($ 364,879)

4.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended June 30, 2019 (reported)		$2,758,000	($364,879)	$2,393,121
	12 Months ended June 30, 2019 (core)		$3,125,500	($364,879)	$2,760,621

5.	Pro Forma Net Worth	Before Conversion	Net Capital Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$73,489,000	$110,320,543	$763,598	$184,573,140
	June 30, 2019 (Tangible)	$73,489,000	$110,320,543	$763,598	$184,573,140

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$663,951,000	$110,320,543	$763,598	$775,035,140

(1)	ESOP stock (3.92% of total shares issued in conversion) amortized over 20 years, amortization expense is tax effected at 26.5%.
(2)	Restricted stock program (1.96% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 26.5%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

EXHIBIT IV-9

Bogota Savings Bank

Pro Forma Analysis Sheet – MHC Basis

Exhibit IV-9

PRO FORMA ANALYSIS SHEET-MHC BASIS

Bogota Savings Bank, Teaneck, NJ

Prices as of August 23, 2019

			Subject at		Peer Group				All Public MHC Thrifts
Final Valuation Pricing Multiples		Symbol	Midpoint		Mean		Median		Mean		Median
Price-earnings multiple	=	P/E	38.46	x	23.21	x	24.06	x	23.54	x	24.10	x
Price-core earnings multiple	=	P/CE	34.48	x	26.94	x	24.55	x	26.47	x	24.81	x
Price-book ratio	=	P/B	91.34%		149.74%		138.68%		144.39%		126.73%
Price-tangible book ratio	=	P/TB	91.34%		153.23%		138.82%		147.22%		126.73%
Price-assets ratio	=	P/A	14.23%		21.79%		23.60%		20.21%		21.87%

Valuation Parameters (2)						As a % of Offering + Foundation
Pre-Conversion Earnings (Y)	$2,757,353	(12 Mths 6/19)	ESOP Purchases-% of Public Off (E)	9.1163%		8.71%
Pre-Conversion Core Earnings	$3,124,853	(12 Mths 6/19)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$73,439,000	(6/19)	ESOP Amortization (T)	20.00	years
Pre-Conv. Tang. Book Value (B)	$73,439,000	(6/19)	MRP Purchases-% of Public Off (M)	4.5581%		4.36%
Pre-Conversion Assets (A)	$663,901,000	(6/19)	Stock Programs Vesting (N)	5.00	years
Reinvestment Rate:	1.76%		Fixed Expenses	$1,410,000
Tax rate (TAX)	26.50%		Variable Expenses	1.00%
A-T Reinvestment Rate(R)	1.29%		Percent Sold (PCT)	45.0000%
Est. Conversion Expenses (1)(X)	4.00%		MHC Assets	$50,000
Insider Purchases	$1,000,000		Options as % of Offering (O1)	11.40%		10.89%
Price/Share	$10.00		Estimated Option Value (O2)	25.70%
Foundation Cash Contrib. (FC)	$250,000		Option Vesting Period (O3)	5.00	years
Foundation Stock Contrib. (FS)	2.00%		% of Options taxable (O4)	25.00%
Foundation Tax Benefit (Z)	$593,544

Calculation of Pro Forma Value After Conversion
1. V=	P/E * (Y)	V=	$99,489,790

	1 - P/E * PCT * ((1-X-E-M-C-D)*R - (1-TAX)*E/T - (1-TAX)*M/N)

1. V=	P/E * (Y)	V=	$99,489,790

	1 - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/B * B	V=	$99,489,790

	1 - P/B * PCT * (1-X-E-M-FC-FS)

2. V=	P/TB * TB	V=	$99,489,790

	1 - P/B * PCT * (1-X-E-M-FC-FS)

3. V=	P/A * (A+Z)	V=	$99,489,790

	1 - P/A * PCT * (1-X-E-M-FC-FS)

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued	Mark. Val of Stock Sold in Offering+Issued to Foundation	Full Value of Total Shares
Supermaximum	7,236,640	5,657,735	263,150	13,157,525	$59,208,850	$131,575,250
Maximum	6,292,730	4,919,770	228,826	11,441,326	51,485,960	114,413,260
Midpoint	5,471,940	4,278,060	198,979	9,948,979	44,770,390	99,489,790
Minimum	4,651,149	3,636,351	169,132	8,456,632	38,054,830	84,566,320

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued
Supermaximum	55.000%	43.000%	2.000%	100.000%
Maximum	55.000%	43.000%	2.000%	100.000%
Midpoint	55.000%	43.000%	2.000%	100.000%
Minimum	55.000%	43.000%	2.000%	100.000%

Foundation Value Summary	Foundation Cash	Foundation Shares	Total Foundation Value	Total Foundation Value as % of Market Cap.
Supermaximum	$250,000	$2,631,500	$2,881,500	2.19%
Maximum	$250,000	$2,288,260	$2,538,260	2.22%
Midpoint	$250,000	$1,989,790	$2,239,790	2.25%
Minimum	$250,000	$1,691,320	$1,941,320	2.30%

(1)	Estimated offering expenses at midpoint of the offering.
(2)	Reflects reduction in earnings, equity and assets due to $50,000 contributed to the MHC.

EXHIBIT IV-10

Bogota Savings Bank

Pro Forma Effect of Conversion Proceeds – MHC Basis

Exhibit IV-10

Pro Forma Effect of Conversion Proceeds

Bogota Savings Bank, Teaneck, NJ

At the Minimum of the Range

1.	Market Value of Shares Sold In Offering:	$36,363,510
	Market Value of Shares Issued to Foundation:	1,691,320
	Market Value of Shares Issued to MHC:	46,511,490

	Total Market Value of Company:	$84,566,320
2.	Offering Proceeds of Shares Sold In Offering	$36,363,510
	Less: Estimated Offering Expenses	1,730,485

	Net Conversion Proceeds	$34,633,025
3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$34,633,025
	Less: Cash Contribution to Foundation	(250,000)
	Less: Cash for Capitalization of the MHC	0
	Less: Non-Cash ESOP Purchases (1)	(3,314,999)
	Less: Non-Cash MRP Purchases (1)	(1,657,500)

	Net Proceeds Reinvested	$29,410,526
	Estimated net incremental rate of return	1.29%

	Earnings Increase	$ 380,455
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(121,826)
	Less: Stock Programs Vesting (3)	(243,652)
	Less: Option Plan Vesting (4)	(198,878)

	Net Earnings Increase	($ 183,902)

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended June 30, 2019 (reported)	$2,757,353	($183,902)	$2,573,451
	12 Months ended June 30, 2019 (core)	$3,124,853	($183,902)	$2,940,951

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$73,439,000	$29,410,526	$514,450	$103,363,975
	June 30, 2019 (Tangible)	$73,439,000	$29,410,526	$514,450	$103,363,975

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$663,901,000	$29,410,526	$514,450	$693,825,975

(1)	Includes ESOP purchases equal to 3.92% of total shares issued in the conversion, and stock program purchases equal to 1.96% of total shares issued in the conversion.
(2)	ESOP stock amortized over 20 years, and amortization expense is tax effected at 26.5%.
(3)	Stock programs amortized over 5 years, and amortization expense is tax effected at 26.5%.
(4)	Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit IV-10

Pro Forma Effect of Conversion Proceeds

Bogota Savings Bank, Teaneck, NJ

At the Midpoint of the Range

1.	Market Value of Shares Sold In Offering:				$42,780,600
	Market Value of Shares Issued to Foundation:				1,989,790
	Market Value of Shares Issued to MHC:				54,719,400

	Total Market Value of Company:				$99,489,790
2.	Offering Proceeds of Shares Sold In Offering				$42,780,600
	Less: Estimated Offering Expenses				1,788,806

	Net Conversion Proceeds				$40,991,794
3.	Estimated Additional Equity and Income from Offering Proceeds Net Conversion Proceeds				$40,991,794
	Less: Cash Contribution to Foundation				(250,000)
	Less: Cash for Capitalization of the MHC				0
	Less: Non-Cash ESOP Purchases (1)				(3,899,999)
	Less: Non-Cash MRP Purchases (1)				(1,950,000)

	Net Proceeds Reinvested				$34,891,795
	Estimated net incremental rate of return				1.29%

	Earnings Increase				$ 451,360
	Less: Estimated cost of ESOP borrowings				0
	Less: Amortization of ESOP borrowings(2)				(143,325)
	Less: Stock Programs Vesting (3)				(286,650)
	Less: Option Plan Vesting (4)				(233,974)

	Net Earnings Increase				($ 212,589)

4.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended June 30, 2019 (reported)		$2,757,353	($212,589)	$2,544,764
	12 Months ended June 30, 2019 (core)		$3,124,853	($212,589)	$2,912,264

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$73,439,000	$34,891,795	$593,544	$108,924,339
	June 30, 2019 (Tangible)	$73,439,000	$34,891,795	$593,544	$108,924,339

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$663,901,000	$34,891,795	$593,544	$699,386,339

(1)	Includes ESOP purchases equal to 3.92% of total shares issued in the conversion, and stock program purchases equal to 1.96% of total shares issued in the conversion.
(2)	ESOP stock amortized over 20 years, and amortization expense is tax effected at 26.5%.
(3)	Stock programs amortized over 5 years, and amortization expense is tax effected at 26.5%.
(4)	Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit IV-10

Pro Forma Effect of Conversion Proceeds

Bogota Savings Bank, Teaneck, NJ

At the Maximum of the Range

1.	Market Value of Shares Sold In Offering:				$49,197,700
	Market Value of Shares Issued to Foundation:				2,288,260
	Market Value of Shares Issued to MHC:				62,927,300
	Total Market Value of Company:				$114,413,260
2.	Offering Proceeds of Shares Sold In Offering				$49,197,700
	Less: Estimated Offering Expenses				1,847,127

	Net Conversion Proceeds				$47,350,573
3.	Estimated Additional Equity and Income from Offering Proceeds Net Conversion Proceeds				$47,350,573
	Less: Cash Contribution to Foundation				(250,000)
	Less: Cash for Capitalization of the MHC				0
	Less: Non-Cash ESOP Purchases (1)				(4,485,000)
	Less: Non-Cash MRP Purchases (1)				(2,242,500)

	Net Proceeds Reinvested				$40,373,073
	Estimated net incremental rate of return				1.29%

	Earnings Increase				$522,266
	Less: Estimated cost of ESOP borrowings				0
	Less: Amortization of ESOP borrowings(2)				(164,824)
	Less: Stock Programs Vesting (3)				(329,648)
	Less: Option Plan Vesting (4)				(269,071)

	Net Earnings Increase				($241,276)

4.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended June 30, 2019 (reported)		$2,757,353	($241,276)	$2,516,077
	12 Months ended June 30, 2019 (core)		$3,124,853	($241,276)	$2,883,577

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$73,439,000	$40,373,073	$672,639	$114,484,712
	June 30, 2019 (Tangible)	$73,439,000	$40,373,073	$672,639	$114,484,712

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$663,901,000	$40,373,073	$672,639	$704,946,712

(1)	Includes ESOP purchases equal to 3.92% of total shares issued in the conversion, and stock program purchases equal to 1.96% of total shares issued in the conversion.
(2)	ESOP stock amortized over 20 years, and amortization expense is tax effected at 26.5%.
(3)	Stock programs amortized over 5 years, and amortization expense is tax effected at 26.5%.
(4)	Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit IV-10

Pro Forma Effect of Conversion Proceeds

Bogota Savings Bank, Teaneck, NJ

At the Supermaximum Value

1.	Market Value of Shares Sold In Offering:				$56,577,350
	Market Value of Shares Issued to Foundation:				2,631,500
	Market Value of Shares Issued to MHC:				72,366,400
	Total Market Value of Company:				$131,575,250
2.	Offering Proceeds of Shares Sold In Offering				$56,577,350
	Less: Estimated Offering Expenses				1,914,196

	Net Conversion Proceeds				$54,663,154
3.	Estimated Additional Equity and Income from Offering Proceeds Net Conversion Proceeds				$54,663,154
	Less: Cash Contribution to Foundation				(250,000)
	Less: Cash for Capitalization of the MHC				0
	Less: Non-Cash ESOP Purchases (1)				(5,157,750)
	Less: Non-Cash MRP Purchases (1)				(2,578,875)

	Net Proceeds Reinvested				$46,676,529
	Estimated net incremental rate of return				1.29%
	Earnings Increase				$603,808
	Less: Estimated cost of ESOP borrowings				0
	Less: Amortization of ESOP borrowings(2)				(189,547)
	Less: Stock Programs Vesting (3)				(379,095)
	Less: Option Plan Vesting (4)				(309,431)

	Net Earnings Increase				($274,265)

4.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion
	12 Months ended June 30, 2019 (reported)		$2,757,353	($274,265)	$2,483,088
	12 Months ended June 30, 2019 (core)		$3,124,853	($274,265)	$2,850,588

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$73,439,000	$46,676,529	$763,598	$120,879,127
	June 30, 2019 (Tangible)	$73,439,000	$46,676,529	$763,598	$120,879,127

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
	June 30, 2019	$663,901,000	$46,676,529	$763,598	$711,341,127

(1)	Includes ESOP purchases equal to 3.92% of total shares issued in the conversion, and stock program purchases equal to 1.96% of total shares issued in the conversion.
(2)	ESOP stock amortized over 20 years, and amortization expense is tax effected at 26.5%.
(3)	Stock programs amortized over 5 years, and amortization expense is tax effected at 26.5%.
(4)	Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

EXHIBIT V-1

RP® Financial, LC.

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP® is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes, branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (39)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (35)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Managing Director (31)	(703) 647-6553	mfaust@rpfinancial.com
James J. Oren, Director (32)	(703) 647-6549	joren@rpfinancial.com
James P. Hennessey, Director (33)	(703) 647-6544	jhennessey@rpfinancial.com
Gregory E. Dunn, Director (35)	(703) 647-6548	gdunn@rpfinancial.com
Carla Pollard, Senior Vice President (29)	(703) 647-6556	cpollard@rpfinancial.com

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